UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
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Kinder Morgan, Inc.

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1001 Louisiana Street, Suite 1000
Houston, Texas 77002
April 1, 2021
Dear fellow stockholder:
You are cordially invited to attend our 2021 Annual Meeting of Stockholders to be held on Wednesday, May 12, 2021, at 10:00 a.m. Central time. The accompanying proxy statement describes the matters to be presented for approval at the meeting.
Due to continued public health and travel concerns regarding the coronavirus disease 2019 (COVID-19), we are holding the annual meeting in a virtual-only meeting format, conducted via live audio webcast.
Representation of your shares at the meeting is very important. I urge you to vote promptly over the Internet or telephone or by mailing a completed proxy card or voting instruction form. Instructions on how to vote begin on page iii of the proxy statement.
Thank you for your continued support.
Sincerely,
Richard D. Kinder
Executive Chairman

1001 Louisiana Street, Suite 1000
Houston, Texas 77002

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 12, 2021

To our stockholders:
The 2021 Annual Meeting of Stockholders will be held on Wednesday, May 12, 2021, at 10:00 a.m. Central time. Due to continued public health and travel concerns regarding the coronavirus disease 2019 (COVID-19), we are holding the annual meeting in a virtual-only meeting format.
You will not be able to attend the annual meeting at a physical location this year; however, the virtual meeting format will allow those who were stockholders of the company as of the close of business on March 15, 2021 or their duly appointed proxy holders to access the annual meeting regardless of location.
At the meeting, the holders of our common stock will act on the following matters:
(1)
the election of 15 nominated directors;

(2)
the approval of the Kinder Morgan, Inc. 2021 Amended and Restated Stock Incentive Plan (2021 Stock Incentive Plan);

(3)
the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2021; and

(4)
an advisory vote on executive compensation.

These items of business are more fully described in the accompanying proxy statement.
In accordance with the “Notice and Access” rules adopted by the Securities and Exchange Commission (SEC), we have elected to provide our stockholders access to our proxy materials by posting such documents on the Internet. Accordingly, on April 1, 2021, an Important Notice Regarding the Availability of Proxy Materials (Notice) was mailed to the holders of our common stock as of the close of business on the record date. Beginning on April 1, 2021, stockholders have the ability to access the proxy materials on the website referred to in the Notice, or to request that a printed set of the proxy materials be sent to them, by following the instructions on the Notice.
Only holders of shares of our common stock as of the close of business on March 15, 2021, the record date, are entitled to receive notice of and to vote at the meeting. A list of all registered holders entitled to vote will be available for inspection by any stockholder of record for any purpose germane to the meeting during the meeting and at [•] for ten days prior to the meeting.
Please cast your vote in advance as soon as possible using one of the methods described in the accompanying proxy statement. You may vote over the Internet or telephone or by mailing a completed proxy card or voting instruction form, as applicable, all as described in the proxy statement. Any stockholder attending the meeting virtually who presents appropriate documentation described in the proxy statement may revoke an earlier vote by proxy and vote at the annual meeting.
To attend and participate in the annual meeting if you are a stockholder of record, you will need the 16-digit control number included in your Notice. To attend and participate in the annual meeting if you are a beneficial owner of shares in street name, you must pre-register with Computershare not later than May 10, 2021 to obtain a control number. To pre-register, you must first obtain a legal proxy from your broker, trustee or other nominee, and then send a copy of your legal proxy to Computershare at legalproxy@computershare.com. Insert the words “Legal Proxy” into the subject line. You will receive a confirmation e-mail from Computershare confirming your registration and providing a control number to enter the virtual annual meeting as a stockholder. Obtaining a legal proxy from your broker or other nominee will revoke any prior instructions you gave such nominee on how to vote shares held on your behalf at the annual meeting. If you request a legal proxy from your nominee, you must vote at the virtual annual meeting in order for your vote to be counted. If you do not have a control number, you may attend as a “Guest,” but will not have the option to vote your shares or ask questions at the virtual annual meeting.
The annual meeting webcast will begin promptly at 10:00 a.m. Central time, on May 12, 2021. Online access to the virtual meeting website will be available starting at [XX] a.m., Central time, and we encourage you to access the meeting early to allow time for resolving any technical issues before the start of the meeting. You will not be able to attend the annual meeting if you do not have Internet access.
By order of the Board of Directors,
Richard D. Kinder
Executive Chairman
April 1, 2021
Houston, Texas

i

PROXY SUMMARY
2021 ANNUAL MEETING OF STOCKHOLDERS

This summary contains highlights about this proxy statement. This summary does not contain all of the information that you should consider in advance of the annual meeting, and we encourage you to read the entire proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2020 carefully before voting.
Unless stated otherwise or the context otherwise requires, all references in this proxy statement to “we,” “us,” “our,” “KMI” or the “company” are to Kinder Morgan, Inc. and, where applicable, its subsidiaries. We refer to our Class P common stock as our “common stock.”
MEETING INFORMATION
Date and time:	Wednesday, May 12, 2021, 10:00 a.m. Central time.
Place:	Our annual meeting will be held online in a virtual-only meeting format. For more information about the virtual-only meeting format, please see “How to Access the Virtual Meeting” on page iv below.
Record date:	The close of business on March 15, 2021.
Voting:	Holders of common stock as of the close of business on the record date may vote. Each share is entitled to one vote on each matter to be voted upon.
VOTING MATTERS AND BOARD RECOMMENDATION
The following table summarizes the proposals to be considered at the meeting and our Board’s voting recommendation with respect to each proposal.
Proposal	Board Recommendation	Page Reference
Election of 15 directors, each for a one-year term expiring in 2022	FOR EACH NOMINEE	49
Approval of the 2021 Stock Incentive Plan	FOR	50
Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2021	FOR	58
Advisory vote on executive compensation	FOR	59

HOW TO VOTE
You may vote your shares by any of the following methods:
By Internet	View proxy materials and vote online by following the instructions provided in the Important Notice Regarding the Availability of Proxy Materials that you receive from us or your broker, trustee or other nominee or, if you have elected to receive a paper copy of the proxy materials, by following the instructions on your proxy card or voting instruction form.
By Telephone	Vote by telephone by following the instructions on your proxy card or voting instruction form.
By Mail	If you elected to receive your proxy materials by mail, you may vote by completing and returning a signed paper proxy card (if you are the registered holder of your shares) or by following the vote-by-mail instructions included on the voting instruction form provided by your broker, trustee or other nominee (if your shares are held beneficially in street name). If you did not elect to receive your proxy materials by mail, you may request the materials and vote accordingly.
During the Virtual Meeting	As described in more detail in the Important Notice Regarding the Availability of Proxy Materials, you may vote by going to [•], click on “Cast Your Vote or Request Materials.” Follow the on-screen instructions to log in, then make your selections as instructed on each screen for your delivery preferences. Then you may vote your shares.

HOW TO ACCESS THE VIRTUAL MEETING
Registered Stockholders
If you hold your shares directly through our transfer agent, Computershare Trust Company, N.A. (Computershare), you are a registered stockholder and should have received a 16-digit control number with your Notice or proxy card. You may log on to the meeting at [•] by typing in your control number and the password: [•]. You will be able to listen to the meeting, vote on the matters presented and submit questions for management.
Beneficial or “Street Name” Holders
If you hold your shares through a bank, broker, trustee or other intermediary, they are the registered stockholder and you are a beneficial or “street name” stockholder and have two options:
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You can vote in advance and access the meeting as a guest as described below, or

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You can register in advance to obtain a control number, which you can use to log in at [•] by typing in your control number and the password: [•]. Doing so will permit you to listen to the meeting, vote on the matters presented and submit questions for management.

To register in advance, you must submit proof of your proxy power (Legal Proxy) reflecting your KMI shares, along with your name and email address, to Computershare. You should contact your, bank, broker, trustee or other intermediary in advance to obtain the requisite Legal Proxy to submit to Computershare. Requests for registration must be labeled “Legal Proxy” and received by Computershare no later than May 10, 2021.
Requests for registration can be directed to Computershare as follows:
By email:
Forward the email you receive from your broker to, or attach an image of your Legal Proxy to an email with the subject line “Legal Proxy” and send to, legalproxy@computershare.com. You will receive a confirmation e-mail from Computershare confirming your registration and providing a control number to enter the virtual annual meeting as a stockholder. Obtaining a legal proxy from your broker or other nominee will revoke any prior instructions you gave such nominee on how to vote shares held on your behalf at the annual meeting. If you request a legal proxy from your nominee, you must vote at the virtual annual meeting in order for your vote to be counted.
By mail:
Computershare
Kinder Morgan, Inc. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001
Guest
If you are a registered stockholder, but do not have a 16-digit control number, or you are a beneficial holder who has not pre-registered and obtained a control number, you may access the meeting as a Guest. As a Guest, you can join the meeting at [•] and type in the password, which is [•]. You will be able to watch the presentation and listen to the entire meeting, including the Q&A session, but you will not be permitted to vote on any of the proposals or submit any questions.
If you plan to attend as a Guest, you should vote your shares by Internet, telephone or mail in advance of the meeting, and your vote must be received by the deadline of 11:59 p.m. Eastern Time on Tuesday, May 11, 2021, as provided in this proxy statement.

1001 Louisiana Street, Suite 1000
Houston, Texas 77002

PROXY STATEMENT
2021 ANNUAL MEETING OF STOCKHOLDERS

Our Board is furnishing you with this proxy statement in connection with the solicitation of proxies on its behalf to be voted at the 2021 Annual Meeting of Stockholders and any postponements or adjournments thereof.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
What is the difference between a registered holder and a beneficial or “street name” holder?
If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the stockholder of record with respect to those shares, referred to in this proxy statement as a “registered” holder. As the registered holder, you have the right to vote at the annual meeting.
If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares or a “street name” holder. A street name holder is not the stockholder of record entitled to vote at the meeting. However, as a beneficial owner, you have the right to direct your broker or other nominee regarding how to vote the shares held in your account or to obtain a Legal Proxy from your broker and vote your shares at the meeting.
Who is entitled to vote on the matters presented at the annual meeting?
All stockholders who owned our common stock as of the close of business on March 15, 2021, which we refer to as the record date, are entitled to receive notice of, and to vote their common stock owned as of the record date at, the annual meeting and any postponements or adjournments of the meeting. If you owned our common stock as of the close of business on the record date, you are authorized to vote those shares at the annual meeting, even if you subsequently sell them. Please see “How do I vote?” below for important information regarding how to vote your shares.
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
In compliance with SEC rules that allow companies to furnish their proxy materials over the Internet, we sent our registered holders an Important Notice Regarding the Availability of Proxy Materials (Notice) instead of a paper copy of the proxy materials. Notice and access is an environmentally friendly and cost-effective way to distribute proxy materials because it reduces printing, paper and postage. Instructions on how to access the proxy materials over the Internet or how to request a paper copy may be found in the Notice. If you are a street name holder, you will receive your Notice from your broker.
Can I vote my shares by filling out and returning the Notice?
The Notice is not a valid ballot, proxy card or voting instruction form and cannot be voted. It will, however, provide instructions on how to vote over the Internet or telephone, or to request and return a signed paper proxy card or voting instruction form, as applicable, or to submit a ballot at the annual meeting.

How do I vote?
You may vote your shares by any of the following methods:
•
By Internet — You may view proxy materials and vote online by following the instructions provided in the Notice or, if you have elected to receive a paper copy of the proxy materials, by following the instructions on your proxy card or voting instruction form.

•
By Telephone — If you elected to receive your proxy materials by mail, you may vote by telephone by following the instructions on your proxy card or voting instruction form. You may request a paper copy of the proxy materials by following the instructions provided in the Notice.

•
By Mail — If you elected to receive your proxy materials by mail, you may vote by completing and returning a signed paper proxy card (if you are the registered holder of your shares) or by following the vote-by-mail instructions included on the voting instruction form provided by your broker, trustee or other nominee (if your shares are held beneficially in street name). If you did not elect to receive your proxy materials by mail, you may request the materials and vote accordingly.

•
At the Virtual Annual Meeting — You may vote your shares at the virtual annual meeting by logging into the virtual meeting as a “Stockholder” with your control number as described below and selecting the voting link on the virtual meeting page.

•
Registered Holders.    If your shares are registered directly in your name with Computershare, you can find your control number on your Notice, your proxy card, or the email with meeting materials you previously received, to enter the virtual annual meeting as a “Stockholder.”

•
Street Name Holders.    If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of such shares, or a “street name” holder. If you are a street name holder and you wish to vote your shares at the virtual annual meeting, you must pre-register with Computershare not later than May 10, 2021 to obtain a control number. See “How to Access the Virtual Meeting” on page iv above for further instruction on how to pre-register for the annual meeting.

Even if you plan to attend the virtual annual meeting, please cast your vote in advance as soon as possible using one of the methods described in this proxy statement. Any stockholder attending the virtual annual meeting as a Stockholder as described above may revoke an earlier vote by proxy and vote at the virtual annual meeting. A list of stockholders entitled to vote at the annual meeting will be available on the meeting website for inspection by Stockholders at least ten days prior to the annual meeting.
What if I have technical difficulties or trouble accessing the virtual annual meeting?
If you encounter any difficulties accessing the virtual meeting or during the meeting time, please click on the “Support” link in the upper right corner of the broadcast screen or contact Computershare’s technical support at: [•] inside the U.S. and Canada and [•] for international calls.
How can I access the proxy materials over the Internet?
You can view the proxy materials related to the annual meeting on the website listed on your Notice. Please have your control number available. Your control number can be found on your Notice. If you requested and received a paper copy of your proxy materials, your control number can be found on your proxy card or voting instruction form.
You also may access the proxy materials through our website at [•].
What does it mean if I receive more than one Notice?
It means that you have multiple accounts at Computershare and/or with one or more brokers. Please vote using each control number to ensure that all your shares are voted.
How many votes do I have?
You have one vote for each share of common stock that you owned as of the close of business on the record date.

How many shares must be present to conduct the annual meeting?
The presence at the annual meeting, in person or by proxy, of the holders of a majority of our common stock outstanding as of the close of business on the record date will constitute a quorum. The presence of a quorum will permit us to conduct the proposed business at the annual meeting. As of the close of business on the record date, [•] shares of common stock were issued and outstanding. As a result, holders of at least [•] shares of common stock must be present in person or by proxy to constitute a quorum.
Your common stock will be counted as present at the annual meeting if you:
•
have properly submitted a proxy card or voting instruction form, as applicable, or voted over the Internet or telephone before the meeting; or

•
attend the meeting as a Stockholder, if you are a registered holder or if you are a street name holder and have a Legal Proxy from your broker. For more information, see “How to Access the Virtual Meeting” on page iii.

Proxies received but marked as abstentions and broker non-votes will be included in the number of shares considered present at the annual meeting.
If my shares are held in a brokerage account, will my broker vote my shares for me?
Generally not. Your broker cannot use discretionary authority to vote your shares on any of the matters to be considered at the annual meeting other than the ratification of the selection of our independent registered public accounting firm. Therefore, it is important that you provide voting instructions to any broker holding shares on your behalf. Follow the directions on your Notice or voting instruction form regarding how to instruct your broker to vote your shares.
What happens if I do not specify a choice for a proposal when returning a proxy card or voting instruction form?
•
Registered Holders.    If you are a registered holder and you sign and return a paper proxy card and no direction is given for any item on the proxy card, it will be voted for the election of the nominated slate of directors, for the approval of the 2021 Stock Incentive Plan, for the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2021 and for the approval, on an advisory basis, of the compensation of our named executive officers.

•
Street Name Holders.    If you are a street name holder and fail to provide voting instructions, your broker is permitted to vote your shares on the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2021. However, without your voting instructions, your broker may not vote on any of the other proposals, and a “broker non-vote” will occur, which means your vote will not be counted with respect to such matters.

Can I change my vote after I return my proxy card or voting instruction form?
•
Registered Holders.    If you are a registered holder, you may change your vote at any time before your proxy is voted at the annual meeting. You may do this in a number of ways. First, you may cast a new vote by telephone or the Internet, so long as you do so by the deadline of 11:59 p.m. Eastern Time on Tuesday, May 11, 2021. Second, you may complete and submit a new proxy card. Third, you may send a written notice stating that you would like to revoke your proxy. If you choose either of the latter two methods, you must submit your new proxy card or your notice of revocation to the attention of our corporate secretary (1001 Louisiana Street, Suite 1000, Houston, Texas 77002) so that it is received at or before the annual meeting. Finally, you may attend the virtual annual meeting as a Stockholder and vote at the meeting. Obtaining a Legal Proxy from your broker or other nominee to attend the virtual annual meeting as a Stockholder will revoke any prior instructions you gave such nominee on how to vote shares held on your behalf at the annual meeting. If you request a Legal Proxy from your nominee, you must vote at the virtual annual meeting in order for your vote to be counted. Attending the meeting as a Guest will not revoke your prior voting instructions.

•
Street Name Holders.    If you are a street name holder and you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote or to vote at the meeting.

What vote is required to approve each item or, with respect to the advisory votes, to be considered the recommendation of the stockholders?
•
Election of Directors.    To be elected to the Board, a nominee must receive a majority of the votes cast, that is, the number of votes cast “FOR” a nominee’s election must exceed the number of votes cast “AGAINST” such nominee’s election. An instruction to “ABSTAIN” with respect to any director means your shares will not be voted or counted in the total votes cast with respect to that director, although the shares represented by such instruction will be counted for purposes of determining whether there is a quorum.

•
Approval of 2021 Stock Incentive Plan.    The affirmative vote of a majority of the votes cast is required for the approval of our 2021 Stock Incentive Plan, provided that the total votes cast on this proposal represents over 50% of all shares entitled to vote on this proposal, in accordance with the rules of the New York Stock Exchange (NYSE). Under the applicable NYSE rules, (i) an instruction to “ABSTAIN” will have the effect of a vote “AGAINST” this proposal and (ii) broker non-votes will not be counted as votes cast, but will be counted as “shares entitled to vote” for purposes of determining whether the 50% threshold is met.

•
Other Items.    For each other item, the affirmative vote by holders of a majority of the votes cast is required for approval or to be considered the recommendation of the stockholders, as applicable. An instruction to “ABSTAIN” with respect to any such matter means your shares will not be voted or counted in the total votes cast with respect to such matter, although the shares represented by such instruction will be counted for purposes of determining whether there is a quorum.

•
Important Voting Information for Street Name Holders.    If you are a street name holder, your broker, trustee or other nominee will not be permitted to exercise voting discretion with respect to most of the matters to be acted upon. Thus, if you do not give your broker, trustee or other nominee specific instructions, your shares will not be voted on those matters and will not be counted in determining the number of shares voted. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum. Please communicate your voting decisions to your broker, trustee or other nominee by the deadline stated in your voting instruction form so that your vote can be counted.

Could other matters be decided at the annual meeting?
If any other matters are properly presented at the annual meeting, your proxy, together with the other proxies received, will be voted at the discretion of the designated proxy holders. For further information, please see “Other Matters” in this proxy statement.
Do I have any dissenters’ rights?
No. Under the laws of the State of Delaware, dissenters’ rights are not available to our stockholders with respect to the matters to be voted on at the annual meeting.
Who can attend the annual meeting?
You are entitled to attend the annual meeting if you were a holder of our common stock as of the close of business on March 15, 2021 or are a duly appointed proxy holder.
Where can I find the voting results of the annual meeting?
The preliminary voting results will be announced at the meeting. The final results will be reported in a current report on Form 8-K that we will file with the SEC within four business days after the meeting.

Who will pay the expenses incurred in connection with the solicitation of my vote?
We will pay the cost of preparing these proxy materials and soliciting your vote. We also will pay the annual meeting expenses. In addition, proxies may be solicited by our directors, officers and other employees by telephone, Internet, fax, in person or otherwise. These individuals will not receive any additional compensation for assisting in the solicitation. We may also request that brokerage firms, nominees, custodians and fiduciaries transmit proxy materials to the street name holders, and we will reimburse them for their reasonable out-of-pocket expenses in transmitting such material. Firms including Georgeson Inc., Computershare and Broadridge Financial Solutions, Inc. will perform the broker nominee search and distribute proxy materials to banks, brokers, nominees and intermediaries. We will pay these third parties approximately $800,000 plus out-of-pocket expenses for these services.
If you vote over the Internet or telephone, any Internet access or telephone charges will be your responsibility.
How can I find more information about Kinder Morgan?
There are several ways. We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains a website that contains these reports, proxy statements and other material that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This system can be accessed at www.sec.gov. You can find the information we have filed with the SEC by reference to our corporate name or to our SEC file number, 001-35081.
You may locate copies of our filings by visiting our website at www.kindermorgan.com. You also may request a copy of our filings by contacting us at the following address and telephone number: Kinder Morgan, Inc., Investor Relations Department, 1001 Louisiana Street, Suite 1000, Houston, Texas 77002, (713) 369-9000.

CORPORATE GOVERNANCE
Our Board is responsible to our stockholders for the oversight of the company. Our Board recognizes that effective corporate governance is critical to achieving our business goals while maintaining the trust and confidence of investors and other stakeholders, including employees, business partners and regulatory agencies. Our Board has adopted a set of Governance Guidelines that address the role, composition and functioning of the Board, which are posted on our website at www.kindermorgan.com in the “Governance” sub-section of the section entitled “About Us.”
Corporate Governance Highlights
Our Board and the Nominating and Governance Committee periodically review and evaluate our system of corporate governance to ensure that the interests of our Board and management continue to align with the interests of our stockholders. A number of important elements of our corporate governance are described below.
Environmental, Social and Governance Reporting
We annually publish an Environmental, Social and Governance (ESG) Report. In October 2020, our Environmental, Health and Safety (EHS) Committee approved on behalf of the Board, and we published, our 2019 ESG Report, which builds and expands on our 2018 ESG report. We enhanced this report by providing additional ESG-related metrics throughout our report, including our electricity and renewable energy usage, company-wide air emissions, and community investments. We have also included results of our physical risk scenario analysis and documented our expanded diversity and inclusion initiatives. The report highlights our continued success in improving our environmental, health and safety metrics, covers our additional social policies and programs, and details how potential climate-related risks and opportunities are addressed within the company. The report outlines our commitment to reducing methane emissions from our natural gas pipeline assets and other initiatives to reduce greenhouse gas emissions from our operations, including multiple emissions reduction projects. We began publishing annual ESG reports in response to the support received by a stockholder proposal at our 2018 Annual Meeting, and we develop our ESG reports in consultation with our top institutional investors and other key stakeholders. KMI’s 2019 ESG Report is available at https://www.kindermorgan.com/Safety-Environment/ESG-Reports.
Annual Advisory Vote on Executive Compensation
In July 2018, consistent with the plurality of stockholders’ advisory votes at our 2018 Annual Meeting, our Board determined to hold an advisory vote of stockholders on the compensation of KMI’s named executive officers annually until 2024, when the next stockholder vote on the frequency of say-on-pay votes is required under Section 14A of the Securities Exchange Act of 1934, as amended (Exchange Act), or until our Board otherwise determines that a different frequency for such votes is in the best interests of KMI’s stockholders.
Proxy Access
Our Amended and Restated Bylaws include a “proxy access” bylaw provision under which a stockholder, or a group of up to 20 stockholders, owning 3% or more of our outstanding common stock continuously for at least three years may nominate and include in our proxy materials director candidates constituting up to 20% of the Board or two directors, whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in our bylaws. The Board adopted proxy access following support of the stockholder proposal submitted at our 2017 Annual Meeting by a majority of our stockholders and after substantial engagement with the stockholder proponent and our largest stockholders.
Majority Voting
Our Amended and Restated Bylaws provide that nominees for director will be elected by the affirmative vote of the majority of votes cast at a meeting of stockholders, with a plurality standard retained for contested elections. Our Governance Guidelines provide that any nominee for director who does not receive the required votes for election shall tender his or her resignation, which will be considered by the Nominating and Governance Committee.
Stock Incentive Plan
KMI’s 2015 Amended and Restated Stock Incentive Plan, and the proposed 2021 Stock Incentive Plan, provide for a minimum vesting period of 36 months for stock-based awards made under the plan, subject to an exception under the 2015 Amended and Restated Stock Incentive Plan for up to 5% of the shares available for awards, and an exception under the proposed 2021 Stock Incentive Plan, for up to 10% of the shares available for awards (which 10% remains subject to a minimum vesting period of 12 months). As described under “Item 2. Approval of the 2021 Stock Incentive Plan — Treatment of Awards Upon Certain Events — Change in Control,” the proposed 2021 Stock Incentive Plan also incorporates “double trigger” change in control provisions generally requiring termination following a change in control for accelerated vesting of outstanding awards.
Stock Ownership Guidelines
We have stock ownership guidelines setting forth our Board’s expectation that each director and executive officer will continuously own KMI securities (including restricted stock and restricted stock units, or RSUs) with a value equal to a specified multiple of his or her annual retainer or base salary as specified below:
Title	Multiple of annual retainer or base salary, as applicable
Directors	3x
Chief Executive Officer	6x
All other Executive Officers	2x
Because our Chief Executive Officer currently receives only $1 of base salary per year, the guidelines provide that he or she will be expected to continuously own KMI securities with a value equal to at least six times the greater of (i) his or her base salary or (ii) the base salary of the highest paid executive officer. Directors and executive officers are expected to meet these guidelines within five years of the later of becoming a director or executive officer or the date of adoption of the guidelines. Until an executive officer has met the guidelines, he or she is expected to retain 50% of any shares of common stock received upon vesting of restricted stock or RSUs, net of amounts withheld to pay taxes.
The guidelines also prohibit directors, executive officers and persons residing in their households from holding KMI securities in margin accounts or entering into pledging transactions with respect to KMI securities. However, this prohibition does not extend to KMI securities owned by a director or executive officer in excess of the applicable minimum ownership guidelines or any securities with respect to which such person does not have a pecuniary interest. We believe that a blanket prohibition on pledging of shares may discourage retention of shares in excess of the required amounts under our stock ownership guidelines and that it is appropriate to allow some flexibility with respect to shares owned in excess of required amounts, particularly given the significant level of stock ownership by many of our directors and executive officers.
Prohibition on Hedging Transactions
Our policy on securities trading and handling of non-public information provides that directors and executive officers, as well as persons residing in their households, are prohibited from:
•
purchasing any financial instrument (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that is designed to hedge or offset any decrease in the market value of KMI securities, or

•
placing standing or limit orders for KMI securities (except for intra-day orders or pursuant to pre-approved 10b5-1 plans).

Clawback Policy
Our executive compensation clawback policy provides that cash and equity compensation paid to executive officers may, under certain circumstances, be recovered by KMI in the event of a restatement of KMI’s financial results.
Stockholder Engagement
We understand the importance of maintaining a robust stockholder engagement program. Each year, in addition to other significant stockholder engagement activities, executives and management from our investor relations, environmental, health and safety and legal groups, among others, meet with stockholders on a variety of topics, including corporate governance, executive compensation and environmental, health and safety matters. We generally speak each year with representatives from our top institutional investors who hold, collectively, in excess of 15% of our outstanding shares of common stock to exchange ideas on these important topics. Overall, investors have expressed strong support for our governance and compensation practices and our approach and performance on environmental, health and safety matters. We believe our regular engagement has been productive and provides an open exchange of ideas and perspectives for both the company and our stockholders.
The Board of Directors
Each person listed below served on our Board in 2020 and is nominated for re-election to the Board at our 2021 Annual Meeting.
Name	Age	Title
Richard D. Kinder	76	Director and Executive Chairman
Steven J. Kean	59	Director and Chief Executive Officer
Kimberly A. Dang	51	Director and President
Ted A. Gardner	63	Director
Anthony W. Hall, Jr.	76	Director
Gary L. Hultquist	77	Director
Ronald L. Kuehn, Jr.	85	Director
Deborah A. Macdonald	69	Director
Michael C. Morgan	52	Director
Arthur C. Reichstetter	74	Director
C. Park Shaper	52	Director
William A. Smith	76	Director
Joel V. Staff	77	Director
Robert F. Vagt	74	Director
Perry M. Waughtal	85	Director
Richard D. Kinder Director since October 1999
Mr. Kinder is Director and Executive Chairman of KMI. He served as Director, Chairman and Chief Executive Officer of KMI and its predecessors from 1999 until he became Executive Chairman in June 2015. Mr. Kinder served as Director, Chairman and Chief Executive Officer of Kinder Morgan Management, LLC (KMR) from 2001 until November 2014. He served as Director, Chairman and Chief Executive Officer of Kinder Morgan GP LLC, formerly Kinder Morgan G.P., Inc. (KMGP) from 1997 until June 2015. He served as a Director, Chairman and Chief Executive Officer of the general partner of El Paso Pipeline Partners, L.P. (EPB) from May 2012 until January 1, 2015. Mr. Kinder’s prior experience as Chief Executive Officer of KMI and its former public subsidiaries provides him with a familiarity with our strategy, operations and finances that is unmatched. In addition, we believe that Mr. Kinder’s significant equity ownership in our company aligns his economic interests with those of our other equity investors.

Steven J. Kean Director since May 2007
Mr. Kean is Director and Chief Executive Officer of KMI. He has served as a director of KMI or its predecessors since May 2007 and has served as Chief Executive Officer since June 2015, and also served as President from March 2013 to April 2018. He also served as Chairman of the Board and Chief Executive Officer of Kinder Morgan Canada Limited (KML) from April 2017 until its sale in December 2019. Mr. Kean has served in various management roles for the Kinder Morgan companies since 2002 and in senior executive roles since 2006. He was Executive Vice President and Chief Operating Officer of KMI and its predecessors from 2006 until March 2013, when he was named President and Chief Operating Officer, and served in that capacity until he assumed the CEO role in June 2015. Mr. Kean also served as President, Chief Operating Officer and Director of KMR from March 2013 to November 2014, and of KMGP from March 2013 to June 2015, when he was named President, Chief Executive Officer and Director of KMGP. He served as Director, President and Chief Operating Officer of the general partner of EPB from March 2013 until January 2015. Mr. Kean received his Juris Doctor from the University of Iowa in May 1985 and received a Bachelor of Arts degree from Iowa State University in May 1982. Mr. Kean’s experience as one of our executives since 2002 provides him valuable management and operational expertise and a thorough understanding of our business operations and strategy.
Kimberly A. Dang Director since January 2017
Ms. Dang is Director and President of KMI. She has served as a director of KMI since January 2017 and has served in the role of President of KMI since April 2018. She also served as a director of KML from April 2017 until its sale in December 2019. She has served in various management roles for the Kinder Morgan companies since 2001 and in senior executive roles since 2005, including as Vice President and Chief Financial Officer of KMI from 2005 to April 2018 and as Vice President and Chief Financial Officer of KMR and KMGP from 2005 until November 2014. Prior to Kinder Morgan, among other things, Ms. Dang spent six years at Goldman Sachs working in its real estate investment area. Ms. Dang holds a Master of Business Administration degree from the J.L. Kellogg Graduate School of Management at Northwestern University and a Bachelor of Business Administration degree in accounting from Texas A&M University. Ms. Dang’s years of leadership as a Chief Financial Officer, together with her extensive business acumen, provide our Board with necessary strategic insight. Ms. Dang also provides a diverse perspective that is important to our Board.
Ted A. Gardner Director since December 2014
Mr. Gardner has served as a director of KMI since December 2014. Mr. Gardner served as director of KMR and KMGP from 2011 until November 2014. Since 2005, Mr. Gardner has been a Managing Partner of Silverhawk Capital Partners. Formerly, he was a director of the predecessor of KMI from 1999 to 2007, was a director of Encore Acquisition Company from 2001 to 2010 and Athlon Energy Inc. from August 2013 to November 2014. He is currently a director of Incline Energy Partners, LP, Spartan Energy Partners and the general partner of CSI Compressco LP. We believe Mr. Gardner’s prior management, business and leadership experience, and his previous Board experience with KMI, provides us with the perspectives and judgment important to guiding our business strategies.
Anthony W. Hall, Jr. Director since May 2012
Mr. Hall has served as a director of KMI since May 2012. Previously, he served as a director of El Paso Corporation from 2001 until the closing of our acquisition of El Paso Corporation in May 2012. Mr. Hall has been engaged in the private practice of law since 2010. He previously served as Chief Administrative Officer of the City of Houston from 2004 to 2010. Mr. Hall served as the City Attorney for the City of Houston from 1998 to 2004. Prior to 1998, Mr. Hall was a partner in the Houston law firm of Jackson Walker, LLP. Mr. Hall is the past Chairman of the Houston Endowment Inc. and served on its board of directors for twelve years. He is also Chairman of the Boulé Foundation. Mr. Hall’s extensive experience in both the public and private sectors, and his affiliations with many different business and philanthropic organizations, provides our Board with important insight from many perspectives. Mr. Hall’s 30 years of legal experience provides the Board with valuable guidance on governance issues and initiatives. As an African American, Mr. Hall also brings a diversity of experience and perspective that is welcomed by our Board.

Gary L. Hultquist Director since December 2014
Mr. Hultquist has served as a director of KMI since December 2014. Mr. Hultquist served as director of KMR and KMGP until November 2014. He was elected director of KMGP in 1999, and of KMR upon its formation in 2001. Mr. Hultquist served on the board of directors of Resolute Energy Corporation from February 2014 until April 2019. Mr. Hultquist was a member of the board of directors, and President, of Kriisa Research, Inc., a development stage company pursuing renewable energy technology for the energy harvesting, smart device and internet of things markets, from July 2017 to November 2018. Currently, he is active as a strategic and financial advisor to private and public technology companies and, since November 1, 2020, he has been affiliated with Corporate Finance Associates Worldwide and its registered broker-dealer, Corporate Finance Securities, Inc. He also has served as a director of the Northwest Foundation, Inc. and a member of its executive and finance committees since August 2017. From February 2013 until June 2017, Mr. Hultquist was a Managing Director of Viant Group, LLC, an investment banking firm specializing in energy and technology. From 2009 until February 2013, Mr. Hultquist was a Principal of NewCap Partners Inc., a FINRA-registered broker dealer and investment bank specializing in technology, mergers and acquisitions, and from 1995 until 2007, Mr. Hultquist was the Managing Director of Hultquist Capital, LLC, a San Francisco-based strategic and merger advisory firm. He also served as a member of the board of directors and chair of the audit committee of NASDAQ-listed OnTrack Systems, Inc., from 1995 to 1997, including at its initial public offering and its subsequent merger with Lam Research Corporation. Mr. Hultquist has over 20 years of experience as an investment banker and over 15 years’ experience practicing law. This combination of experience provides him an understanding of the business and legal risks applicable to us.
Ronald L. Kuehn, Jr. Director since December 2014
Mr. Kuehn has served as a director of KMI since December 2014. Mr. Kuehn served as a director of the general partner of EPB from 2007 until November 2014, and served as Chairman from 2007 to May 2012. Mr. Kuehn served as Chairman of the board of directors of El Paso Corporation from March 2003 to September 2009 and Interim Chief Executive Officer from March 2003 to September 2003. From 2002 to 2003, Mr. Kuehn served as Lead Director of El Paso Corporation. From 2001 to 2003, he was a business consultant. Mr. Kuehn served as non-executive Chairman of the board of El Paso Corporation from 1999 to 2000 and served as a director from 2001 to 2003. Mr. Kuehn previously served as Chairman of the board of Sonat Inc. from 1986 and President and Chief Executive Officer from 1984 until his retirement in 1999. Mr. Kuehn formerly served on the boards of directors of Praxair, Inc. until 2008, Dun & Bradstreet Corporation until 2007 and Regions Financial Corporation until 2007. His knowledge and understanding of our industry provides the board with valuable strategic insight. Mr. Kuehn’s prior service on the boards of other publicly traded companies in our industry, including his service as Chairman of El Paso Corporation and as its interim CEO, provides valuable experience which he can draw upon as a member of our Board.
Deborah A. Macdonald Director since April 2011
Ms. Macdonald has served as a director of KMI since April 2011. For the past fifteen years, Ms. Macdonald has served on the boards of several private charitable organizations, and currently serves as Chair of the board of directors of the College of Saint Mary and as a member of the board of directors and Chair of the governance committee of the Omaha Community Foundation. Ms. Macdonald served as Vice President (President, Natural Gas Pipelines) of KMI, KMR and KMGP from 2002 until 2005 and served as President of a subsidiary of KMI from 1999 until 2003. Ms. Macdonald received her Juris Doctor, summa cum laude, from Creighton University in May 1980 and received a Bachelor’s degree, magna cum laude, from Creighton University in December 1972. As a result of Ms. Macdonald’s prior service as an executive officer of KMI, she possesses a familiarity with our business operations, financial strategy and organizational structure which enhance her contributions to our Board. Ms. Macdonald also provides a diverse perspective that is important to our Board.
Michael C. Morgan Director since May 2007
Mr. Morgan has served as a director of KMI and its predecessors since 2007. He served in various management roles for the Kinder Morgan companies from 1997 to 2004, including as President of KMI, KMR and KMGP from 2001 until 2004. He has been Chairman and Chief Executive Officer of Triangle Peak

Partners, LP, a registered investment adviser and fund manager, since 2008. He also has been President of Portcullis Partners, L.P., a private investment partnership, since 2004. Mr. Morgan has been a director of Sunnova Energy International (NYSE: NOVA) since October 2015. Mr. Morgan is chairman, and a member of the audit and compensation committees, of the board of directors of each of Star Peak Energy Transition Corp. (NYSE: STPK) and Star Peak Corp. II (NYSE: STPC). Mr. Morgan was a director of Kayne Anderson MLP Investment Company and Kayne Anderson Energy Total Return Fund, Inc. from 2007 until 2008. Mr. Morgan received an M.B.A. from Harvard Business School and a Bachelor of Arts and a Masters of Arts from Stanford University. As a result of Mr. Morgan’s prior service as an executive officer of KMI, he possesses a familiarity with our business operations, financial strategy and organizational structure which enhance his contributions to our Board.
Arthur C. Reichstetter Director since December 2014
Mr. Reichstetter has served as a director of KMI since December 2014. Mr. Reichstetter served as a director of the general partner of EPB from 2007 until November 2014. He has been a private investment manager since 2007. Mr. Reichstetter served as Managing Director of Lazard Freres from 2002 until his retirement in 2007. From 1998 to 2002, Mr. Reichstetter was a Managing Director with Dresdner Kleinwort Wasserstein, formerly Wasserstein Parella & Co. Mr. Reichstetter was a Managing Director with Merrill Lynch from 1993 until his retirement in 1996. Prior to that time, Mr. Reichstetter worked as an investment banker in various positions at The First Boston Corporation from 1974 until 1993, becoming a managing director with that company in 1982. Mr. Reichstetter brings to the Board extensive experience in investment management and capital markets, as highlighted by his years of service at Lazard Freres, Dresdner Klienwort Wasserstein, Merrill Lynch and The First Boston Corporation. His leadership, together with technical expertise and extensive financial acumen provide our Board with necessary strategic insight and experience.
C. Park Shaper Director since May 2007
Mr. Shaper served in various management roles for the Kinder Morgan companies beginning in 2000 until March 2013, when he retired as President of KMI, KMGP, KMR and the general partner of EPB. He has served as a director of KMI and its predecessors since 2007. He was a director of KMR and KMGP from 2003 until March 2013, President of KMR and KMGP from 2005 until March 2013, and a director and President of the general partner of EPB from May 2012 until March 2013. Mr. Shaper is a director of Sunnova Energy International (NYSE: NOVA) and serves as chair of its audit committee and a member of its nominating and corporate governance committee. He is also a trust manager of Weingarten Realty Investors and serves as the chairman of its compensation committee and a member of its audit committee. Mr. Shaper is a member of the board of directors of each of Star Peak Energy Transition Corp. (NYSE:STPK) and Star Peak Corp II (NYSE: STPC) and serves as the chairman of their respective audit committees. He received a Masters of Business Administration degree from the J.L. Kellogg Graduate School of Management at Northwestern University. Mr. Shaper also has a Bachelor of Science degree in Industrial Engineering and a Bachelor of Arts degree in Quantitative Economics from Stanford University. Mr. Shaper’s previous experience as our President, and as an executive officer of various Kinder Morgan entities, provides him valuable management and operational expertise and intimate knowledge of our business operations, finances and strategy.
William A. Smith Director since December 2014
Mr. Smith has served as a director of KMI since December 2014. Mr. Smith served as director of the general partner of EPB from 2008 to November 2014. From 2003 until his retirement as an active partner in 2012, Mr. Smith was a partner in Galway Group, L.P., an investment banking/energy advisory firm headquartered in Houston, Texas. In 2002, Mr. Smith retired from El Paso Corporation, where he was an Executive Vice President and Chairman of El Paso Merchant Energy’s Global Gas Group. Mr. Smith had a 29-year career with Sonat Inc. prior to its merger with El Paso Corporation in 1999. At the time of the merger, Mr. Smith was Executive Vice President and General Counsel. He previously served as Chairman and President of Southern Natural Gas Company and as Vice Chairman of Sonat Exploration Company. Mr. Smith served as a director of Eagle Rock Energy G&P LLC from 2004 until the sale of that company in 2015. He also served as lead director and as chairman of that company’s compensation committee. Mr. Smith previously served on the board of directors of Maritrans Inc. until 2006. With over 40 years of experience in the energy industry, Mr. Smith brings to the Board a wealth of knowledge and understanding of our industry, including valuable legal and business expertise. His experience as an executive and attorney provides the Board with an important skill set and perspective. In addition, his experience on the board of directors of other domestic and international energy companies further augments his knowledge and experience.
Joel V. Staff Director since April 2011
Mr. Staff has served as a director of KMI since 2011. Since 2007, Mr. Staff has acted as a private investor. Mr. Staff was Chief Executive Officer of Reliant Energy, Inc. from 2003 until his retirement in 2007. He also served as Reliant Energy, Inc.’s Chairman of the board from 2003 to 2008 and Executive Chairman of the board from 2008 until his retirement from the board in 2009. Mr. Staff was a director of Ensco International Incorporated between 2002 and 2008. Mr. Staff’s experience as a senior executive in the energy industry provides him with an understanding of issues we encounter, which enhance his contributions to our Board.
Robert F. Vagt Director since May 2012
Mr. Vagt has served as a director of KMI since May 2012. Mr. Vagt served as a director of El Paso Corporation from 2005 until we acquired it in May 2012. Mr. Vagt has served as a member of the board of directors, as lead independent director and as a member of the compensation and audit committees of Equitrans Midstream Corp. (NYSE: ETRN) since its spin-out from EQT Corporation in November 2018. He previously served as a member of the board of directors of EQT Corporation from November 2017 to November 2018 and as Chairman of the board of directors of Rice Energy Inc. from January 2014 until its acquisition by EQT Corporation in November 2017. Mr. Vagt served as President of The Heinz Endowments from 2008 through January 2014. Prior to that time, he served as President of Davidson College from 1997 to 2007. Mr. Vagt served as President and Chief Operating Officer of Seagull Energy Corporation from 1996 to 1997. From 1992 to 1996, he served as President, Chairman and Chief Executive Officer of Global Natural Resources. Mr. Vagt served as President and Chief Operating Officer of Adobe Resources Corporation from 1989 to 1992. Prior to 1989, he served in various positions with Adobe Resources Corporation and its predecessor entities. Mr. Vagt’s professional background in both the public and private sectors make him an important advisor and member of our Board. Mr. Vagt brings to our Board operations and management expertise in both the public and private sectors. In addition, Mr. Vagt provides our Board with a welcome diversity of perspective gained from his service as an executive officer of multiple energy companies, the president of a major charitable foundation, and the president of an independent liberal arts college.
Perry M. Waughtal Director since December 2014
Mr. Waughtal has served as a director of KMI since December 2014. Mr. Waughtal served as a director of KMR and KMGP until November 2014. He was elected director of KMGP in 2000, and of KMR upon its formation in 2001. Since 1994, Mr. Waughtal has been the Chairman of Songy High Roads, LLC (formerly Songy Partners Limited), an Atlanta, Georgia based real estate investment company. Mr. Waughtal was elected as Chairman of the board of Highland Resources, LLC, a family-owned real estate investment company, in October 2013. Mr. Waughtal was a director of HealthTronics, Inc. from 2004 to 2009. We believe Mr. Waughtal’s 30 years of experience with Hines Interests Limited Partnership, a privately owned, international real estate firm, including as Vice Chairman of development and operations and Chief Financial Officer, and 15 years of experience as Chairman of Songy Partners Limited provide him with planning, management, finance and accounting experience with, and an understanding of, large organizations with capital-intensive projects analogous to the types in which we typically engage.
Effective December 31, 2020, Fayez Sarofim retired from the Board after serving on the boards of KMI and its predecessors since 1999.
Summary of Board Committees
The Board has established standing committees to assist it in carrying out its duties, and we describe the Audit Committee, the Compensation Committee, the EHS Committee and the Nominating and Governance Committee, their respective membership during 2020 and their principal responsibilities below.

The following directors are members of the Audit, Compensation, EHS and/or Nominating and Governance Committees as indicated.
Name	Audit Committee	Compensation Committee	EHS Committee	Nominating and Governance Committee
Mr. Gardner			X	Chair
Mr. Hall			X	X
Mr. Hultquist		X	X
Mr. Kuehn				X
Ms. Macdonald	X	Chair
Mr. Reichstetter	X
Mr. Smith		X
Mr. Staff	Chair	X
Mr. Vagt	X		Chair
Mr. Waughtal	X
Independence of Board Members
Our Board has affirmatively determined that, based on consideration of relevant facts and circumstances, each of our directors, other than Messrs. Kinder and Kean and Ms. Dang, has no material relationship with us and is independent, as that term is used in the New York Stock Exchange (NYSE) Listed Company Manual and as described in our Governance Guidelines. In addition, our Board has determined that each member of our Audit Committee, Compensation Committee and Nominating and Governance Committee is independent for purposes of membership on such committees.
In making its independence determinations, the Board considered the following relationship among our directors and found that it was not material and, thus, did not impair the affected directors’ independence from us: Mr. Morgan is chairman and chief executive officer of Triangle Peak Partners, LP, a registered investment advisor and fund manager which manages investments for clients, including for Messrs. Kinder and Shaper and Fayez Sarofim, who retired from the Board at the end of 2020. The amounts invested with Triangle Peak Partners by Messrs. Kinder, Shaper and Sarofim represent, in each case, insignificant percentages of their personal wealth, and the fees earned by Mr. Morgan are immaterial relative to Mr. Morgan’s personal wealth.
Board Leadership Structure and Lead Director
Richard D. Kinder served as both Chairman of the Board and Chief Executive Officer of KMI and its predecessors from his election in 1999 through June 1, 2015. Effective June 1, 2015, Steven J. Kean, then our President and Chief Operating Officer, became our Chief Executive Officer, and Mr. Kinder became Executive Chairman of our Board, thereby separating the offices of Chairman of the Board and Chief Executive Officer. The three-member Office of the Chairman consists of Mr. Kinder, Mr. Kean and our President, Kimberly A. Dang.
We are committed to the highest standards of corporate governance. Our Board has in place the following measures, in addition to the new governance changes discussed above under “— Corporate Governance Highlights,” to ensure that we maintain these standards:
•
Twelve of our 15 directors are independent, as described above;

•
Mr. Morgan, one of our independent directors, has been appointed by the Board as lead director. In his role as lead director, Mr. Morgan is responsible for moderating executive sessions of the Board’s non-employee directors, acting as principal liaison between the non-employee directors and the Executive Chairman on matters dealt with in such sessions, and evaluating, along with the other independent directors, the Chief Executive Officer’s performance and presenting such evaluation to the Chief Executive Officer;

•
Our Audit Committee, Compensation Committee and Nominating and Governance Committee are composed entirely of and chaired by non-employee directors who meet the independence requirements of the NYSE and our Governance Guidelines;

•
Four of the five members of our Audit Committee qualify as “audit committee financial experts” as such term is defined in Item 407(d)(5)(ii) of SEC Regulation S-K;

•
The Compensation Committee and the rest of our independent directors annually review the Chief Executive Officer’s performance and compensation;

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The Nominating and Governance Committee is responsible for succession planning for senior management, including the Chief Executive Officer;

•
Non-employee directors meet regularly, without the participation of the company’s senior management, to review matters concerning the relationship of the Board with members of the company’s management and such other matters as the lead director and participating directors may deem appropriate; and

•
Each year, the Nominating and Governance Committee conducts a review and evaluation of the conduct and performance of the Board and its committees based upon completion by each director of an evaluation form, or upon such interviews of directors or other methods as the Nominating and Governance Committee believes appropriate and suitable for eliciting the relevant information.

The Board’s Role in Risk Oversight
Our Board has oversight responsibility with regard to assessment of the major risks inherent in our business and measures to address and mitigate such risks. While the Board is ultimately responsible for risk oversight at our company, the committees of the Board assist the Board in fulfilling its oversight responsibilities by considering the risks within their respective areas of expertise. For example, the Audit Committee assists the Board in fulfilling its oversight responsibilities relating to our financial and accounting risk management policies and procedures. As part of this process, the Audit Committee meets periodically with management to review, discuss and provide oversight with respect to our processes and controls to assess, monitor, manage and mitigate potential significant risk exposures. In providing such oversight, the Audit Committee may also discuss such processes and controls with our internal and independent auditors. The Compensation Committee likewise assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with compensation program design, including reviewing whether there are risks arising from our compensation programs and practices that are reasonably likely to have a material adverse effect on us. The Nominating and Governance Committee assists the Board with oversight of risk management relating to corporate governance, Board organization and Board membership. The EHS Committee assists the Board with oversight of risk management relating to environmental, health and safety matters, including reviewing with management our reputation as a responsible corporate citizen and our efforts to employ sustainable business practices and related ESG reporting.
During 2020, our Board exercised its risk oversight responsibility in connection with our response to the COVID-19 pandemic. The Board’s input and discussions around this ongoing pandemic have covered a broad range of matters, including protecting the health and safety of our employees while continuing to provide essential services to our customers. For example, as discussed with the Board, to continue safely providing these essential services, we have followed the Centers for Disease Control guidelines for those employees that perform essential tasks in our operations and have taken a cautious enterprise-wide approach with a phased return to workplace process for our employees who are currently working remotely. Additionally, during 2020, we spent an incremental $15 million on employee safety costs associated with our COVID-19 mitigation efforts, primarily for personal protective equipment, enhanced cleaning protocols, temperature screening and other measures we adopted to protect our employees. With the Board’s guidance, we continue to operate our assets safely and efficiently during this challenging period. Additionally, we have discussed with and sought input from the Board regarding the COVID-19 pandemic-related reduction in energy demand and the dramatic decline in commodity prices and our efforts to mitigate the effects of these events on our business.
Each director has full access to senior management, information about the company’s operations, and the company’s outside advisors. Generally, the Board receives training at least annually from the company’s outside advisors on one or more topics selected by the Board. In 2020, the Board received training on cybersecurity risks and risk management, in addition to other topics.
Meeting Attendance
Our Board held eight meetings during 2020. Each member of our Board attended at least 75% of his or her aggregate Board and committee meetings, and the average attendance level of our Board members in 2020 was over 98%.
Committees of the Board
Audit Committee
We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, composed of Ms. Macdonald and Messrs. Reichstetter, Staff, Vagt and Waughtal. Mr. Staff is the chair of the Audit Committee, and Messrs. Reichstetter, Staff, Vagt and Waughtal have each been determined by the Board to be an “audit committee financial expert.” The Board has determined that all of the members of the Audit Committee are independent as described under the relevant standards. The Audit Committee has a written charter adopted by our Board, which is posted on our website at www.kindermorgan.com in the “Governance” sub-section of the section entitled “About Us.” The Audit Committee met eight times during 2020.
The Audit Committee’s primary purposes are to:
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monitor the integrity of our financial statements, financial reporting processes, systems of internal controls regarding finance, accounting and legal compliance and disclosure controls and procedures;

•
select, appoint, engage, oversee, retain, evaluate and terminate our external auditors, pre-approve all audit and non-audit services to be provided to us, consistent with all applicable laws, by our external auditors, and establish the fees and other compensation to be paid to our external auditors;

•
monitor and evaluate the qualifications, independence and performance of our external auditors and internal auditing function;

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establish procedures for the receipt, retention, response to and treatment of complaints, including confidential, anonymous submissions by our employees, regarding accounting, internal controls, disclosure or auditing matters, and provide an avenue of communication among our external auditors, management, the internal auditing function and our Board; and

•
monitor our compliance with legal and regulatory requirements.

Audit Matters
The following sets forth fees billed for audit and other services provided by PricewaterhouseCoopers LLP, our independent registered public accounting firm, for the years ended December 31, 2020 and 2019:
	Year Ended December 31,
	2020	2019
Audit fees(a)	$7,800,000	$8,395,000
Audit related fees	47,700	197,700
Tax fees(b)	56,530	53,452
All other fees(c)	325,000	355,730
Total	$8,229,230	$9,001,882

(a)
Includes fees for integrated audit of annual financial statements and internal control over financial reporting, reviews of the related quarterly financial statements and reviews of documents filed with the SEC. 2020 and 2019 amounts include fees of $2,845,000 and $2,935,000, respectively, for audits of certain GAAP and Federal Energy Regulatory Commission stand-alone financial statements.

(b)
Includes fees billed for professional services rendered for tax matters, including Internal Revenue Service assistance, and for general state, local and foreign tax compliance and consulting services.

(c)
Includes fees associated with pre-assurance and limited assurance services for selected Sustainability Assurance Standards Board (SASB) metrics in 2020.

All services rendered by PricewaterhouseCoopers LLP are permissible under applicable laws and regulations, and were pre-approved by our Audit Committee. The Audit Committee has reviewed the external auditors’ fees for audit and non-audit services for the year ended December 31, 2020. The Audit Committee has also considered whether such non-audit services are compatible with maintaining the external auditors’ independence and has concluded that they are compatible at this time.
Furthermore, the Audit Committee is responsible for reviewing the external auditors’ proposed audit scope and approach as well as the performance of the external auditors. It also has direct responsibility for and sole authority to resolve disagreements between our management and our external auditors regarding financial reporting, and regularly reviews with the external auditors any problems or difficulties the auditors encounter in the course of their audit work. The Audit Committee, at least annually, uses its reasonable efforts to obtain and review a report from the external auditors addressing the following (among other items):
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the auditors’ internal quality-control procedures;

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any material issues raised by the most recent internal quality-control review, or peer review, of the external auditors;

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the independence of the external auditors; and

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the aggregate fees billed by our external auditors for each of the previous two fiscal years.

Report of Audit Committee
The Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2020. The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the PCAOB regarding the communications of PricewaterhouseCoopers LLP with the Audit Committee. The Audit Committee has had discussions with and received written communications from PricewaterhouseCoopers LLP regarding the firm’s independence from the company and our management.
Based on the review and discussions described in the prior paragraph, the Audit Committee recommended to our Board that our audited consolidated financial statements be included in our annual report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.
This report is respectfully submitted by the Audit Committee of the Board.
Audit Committee
Deborah A. Macdonald
Arthur C. Reichstetter
Joel V. Staff
Robert F. Vagt
Perry M. Waughtal
Compensation Committee
Our Board’s Compensation Committee is currently composed of four directors, each of whom our Board has determined to be independent under the relevant standards. The Compensation Committee has a written charter adopted by our Board which is posted on our website at www.kindermorgan.com in the “Governance” sub-section of the section entitled “About Us.” The Compensation Committee met two times during 2020.

The Compensation Committee is appointed by the Board to assist the Board in fulfilling its oversight responsibilities. The Board desires to provide a compensation program for officers and key management personnel under which they are effectively compensated in terms of salaries, supplemental compensation and other benefits on a basis that is internally equitable and externally competitive. Therefore, the committee’s primary purposes are to:
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review and recommend to our independent directors or our Board, or determine, as the case may be, the annual salary, bonus, stock awards and other benefits, direct and indirect, to be received by our Chief Executive Officer and other elected members of senior management;

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review new executive compensation programs;

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assess and monitor our director compensation programs;

•
review, on a periodic basis, the operation of our director and executive compensation programs to determine whether they are properly coordinated and are achieving their intended purpose;

•
take steps to modify any executive compensation program that yields payments and benefits that are not reasonably related to executive and institutional performance or are not competitive in the aggregate to programs of peer businesses;

•
produce an annual report on executive compensation for inclusion in our proxy statement; and

•
periodically review and assess our compensation and benefits for employees generally.

Please refer to “Compensation Discussion and Analysis — Elements of Compensation” below for a discussion of the Compensation Committee’s procedures and processes for making executive officer and non-employee director compensation determinations. The Compensation Committee has the sole authority to retain compensation consultants to advise it as it determines to be necessary or appropriate, but did not retain or pay fees to any compensation consultants in 2020. Per its charter, the Compensation Committee has no authority to delegate the responsibilities specified in its charter.
Compensation Committee Interlocks and Insider Participation
Our Compensation Committee is composed of Ms. Macdonald and Messrs. Hultquist, Smith and Staff, with Ms. Macdonald serving as chair of the committee. From 1999 to 2003, Ms. Macdonald was an executive officer of the company. During 2020, none of our executive officers served on the board of directors of another entity which employed any of the members of our Board.
Report of Compensation Committee
The Compensation Committee has discussed and reviewed with management the Compensation Discussion and Analysis for the year ended December 31, 2020 set forth below under “Executive Compensation.” Based on this review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in the proxy statement for the annual meeting.
This report is respectfully submitted by the Compensation Committee of the Board.
Compensation Committee
Gary L. Hultquist
Deborah A. Macdonald
William A. Smith
Joel V. Staff
EHS Committee
The EHS Committee is composed of Messrs. Gardner, Hall, Hultquist and Vagt, with Mr. Vagt serving as the chair of the committee. The EHS Committee has a written charter adopted by our Board, which is posted on our website at www.kindermorgan.com in the “Governance” sub-section of the section entitled “About Us.” The EHS Committee met two times in 2020.

The EHS Committee assists the Board in overseeing management’s establishment and administration of our company’s EHS policies, programs, procedures and initiatives, including those that promote the safety and health of our employees, contractors, customers, the public and the environment. The committee also periodically reviews with management our company’s reputation as a responsible corporate citizen and our efforts to employ sustainable business practices consistent with our company’s business purpose and values. Additionally, the Board has delegated to the EHS Committee responsibility over all matters relating to ESG reporting, including the review and approval of the company’s ESG Report.
Nominating and Governance Committee
Our Nominating and Governance Committee is composed of Messrs. Gardner, Hall and Kuehn, with Mr. Gardner serving as the chair of the committee. Our Board has determined that each of the committee members is independent under the relevant standards. The Nominating and Governance Committee has a written charter adopted by our Board, which is posted on our website at www.kindermorgan.com in the “Governance” sub-section of the section entitled “About Us.” The Nominating and Governance Committee met two times in 2020.
The Nominating and Governance Committee’s primary purposes are to:
•
make recommendations regarding the size of our Board, to the extent the size of the Board may be changed in accordance with the company’s bylaws;

•
identify individuals qualified to become members of our Board, and recommend director nominees to our Board for election at our annual meeting of stockholders;

•
identify from among the members of our Board and report to our Board on individuals recommended to serve as members of the various committees of our Board;

•
annually reevaluate our Governance Guidelines and recommend to our Board any changes that the Nominating and Governance Committee deems necessary or appropriate; and

•
periodically evaluate our Board’s and committees’ performances.

Board Qualifications, Diversity, Core Competencies and Size
Our Governance Guidelines require that our Board reflect the following characteristics:
•
each director should be:

•
a person of integrity who is dedicated, industrious, honest, candid, fair and discreet;

•
knowledgeable, or willing to become so quickly, in the critical aspects of the company’s business and operations; and

•
experienced and skillful in serving as a member of, overseer of, or trusted advisor to, the senior management or board of at least one substantial corporation, charity, institution or other enterprise;

•
a majority of the directors are to meet the standards of independence as prescribed in our Governance Guidelines and the NYSE rules; and

•
our Board should encompass a range of talents, skills and expertise sufficient to provide sound and prudent guidance with respect to the full scope of our operations and interests.

In its evaluation of possible candidates for service on our Board, the Nominating and Governance Committee considers the characteristics outlined above in addition to the following:
•
a candidate’s experience, knowledge, skills, integrity, independence (as described in our Governance Guidelines), expertise, commitment to our core values, relationship with us, ownership of our equity securities, service on other boards, willingness to commit the required time and ability to work as part of a team;

•
the current mix of viewpoints, backgrounds, skills, experience and expertise on our Board; and

•
the results of our Board’s annual self-evaluation.

Our Board believes that diversity, including race, gender, culture, skills, experience, thought and geography, is an important attribute of a well-functioning board. As such, the Nominating and Governance Committee is responsible for advising our Board on matters of diversity and for recommending, as necessary, measures contributing to a board that, as a whole, reflects a range of viewpoints, backgrounds, skills, experience and expertise. Over time our Board’s intention is to decrease the size of the Board and enhance the gender and racial diversity of the Board. Our Board believes that it should be comprised of directors with experience in a mix of core competencies that contribute to a well-functioning board that effectively oversees our strategy and management, including:
Industry/Operational Experience	Directors with senior leadership experience in the energy storage and transportation industry add valuable perspective on operational matters, assessment of business opportunities and other issues specific to the company’s business.
CEO or Senior Officer Experience	Directors who have served as a CEO or another “C-Level” executive of a publicly traded entity or large private company, or who have overseen a substantial business segment of a company, have developed judgment, perspective and independence of thought that is important to the Board’s strategic decision making process.
Service on Other Public Company Boards	Directors who currently serve or have served on the boards of other publicly traded entities or large private companies provide experience and perspective to our Board regarding best practices in governance and the function of the Board.
Accounting and Financial Reporting Expertise	Directors with an understanding of accounting and financial reporting matters lead our Audit Committee, and provide perspective with respect to assessing our financial performance and monitoring the integrity of our financial reporting process.
Corporate Finance Expertise	Directors with experience in corporate finance assist in evaluating our capital structure and advise on capital markets transactions and other financing related strategies for generating value for our stakeholders.
Capital Allocation Expertise	The company’s ability to generate value for stakeholders also depends on its ability to strategically and responsibly allocate capital, including on expansion projects, acquisitions and divestitures, share repurchases and debt repayment. Accordingly, directors with experience in such capital allocation activities provide valuable insight in the Board’s decision making.
Regulatory and Environmental, Health and Safety Expertise	Portions of our businesses are heavily regulated, and operating our business in compliance with applicable laws and with a view toward the preservation of the environment is critical. Directors with experience in regulatory, environmental, health and safety matters assist in ensuring that we operate in accordance with best practices regarding regulatory and environmental matters and that the environment and safety are properly weighed in Board decision making.
Legal Expertise	The transactions in which the company engages and the ordinary operation of its business frequently involve complex legal considerations. Directors with a legal background supplement the skills of our General Counsel’s staff and provide valuable insight in assessing legal risk.
Risk Management Expertise	Directors with experience assessing major risks inherent in business and identifying measures to address and mitigate such risks.
Ethnic, Gender or other Diversity	Directors whose race, ethnicity or gender may be underrepresented on corporate boards bring an important diversity of perspective to the Board.
Director Skills Matrix
Name	Industry/ Operational Experience	CEO or C-Level Executive	Other Public Company Boards	Accounting and Financial Reporting Expertise	Corporate Finance Expertise	Capital Allocation Expertise	Regulatory and EHS Expertise	Legal Expertise	Risk Management Expertise	Ethnic, Gender or other Diversity
Mr. Kinder	X	X	X		X	X	X	X	X
Mr. Kean	X	X	X		X	X	X	X	X
Ms. Dang	X	X		X	X	X	X		X	X
Mr. Gardner			X		X	X			X
Mr. Hall			X					X	X	X
Mr. Hultquist			X	X	X	X	X	X	X
Mr. Kuehn	X	X	X		X	X		X	X
Ms. Macdonald	X	X				X	X	X	X	X
Mr. Morgan	X	X	X	X	X	X			X
Mr. Reichstetter			X	X	X	X			X
Mr. Shaper	X	X	X	X	X	X			X
Mr. Smith	X	X	X		X	X		X	X
Mr. Staff	X	X	X	X	X	X			X
Mr. Vagt	X	X	X	X	X	X	X		X
Mr. Waughtal		X	X	X	X	X			X
Identifying and Evaluating Nominees for Directors
The Nominating and Governance Committee seeks, screens and identifies individuals qualified to become Board members. Candidates for director may also come to the attention of the Nominating and Governance Committee through other Board members, professional search firms, stockholders or other persons. The Nominating and Governance Committee evaluates and recommends to our Board nominees for election as directors at each annual meeting of our stockholders and persons to fill vacancies on the Board that occur between annual meetings of our stockholders. In carrying out its responsibilities, the Nominating and Governance Committee evaluates the skills and attributes desired of prospective directors and, when appropriate, conducts searches for qualified candidates; selects prospective candidates to interview and ascertains whether they meet the qualifications for director described above and as otherwise set forth in the Governance Guidelines; recommends approval by the entire Board of each selected nominee for election as a director; and approves extending an invitation to join our Board if the invitation is proposed to be extended by any person other than the Chair of the Nominating and Governance Committee.

The Nominating and Governance Committee will consider director candidates recommended by stockholders. Stockholders may communicate recommendations for director candidates to the chair of the Nominating and Governance Committee by following the procedures described under “Additional Information — Stockholder Proposals and Director Nominations for Our 2022 Annual Meeting.” In addition, the stockholder should provide such other information as such stockholder may deem relevant for the Nominating and Governance Committee’s evaluation.
The chair of the Nominating and Governance Committee has discretion to determine whether the recommendation should be brought to the attention of the full Board and whether any response to the person sending the communication is appropriate. Any such response will be made through our investor relations department and only in accordance with our policies and procedures and applicable law and regulations relating to the disclosure of information. Our corporate secretary will retain copies of all recommendations received pursuant to these procedures for a period of at least one year. The Nominating and Governance Committee of the Board will review the effectiveness of these procedures from time to time and, if appropriate, make changes.
As noted above, Fayez Sarofim retired from the Board effective December 31, 2020. His resignation reduced the number of presently serving members of the Board to 15, 12 of whom are independent. After careful consideration, the Nominating and Governance Committee recommended to the Board that the size of the Board be decreased to 15 and that no additional nominees be recommended for election at the 2021 Annual Meeting.
Material Legal Proceedings
There are no material legal proceedings to which any director, officer or affiliate of ours, or any record or beneficial owner of more than 5% of our common stock is a party adverse to us or any subsidiary of ours or has an interest adverse to us or any subsidiary of ours.
Contributions to Charitable Organizations
In none of the last three fiscal years have we made payments to or received payments from any tax-exempt organization of which any of our independent directors is an employee, or an immediate family member of such director is an executive officer, that exceeded the greater of $1 million or 2% of such tax-exempt organization’s consolidated gross revenue.
Annual Meeting Attendance
Although we have no formal policy with respect to our directors’ attendance at annual meetings of stockholders, we invite them to attend. Fifteen of our directors attended the 2020 Annual Meeting.
Stockholder Communications with Our Board
Interested parties may contact our lead director, Mr. Morgan, the chairperson of any of the Board’s committees, the independent directors as a group or the full Board by mail to Kinder Morgan, Inc., 1001 Louisiana Street, Suite 1000, Houston, Texas 77002, Attention: Corporate Secretary, or by e-mail to our investor relations department within the “Contact Us” section of our website at www.kindermorgan.com. Any communication should specify the intended recipient.
All communications received in accordance with these procedures will be reviewed initially by our investor relations department. Our investor relations department will relay communications to the appropriate director or directors unless our investor relations department determines that the communication:
•
does not relate to our business or affairs or the functioning or Governance Guidelines of our Board or the functioning or charter of any of its committees;

•
relates to routine or insignificant matters that do not warrant the attention of our Board;

•
is an advertisement or other commercial solicitation or communication;

•
is frivolous or offensive; or

•
is otherwise not appropriate for delivery to directors.

The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made through our investor relations department and only in accordance with our policies and procedures and applicable law and regulations relating to the disclosure of information. We will retain copies of communications received pursuant to these procedures for a period of at least one year. The Nominating and Governance Committee will review the effectiveness of these procedures from time to time and, if appropriate, recommend changes.
Additional Corporate Governance Information
We make available free of charge, on our website at www.kindermorgan.com in the “Governance” sub-section of the section entitled “About Us,” the Governance Guidelines, the charters of the Audit Committee, Compensation Committee, EHS Committee and Nominating and Governance Committee, and our Code of Business Conduct and Ethics (which applies to senior financial and accounting officers and the Chief Executive Officer, among others). We intend to disclose any amendments to our Code of Business Conduct and Ethics and any waiver from a provision of that code granted to our executive officers or directors, in each case that would otherwise be disclosed on Form 8-K, on our website within four business days following such amendment or waiver.
The information contained on or connected to our website is not incorporated by reference into this proxy statement and should not be considered part of this or any other report that we file with or furnish to the SEC.
No Incorporation by Reference
The Report of the Audit Committee, the Report of the Compensation Committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended (Securities Act), or the Exchange Act, except to the extent we specifically incorporate either such report or the performance graph by reference therein.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Party Transaction Approval Policy
Our written policy requires transactions that are reportable under Item 404(a) of Regulation S-K, among others, to be approved or ratified by the non-interested members of the Audit Committee. Any transaction to which we were, or are proposed to be, a party that involves an amount exceeding $120,000, and in which a director or executive officer (or such person’s immediate family member) has a material interest (a “related party transaction”) would be subject to this approval requirement. We expect that the Audit Committee would consider, among other things, the nature, size and terms of the transaction, the extent of the interest of the related party in the proposed transaction and the existing relationship of the parties to the proposed transaction.
Shareholders Agreement
In 2011, in connection with our initial public offering, we entered into a shareholders agreement with a group of shareholders referred to as the “Investors.” The Investors consisted of:
•
Richard D. Kinder, our Executive Chairman;

•
a number of other members of our management;

•
an investment entity affiliated with Michael C. Morgan, another of our directors, and William V. Morgan, one of our founders;

•
Fayez Sarofim, one of our former directors, and investment entities affiliated with him; and

•
investment funds advised by or affiliated with entities that participated in our 2007 going private transaction (Sponsor Investors).

None of the Sponsor Investors are still parties to the shareholders agreement. As a result, certain provisions in the shareholders agreement no longer apply and are not described below. For example, Mr. Kinder and the Sponsor Investors previously had rights under the shareholders agreement to appoint some of the nominees for our Board and to have their nominees serve on certain committees of the Board, but these rights have terminated.
Registration Rights
The shareholders agreement contains registration rights provisions under which we may be required to register the sale of shares of common stock owned by Mr. Kinder that were issued upon the conversion of his Class A shares and Class B shares. Under the registration rights provisions, Mr. Kinder will have the right to require that we register resales of such shares of common stock having an aggregate value of at least $200 million, or such lesser amount that represents all of his remaining shares. We will not be obligated to effect such a demand registration at any time that a shelf registration statement is effective, or if, in our good faith reasonable judgment, it is not feasible for us to proceed because of the unavailability of required financial statements, or during a blackout period. A blackout period, for this purpose, is any of:
•
a regular quarterly blackout period when our directors and executive officers are not permitted to trade or

•
a 30-day period (which we may not invoke more than twice in any 12-month period) if the registration would cause the disclosure of specified types of non-public information.

The registration rights provisions contain holdback provisions for us and certain holders of shares in the event of an underwritten offering of common stock having an aggregate value of at least $500 million.
We also have agreed not to effect any merger, amalgamation, consolidation, business combination or change of control or reorganization event or similar transaction or series of transactions in which we are not the surviving entity (other than solely for cash consideration) unless the surviving entity assumes these registration obligations.
We have agreed to indemnify and hold harmless each selling shareholder for whom we file a registration statement and such selling shareholder’s affiliates and their respective officers, directors, managers, partners, agents and control persons against any losses relating to violations of applicable securities law by us in connection with such registration or offering (except to the extent such violations were caused by such selling shareholder) or untrue statement of a material fact contained in such registration statement, prospectus or preliminary prospectus or free writing prospectus or any omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
Other Provisions
The shareholders agreement will terminate when none of the shareholder parties thereto hold any shares of common stock. Amendments to the shareholders agreement must be signed by us, if the amendment modifies our rights or obligations, and by specified shareholders party thereto if they own specified amounts of our capital stock or if the amendment would modify their rights or obligations adversely and differently from other holders of the same class or classes of capital stock.
Other Transactions
Under our certificate of incorporation and bylaws, we have agreed to indemnify each of our current and former directors and officers, and may additionally indemnify any of our employees, agents or other persons, to the fullest extent permitted by law against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) incurred or suffered by our directors or officers or those other persons. We have agreed to provide this indemnification for civil, criminal, administrative, arbitrative or investigative proceedings to the fullest extent permitted under the General Corporation Law of the State of Delaware. Thus, our directors and officers could be indemnified for their negligent acts if they met the requirements set forth above. We also are expressly authorized to carry directors’ and officers’ insurance providing indemnification for our directors, officers and certain employees and agents for any liabilities incurred in any such capacity, whether or not we would have the power to indemnify such persons against such liability.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following tables set forth, as of the close of business on March 15, 2021, information known to us regarding the beneficial ownership of our common stock by:
•
each of our directors, each of our named executive officers identified in “Executive Compensation” and all of our directors and executive officers as a group, and

•
each person known by us to own beneficially more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC. Based on information provided to us, except as indicated in the footnotes to this table or as provided by applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares indicated. Except as otherwise indicated, the address for each of the following is c/o Kinder Morgan, Inc., 1001 Louisiana Street, Suite 1000, Houston, Texas 77002.
	Common Stock Beneficially Owned
Name of Beneficial Owner	Number of Shares	% of Class(a)
Richard D. Kinder(b)	257,086,579	[11.36]
Steven J. Kean(c)	7,210,598	*
Kimberly A. Dang(d)	2,298,987	*
Ted A. Gardner(e)	499,793	*
Anthony W. Hall, Jr.	47,260	*
Gary L. Hultquist (f)	16,233	*
Ronald L. Kuehn, Jr.(g)	146,006	*
Deborah A. Macdonald(h)	38,628	*
Michael C. Morgan(i)	4,090,268	*
Arthur C. Reichstetter	107,507	*
C. Park Shaper(j)	9,561,157	*
William A. Smith(k)	47,668	*
Joel V. Staff(l)	101,115	*
Robert F. Vagt(m)	35,769	*
Perry M. Waughtal	299,293	*
James E. Holland(n)	245,217	*
David P. Michels(o)	42,231	*
Dax A. Sanders(p)	246,536	*
Directors and executive officers as a group (23 persons)(q)	321,928,838	[14.23]
The Vanguard Group(r)	[164,471,379]	[7.27]
BlackRock, Inc.(s)	150,830,279	[6.69]
State Street Corporation(t)	[116,378,760]	[5.14]

*
Represents ownership of less than 1%.

(a)
Based on [•] shares of common stock outstanding as of March 15, 2021.

(b)
Includes 61,479 shares owned by Mr. Kinder’s wife. Mr. Kinder disclaims any and all beneficial or pecuniary interest in the shares owned by his wife. Also includes 11,812,747 shares held by a limited partnership of which Mr. Kinder controls the voting and disposition power. Mr. Kinder disclaims 99% of any beneficial or pecuniary interest in these shares. Includes 40,000,000 shares held in a margin account and pledged as security for a margin loan utilized by Mr. Kinder solely for the purchase of additional shares of our common stock, 10,000,000 shares of which had been purchased by Mr. Kinder under such arrangement as of March 15, 2021.

(c)
Includes 265,000 shares owned by Mr. Kean’s wife. Mr. Kean disclaims any and all beneficial or pecuniary interest in the shares owned by his wife. Includes 230,000 shares held by a limited partnership of which Mr. Kean is the sole general partner and two trusts (for which Mr. Kean serves as a trustee and of which family members of Mr. Kean are sole beneficiaries) each own a 49.5% limited partner interest. Mr. Kean disclaims beneficial ownership of the shares held by the limited partnership except to the extent of his pecuniary interest therein. Also includes 183,550 shares owned by a charitable foundation of which Mr. Kean is a member of the board of directors and shares voting and investment power. Mr. Kean disclaims any beneficial ownership in the shares owned by the charitable foundation. Excludes 904,466 RSUs subject to forfeiture and voting restrictions that lapse on July 31, 2021.

(d)
Includes 2,026,048 shares held by a limited partnership of which Ms. Dang controls the voting and disposition power. Ms. Dang disclaims 10% of any beneficial or pecuniary interest in these shares. Excludes 113,059, 143,473 and 198,808 RSUs subject to forfeiture and voting restrictions that lapse on July 31, 2021, July 31, 2022 and July 31, 2023, respectively.

(e)
Includes 2,260 restricted shares subject to forfeiture until July 19, 2021. Includes 196,610 shares held by a family limited liability company. Mr. Gardner disclaims 99% of any beneficial ownership of such shares.

(f)
Includes 15,120 restricted shares subject to forfeiture until July 19, 2021.

(g)
Includes 25,717 shares held by Mr. Kuehn’s spouse. Mr. Kuehn disclaims any and all beneficial or pecuniary interest in the shares owned by his spouse.

(h)
Includes 6,050 restricted shares subject to forfeiture until July 19, 2021.

(i)
Includes 15,120 restricted shares subject to forfeiture until July 19, 2021. Includes 3,660,000 shares owned by Portcullis Partners, LP, a private investment partnership. Mr. Morgan is President of Portcullis Partners, LP and has sole voting and dispositive power with respect to such shares. Also includes 415,148 shares owned by trusts for which Mr. Morgan has voting and dispositive power. An aggregate of 2,600,000 shares held by Portcullis Partners, LP are held in either a margin account or an account that serves as collateral for a line of credit.

(j)
Includes 457,784 shares held by a limited partnership of which Mr. Shaper controls the voting and disposition power. Mr. Shaper disclaims 98% of any beneficial or pecuniary interest in these shares. Also includes 7,500,000 shares held by a limited liability company with respect to which Mr. Shaper controls the voting and disposition power.

(k)
Includes 19,581 shares held by Mr. Smith’s spouse. Mr. Smith disclaims any and all beneficial or pecuniary interest in the shares held by his spouse.

(l)
Includes 9,070 restricted shares subject to forfeiture until July 19, 2021.

(m)
Includes 2,270 restricted shares subject to forfeiture until July 19, 2021.

(n)
Excludes 73,488, 71,737 and 115,971 RSUs subject to forfeiture and voting restrictions that lapse on July 31, 2021, July 31, 2022 and July 31, 2023, respectively.

(o)
Excludes 33,918, 35,869 and 53,016 RSUs subject to forfeiture and voting restrictions that lapse on July 31, 2021, July 31, 2022 and July 31, 2023, respectively.

(p)
Includes 2,000 shares owned by Mr. Sanders’s spouse. Also includes 1,600 shares held in accounts owned by Mr. Sanders’s parents, over which he has a limited power of attorney or is a joint tenant with right of survivorship. Mr. Sanders disclaims beneficial ownership of the securities held in his parent’s accounts. Excludes 84,794, 84,794, 71,737 and 99,404 RSUs subject to forfeiture and voting restrictions that lapse on July 31, 2021, July 31, 2022, July 31, 2022 and July 31, 2023, respectively. [125,475] shares are pledged by Mr. Sanders as collateral for a line of credit that is undrawn as of the date of this proxy statement.

(q)
See notes (b) through (p). Also includes 280,072 shares held indirectly, in respect of which shares the executive officers disclaim all or a portion of any beneficial or pecuniary interest. Includes 49,719 shares held in a margin account in the name of an executive officer other than the named executive officers, no margin loans in respect of which were outstanding as of March 15, 2021. Excludes an aggregate of 1,477,354 RSUs held by executive officers other than the named executive officers, which RSUs are subject to forfeiture and voting restrictions that lapse at various times from July 2021 through January 2025.

(r)
Based on a Schedule 13G/A filed with the SEC by The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355, on February 10, 2021, reflecting beneficial ownership as of December 31, 2020, The Vanguard Group has shared voting power as to 4,267,023 shares of common stock, sole dispositive power as to 154,733,868 shares of common stock and shared dispositive power as to 9,737,511 shares of common stock.

(s)
Based on a Schedule 13G/A filed with the SEC by BlackRock, Inc., 55 East 52nd Street, New York, NY 10055, on February 5, 2021, reflecting beneficial ownership as of December 31, 2020, BlackRock, Inc. has sole voting power as to 129,870,978 shares of common stock and sole dispositive power as to 150,830,279 shares of common stock.

(t)
Based on a Schedule 13G filed with the SEC by State Street Corporation, State Street Financial Center, One Lincoln Street, Boston, MA 02111, on February 10, 2021, reflecting beneficial ownership as of December 31, 2020, State Street Corporation has shared voting power as to 105,549,344 shares of common stock and shared dispositive power as to 116,242,779 shares of common stock.

Equity Compensation Plan Information
The following table sets forth information regarding our current equity compensation plans as of December 31, 2020. Specifically, the table provides information regarding our common stock issuable under the 2015 Amended and Restated Stock Incentive Plan described under “Executive Compensation” and the Amended and Restated Stock Compensation Plan for Non-Employee Directors described under “Director Compensation.”
Plan Category	Number of shares remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	5,494,896
Equity compensation plans not approved by security holders	—
Total	5,494,896
Delinquent Section 16(a) Reports
Section 16 of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
Based solely on our review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that all Section 16(a) filing requirements were met during 2020.

EXECUTIVE OFFICERS
Set forth below is information concerning our executive officers as of the date of this proxy statement.
Several of our directors and executive officers previously served as directors and/or officers of one or more of KMI’s predecessors. Several of our directors and executive officers also previously served as directors and/or officers of one or more of KMI’s public subsidiaries, including KML, El Paso Pipeline GP Company, L.L.C., the general partner of EPB, KMGP, the general partner of Kinder Morgan Energy Partners, L.P. (KMP), and/or KMR. On November 26, 2014, we acquired all of the outstanding common units of EPB and KMP, and all of the outstanding common shares of KMR, that we and our subsidiaries did not already own. On December 16, 2019, KML was acquired by Pembina Pipeline Corporation.
Name	Age	Position
Richard D. Kinder	76	Director, Executive Chairman
Steven J. Kean	59	Director and Chief Executive Officer
Kimberly A. Dang	51	Director and President
Jesse Arenivas	47	Vice President (President, CO2 and President, Energy Transition Ventures)
Kevin Grahmann	38	Vice President, Corporate Development
James E. Holland	58	Vice President and Chief Operating Officer
Catherine C. James	55	Vice President and General Counsel
Thomas A. Martin	59	Vice President (President, Natural Gas Pipelines)
Denise R. Mathews	65	Vice President and Chief Administrative Officer
David P. Michels	42	Vice President and Chief Financial Officer
Dax A. Sanders	46	Vice President (President, Products Pipelines)
John W. Schlosser	58	Vice President (President, Terminals)
For biographical information concerning Messrs. Kinder and Kean and Ms. Dang, please see “Corporate Governance — The Board of Directors” beginning on page 6 of this proxy statement.
Jesse Arenivas is Vice President (President, CO2 and President, Energy Transition Ventures) of KMI. He has served as Vice President (President, CO2) since December 2014, and he was appointed to his role in KMI’s Energy Transition Ventures team upon its formation in February 2021. Mr. Arenivas joined Kinder Morgan in 2003 and has served in various financial, accounting, and business development roles, including Vice President of Finance and Accounting for our CO2 business segment. Mr. Arenivas holds a Bachelor of Business Administration in Finance from the University of Texas, Permian Basin and is a Certified Public Accountant in the State of Texas.
Kevin Grahmann was elected Vice President, Corporate Development in July 2020. Mr. Grahmann joined Kinder Morgan’s Corporate Development group in 2012 and was named a Vice President within the group in July 2017. Prior to joining Kinder Morgan, he served in various business development and corporate development roles at El Paso Corporation and Exterran, Inc. He previously worked at J.P. Morgan in investment banking. Mr. Grahmann holds a master’s degree in business administration from the University of Chicago Booth School of Business and a bachelor’s degree in economics from Rice University.
James E. Holland was elected Vice President and Chief Operating Officer of KMI in July 2020. Mr. Holland served as Vice President (President, Products Pipelines) of KMI from July 2017 to July 2020, and he served as Vice President of technical services for Kinder Morgan’s Products Pipelines group from 2012 to July 2017. Mr. Holland joined Kinder Morgan over 25 years ago and, prior to 2012, held various operations and engineering positions in Kinder Morgan’s Products Pipelines group. Mr. Holland holds bachelor’s degrees in chemistry and biology from New Mexico State University.
Catherine C. James was elected Vice President and General Counsel of KMI in February 2019. Previously, Ms. James served as Executive Vice President and General Counsel of Dynegy, Inc. from September 2011 until Vistra acquired Dynegy in April 2018. Ms. James held various key legal roles at NRG Energy, Calpine Corporation, Reliant Energy, The Coastal Corporation and Chevron. She is on the board of directors of New Hope Housing, an organization that provides life-stabilizing, affordable, and permanent housing with support services for people who live on limited incomes. She serves on the Board of the

Friends of Fondren Library of Rice University and is a member of the Junior League of Houston. Ms. James earned a Bachelor of Arts degree from Smith College and Juris Doctor from the University of Texas School of Law.
Thomas A. Martin is Vice President (President, Natural Gas Pipelines) of KMI and has served in his current role since 2012. Mr. Martin has served as Vice President (President, Natural Gas Pipelines) of KMGP since November 2009. Mr. Martin served as Vice President (President, Natural Gas Pipelines) of KMR from November 2009 until November 2014. He also served as a director and as Vice President (President, Natural Gas Pipelines) of the general partner of EPB from May 2012 until November 2014. Mr. Martin served as President, Texas Intrastate Pipeline Group from May 2005 until November 2009 and has served in various management roles for the Kinder Morgan companies since 2003. Mr. Martin received a Bachelor of Business Administration degree from Texas A&M University.
Denise R. Mathews is Vice President and Chief Administrative Officer of KMI and was elected to her current role in October 2019. Ms. Mathews served as Vice President, Human Resources, IT and Administration from January 2018 until October 2019 and as Vice President, Human Resources of KMI from May 2012 until January 2018. Ms. Mathews has served in various human resources roles for KMI and its predecessor companies since 1979, including as Vice President, Human Resources for El Paso Corporation from 2008 until its acquisition by KMI in 2012. Ms. Mathews holds a Bachelor of Science degree in Business Administration and a Bachelor of Arts degree in French from Birmingham Southern College.
David P. Michels is Vice President and Chief Financial Officer and has served in this role since April 2018. Mr. Michels previously served as Vice President, Finance and Investor Relations of KMI from March 2013 to April 2018, and as Vice President, Finance from 2012, when he joined Kinder Morgan, to March 2013. Mr. Michels also served as Chief Financial Officer of the general partner of EPB from March 2013 until November 2014. Prior to joining Kinder Morgan, Mr. Michels worked at Barclays and Lehman Brothers in energy investment banking, during which time he provided merger and acquisition as well as capital raising services to public and private energy companies. Mr. Michels holds a master’s degree from the University of Chicago Booth School of Business and a bachelor’s degree in finance from the University of Texas at Austin.
Dax A. Sanders was elected Vice President (President, Products Pipelines) of KMI in July 2020. Mr. Sanders served as Executive Vice President and Chief Strategy Officer of KMI from April 2018 to July 2020, and Vice President, Corporate Development of KMI from March 2013 to April 2018. He also served as a director and Chief Financial Officer of KML from April 2017 to December 2019. Mr. Sanders served as Vice President, Corporate Development of KMR from March 2013 until November 2014 and of the general partner of EPB from March 2013 until January 2015. From 2009 until March 2013, he was a Vice President within Kinder Morgan’s Corporate Development group. From 2006 until 2009, Mr. Sanders was Vice President of Finance for our Kinder Morgan Canada group. Mr. Sanders joined Kinder Morgan in 2000, and from 2000 to 2006 served in various finance and business development roles within the Corporate Development, Investor Relations, Natural Gas Pipelines and Products Pipelines groups, with the exception of a two-year period while he attended business school. Mr. Sanders holds a master’s degree in business administration from the Harvard Business School and a master’s and a bachelor’s degree in accounting from Texas A&M University. He is also a Certified Public Accountant in the State of Texas.
John W. Schlosser was elected Vice President (President, Terminals) of KMI in December 2014. Mr. Schlosser has served as Vice President (President, Terminals) of KMGP since March 2013. He also served as President of KML from August 2018 to December 2019 and previously served as President, Terminals of KML since its initial public offering in May 2017. Mr. Schlosser served as Vice President (President, Terminals) of KMR from March 2013 until November 2014. Mr. Schlosser was named Senior Vice President and Chief Commercial Officer of Kinder Morgan’s Terminals group in 2010. He previously served as Vice President of Sales and Business Development for Kinder Morgan’s Terminals group since he joined Kinder Morgan in 2001 in connection with Kinder Morgan’s purchase of the U.S. pipeline and terminal assets of the GATX Corporation, where he served as Vice President of Sales. Mr. Schlosser has more than 30 years of experience in commodity transportation and logistics, business development and sales, sales management and operations. Mr. Schlosser holds a Bachelor of Science degree from Miami University, Oxford, Ohio.

EXECUTIVE COMPENSATION
Overview
The following Compensation Discussion and Analysis describes the compensation of our executive officers, with a focus on the compensation of Mr. Kean, our Chief Executive Officer, Mr. Michels, our Chief Financial Officer, and Ms. Dang and Messrs. Holland and Sanders, our three most highly compensated executive officers (other than our Chief Executive Officer and our Chief Financial Officer) serving at the end of the fiscal year ended December 31, 2020, whom we refer to collectively as our “named executive officers.”
Compensation Discussion and Analysis
Program Objectives
We seek to attract, motivate and retain executives who will help us achieve our primary business goal of creating value with our portfolio of businesses for the benefit of our investors and other stakeholders. To help accomplish this goal, we have designed an executive compensation program to:
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incent our executives to act and make decisions like owners, not agents;

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provide competitive total compensation to our executives at a reasonable cost, generally at the 50th percentile of total compensation offered by companies of similar size and scope to ours; and

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tie a substantial majority of our executives’ total compensation directly to our financial performance to align our executives’ interests with those of our stockholders.

To accomplish the foregoing, we use a combination of:
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base cash compensation (non-performance based) that is generally below market;

•
a possible annual bonus (performance-based) that is tied to the attainment of the company’s annual financial performance targets established at the beginning of the year by the Compensation Committee, with consideration also given to our EHS and operational performance, other financial measures and the individual performance of each executive; and

•
long-term incentive equity compensation (time and performance-based) that is generally awarded annually in the form of restricted stock units (RSUs) subject to a three-year cliff-vesting condition and a reasonably achievable performance-based vesting condition.

We do not layer on additional “stretch” awards providing excess compensation or bonus vesting based on stock price, total stockholder return or other similar measures because we believe such practices encourage excessive risk taking and create incentives to engage in behavior that is potentially adverse to long-term stockholder value. We also do not utilize “stretch” or “reach” targets in the long-term incentive equity awards that we grant because we intend the equity awards to vest, increasing our executives’ stock ownership and creating further alignment with stockholders. Also, the failure of an award to vest would result in an executive being severely underpaid as compared to the 50th percentile of our peer group, potentially impairing our ability to motivate and retain the executive.
We keep abreast of current trends, developments and emerging issues in executive compensation and annually compare our executive compensation components with market information consisting of proxy data and third-party compensation surveys in which we participate. In 2016, we developed a compensation peer group from the energy industry evaluated using companies that most closely reflect our profile in terms of revenues, assets, and market value, as well as competition for executive level talent. Given the consolidation in our industry during 2019, in 2020 we reassessed our peer group and added Marathon Petroleum Corporation, Phillips 66 and Valero Energy Corporation. This information is compiled using the Equilar Insight executive compensation benchmarking software platform. The purpose of this comparison is to ensure that our total compensation package operates effectively, remains both reasonable and competitive within the energy industry, and is generally comparable, in terms of total compensation value, to the midpoint of total compensation offered by companies of similar size and scope to ours. The following companies are included in our peer group:

CenterPoint Energy, Inc.	EOG Resources, Inc.	Sempra Energy
ConocoPhillips Company	Marathon Petroleum Corporation	Southern Company
Dominion Energy Inc.	NiSource Inc.	Targa Resources Corp.(a)
Duke Energy Corporation	Occidental Petroleum Corporation	TC Energy Corporation
Enbridge Inc.	ONEOK, Inc.	Valero Energy Corporation
Energy Transfer LP(a)	Phillips 66	The Williams Companies, Inc.
Enterprise Products Partners LP	Plains All American Pipeline L.P.

(a)
Includes affiliated entities.

In July 2018, consistent with the plurality of stockholders’ advisory votes at our 2018 Annual Meeting, our Board determined to hold an advisory vote of stockholders on the compensation of KMI’s named executive officers annually until 2024, when the next stockholder vote on the frequency of the say-on-pay vote is required under Section 14A of the Exchange Act, or until our Board otherwise determines that a different frequency for such vote is in the best interests of KMI’s stockholders. At our 2020 Annual Meeting, our stockholders voted to approve, on an advisory basis (with an approval rate of 87.35%), the compensation of our then named executive officers.
We have endeavored to design our executive compensation program and practices with appropriate consideration of all tax, accounting, legal and regulatory requirements. Section 162(m) of the Internal Revenue Code of 1986 (Internal Revenue Code) generally disallows a tax deduction by a publicly held company for compensation over $1 million paid in any fiscal year to the company’s chief executive officer or other named executive officers. For tax years beginning before 2018, Section 162(m) exempted qualifying performance-based compensation from the deduction limit if certain requirements were met. The Tax Cuts and Jobs Act of 2017 amended Section 162(m) to eliminate the exemption for performance-based compensation and to expand the group of current and former executive officers who may be covered by the deduction limit under Section 162(m). While our stockholder-approved incentive plans were previously structured to provide that certain awards could be made in a manner intended to qualify for the performance-based compensation exemption, that exemption is no longer available for tax years after 2017.
Compensation Designed to Reward Performance and Align Incentives
Our executive compensation program is designed to reward individuals for advancing our business strategies and the interests of our investors and other stakeholders, to align management’s interests with those of our stockholders, and to incentivize compliance with our Code of Business Conduct and Ethics and our EHS policies. Each executive is held accountable for upholding and complying with company policies, which require the individual to maintain a discrimination-free workplace, to comply with the law, and to maintain high standards of operating safety and environmental protection. In addition, cash and equity incentive compensation paid to our executive officers is subject to a clawback policy providing that such compensation may, under certain circumstances, be recovered by us in the event of a restatement of our financial results. See “Corporate Governance — Corporate Governance Highlights.”
We believe that the most effective means of aligning management’s interests with those of our investors and other stakeholders is to emphasize incentive-based compensation rather than fixed compensation such as base salary and perquisites. We do not provide executive perquisites, supplemental executive retirement, non-qualified supplemental defined benefit/contribution, deferred compensation or split-dollar life insurance programs to our executive officers. We have no executive company cars or executive car allowances nor do we pay for financial planning services. Additionally, we do not own any corporate aircraft, and we do not pay for executives to fly first class. We do not have employment agreements or special severance arrangements with our executive officers. Our executive officers are eligible for severance under the same plan as our other non-union employees.
We emphasize incentive-based compensation by paying base salaries that are generally below market and allocating a substantial majority of our executives’ total compensation to annual performance-based cash bonuses and long-term incentive equity awards in the form of RSUs. Annual bonus amounts are determined based on the level of achievement of annual financial performance targets established by the Compensation Committee and other objectives. Long-term incentive equity awards, in the form of RSUs, are subject to both time-based and performance vesting hurdles and provide the attributes of stock ownership, which we believe motivates executives to behave like owners rather than agents by directly aligning the executives’ interests with those of our stockholders.
At his request, Mr. Kean receives a base salary of $1 per year and no annual cash bonus. Accordingly, his compensation consists almost exclusively of long-term incentive equity awards and related dividend equivalent payments. Mr. Kean reimburses us for health care premiums paid on his behalf. The almost exclusive use of equity awards to compensate Mr. Kean means that his compensation is closely aligned with stockholder value in a manner we believe is superior to short-term performance metrics and compensation. In addition, Mr. Kinder, who as Executive Chairman is no longer a named executive officer, continues to receive total compensation of a base salary of $1 per year at his request. Mr. Kinder also reimburses us for health care premiums paid on his behalf.
Elements of Compensation
Our 2020 executive compensation program was principally composed of three elements:
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a base salary,

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a possible annual cash bonus, and

•
long-term incentive equity awards (including related dividend equivalent payments on unvested awards).

Each year, the Compensation Committee reviews our compensation philosophy and approves the compensation of our named executive officers and the financial and other goals and objectives that are relevant to the compensation of our named executive officers. The Compensation Committee (and in the case of Mr. Kean, the other independent board members) also reviews each named executive officer’s performance in consultation with management. For 2020, the Compensation Committee and the other independent board members solicited information from Mr. Kinder and Ms. Mathews regarding the performance of Mr. Kean. In addition, the Compensation Committee solicited information from Messrs. Kinder and Kean and Ms. Mathews regarding the performance of Ms. Dang. Similarly, the Compensation Committee solicited information from Messrs. Kinder and Kean, Ms. Mathews and Ms. Dang with respect to the performance of our other named executive officers. The Compensation Committee also obtained information from Ms. Mathews with respect to compensation for comparable positions of responsibility at our peer companies. All of this information was taken into account by the Compensation Committee, which made final determinations regarding compensation of our named executive officers other than our Chief Executive Officer, whose compensation was approved by our independent directors. No named executive officer reviewed his or her own performance or approved his or her own compensation.
Base Salary
Base salary is paid in cash. In determining executive base salaries, we seek to provide reasonable fixed compensation while also retaining our overall emphasis on incentive-based compensation; accordingly, we pay base salaries that are generally below the 50th percentile of those of our peer group. The Compensation Committee maintained an annual base salary cap for our executive officers of $400,000 from 2013 until July 2018, when it was increased to $500,000. The highest base salary for an executive officer was $450,000 for 2020, and remains at $450,000 for 2021. As noted above, our Chief Executive Officer receives an annual base salary of $1, as does our Executive Chairman, Mr. Kinder.
Possible Annual Cash Bonus (Non-Equity Cash Incentive)
The overall purpose of our Amended and Restated Annual Incentive Plan (Annual Incentive Plan) is to foster our executive officers’ and our employees’ personal stake in the continued success of our company through the possible payment of annual cash bonuses that are dependent on individual and company performance. Our Board approved an amendment and restatement of our Annual Incentive Plan in

January 2021. We amended and restated the Annual Incentive Plan to, among other things, consolidate previous amendments, remove references to Section 162(m) of the Internal Revenue Code and make related adjustments to affected provisions, clarify descriptions of procedures and revise the list of performance criteria on which awards may be based.
The Annual Incentive Plan consists of two components: the executive plan and the non-executive plan. All of our employees are eligible to participate in the Annual Incentive Plan (except for employees covered by collective bargaining agreements, whose participation will be governed by the terms of the collective bargaining agreement or initial terms and conditions of employment). Our Chief Executive Officer and all other executive officers are eligible for the executive plan component, although Mr. Kean has elected not to participate. All other eligible employees in the U.S. may participate in the non-executive plan component.
An aggregate pool of bonus dollars is budgeted at the beginning of each year for annual cash bonuses that may be paid under both the executive and non-executive components of our Annual Incentive Plan after the end of the year. The size of the final bonus pool depends primarily on the extent to which we meet certain financial performance targets set at the beginning of the year by the Compensation Committee, which financial targets are generally consistent with the Board-approved distributable cash flow (DCF) per share budget developed through our rigorous budgeting process and published in January of each year. After the financial results of the year are calculated, the Compensation Committee then establishes the final bonus pool based primarily on the extent to which such financial performance targets are met. The Compensation Committee may also adjust the final bonus pool upward or downward based on our overall performance in other areas, including EHS and operational performance and other financial measures.
With respect to the executive plan component, the Compensation Committee also establishes financial performance targets at or before the start of each year (which may be the same financial performance targets established under the non-executive plan component) and sets the individual bonus opportunities available to each executive officer depending primarily on the extent to which we meet such financial performance targets. After the financial results of the year are calculated, the Compensation Committee then determines the bonuses to be paid to each executive officer based primarily on the extent to which such financial performance targets are met, with consideration also given to our EHS and operational performance, other financial measures and the individual performance of each executive. The maximum payout to any individual under the Annual Incentive Plan for any year is $3 million. The Compensation Committee may reduce the amount of the bonus actually paid to any executive officer from the amount of any bonus opportunity available to such executive officer. Because payments under the Annual Incentive Plan for our executive officers are determined by comparing actual performance to the performance targets established each year and taking other factors into consideration, it is not possible to accurately predict amounts that will actually be paid under the executive portion of the Annual Incentive Plan over the life of the plan.
For 2020, the Compensation Committee set a target of DCF of $2.24 per common share as the financial performance target under both the executive plan component and the non-executive plan component and approved the following additional objectives that could potentially increase or decrease the budgeted bonus pool for 2020:
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our EHS performance, including

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beating industry average incident rates;

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improving incident rates compared to our previous three-year averages; and

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experiencing no significant incidents in our operations or expansions, and

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a target consolidated leverage ratio, which we measure as the ratio of Adjusted Net Debt-to-Adjusted EBITDA, of 4.5x.

DCF, DCF per common share, Adjusted Net Debt and Adjusted EBITDA are non-GAAP measures. Please see “— Non-GAAP Financial Measures” below for a discussion of:
•
DCF and DCF per common share, along with a reconciliation of DCF to net income attributable to common stockholders, the GAAP financial measure most directly comparable to distributable cash flow, for the year ended December 31, 2020,

•
Adjusted Net Debt, along with a reconciliation to its most directly comparable GAAP financial measure, debt net of cash and cash equivalents, and

•
Adjusted EBITDA, along with a reconciliation to its most directly comparable GAAP financial measure, net income.

The table under “Grants of Plan-Based Awards” below sets forth the threshold, target and maximum payout opportunities for each named executive officer. The Compensation Committee has never awarded the maximum bonus opportunity to a current named executive officer.
For 2020, we achieved DCF per share of $2.02 (90.2% of our DCF target of $2.24 per share), and our consolidated leverage ratio was 4.6x as compared to our target of 4.5x.
Our Compensation Committee approved funding of approximately 91% of the total 2020 budgeted cash bonus pool under the Annual Incentive Plan. The Compensation Committee established a baseline funding rate of 91% for the executive plan component, with individual executives receiving upward or downward adjustments relative to such 91% funding rate based on individual performance and other factors as described below. The Compensation Committee believes that our executives should typically receive a greater reduction of the bonus pool than other employees in years in which we do not meet 100% of our financial targets. The budgeted bonus opportunities are based on the market data discussed under “— Program Objectives” above. The approved funding level includes any premium pay calculations for bonus awards paid to non-exempt employees.
The 2020 bonuses for our named executive officers were based primarily on the extent to which the financial and non-financial goals were met. The Committee also took into account our company’s response to the substantial operational and financial challenges posed by the COVID-19 pandemic, including reducing our planned capital and operating expenditures to maintain flexibility while protecting our balance sheet and adapting our operations to keep our employees safe while continuing to serve our customers.
The Compensation Committee also considered, qualitatively, how well each executive officer performed his or her duties during the year. Information was solicited from relevant members of senior management regarding the performance of our named executive officers, and determinations and recommendations were made at the regularly scheduled first quarter Board and Compensation Committee meetings held in January 2021. Other factors considered by the Compensation Committee included market data about compensation of comparable positions of responsibility at our peer companies, derived from the proxy data and the third-party compensation surveys referred to above. With respect to using these other factors in assessing performance, the Compensation Committee did not find it practicable to, and did not, use a “score card” or quantify or assign relative weight to the specific criteria considered. Specific aspects of an individual’s performance, other than the overall financial and other objectives discussed above, were not identified in advance. Rather, adjustments were based on the Compensation Committee’s judgment and input from Mr. Kinder, Mr. Kean, Ms. Dang and Ms. Mathews, giving consideration to the totality of the record presented, including the individual’s performance and the magnitude of any other positive or negative factors.
For a discussion of effects under the Annual Incentive Plan of death, disability, retirement, termination of employment or a change in control of the company, please read “Potential Payments upon Death, Disability, Termination or a Change in Control.”
Long-Term Incentive Compensation
We believe that significant long-term incentive equity compensation as part of total executive compensation is an effective means of attracting, motivating and retaining executive talent while also aligning executives’ interests with those of stockholders. Accordingly, we use long-term incentive equity awards in the form of RSUs for a significant portion of our executives’ compensation. Our executives receive dividend equivalents on their unvested RSUs in the same amount per RSU as our normal quarterly dividends per share on our common stock, and they receive one share of our common stock upon vesting of each RSU, creating direct alignment with stockholders. We believe that this alignment encourages our executives to think and make decisions like owners rather than agents.

We typically make annual awards to our executive officers of RSUs that are subject to both a time-based vesting condition (typically a three-year cliff-vesting condition) and a performance-based vesting condition (typically a DCF per share target).
In certain circumstances, we have granted to an executive officer an RSU award larger than a typical annual RSU award with a vesting period of three or more years, with the expectation that no additional awards will be granted to such executive until near the end of the vesting period. We refer to awards of this type as multi-year awards. A multi-year award represents more than one year’s long-term incentive compensation because it is intended that the executive will forego one or more annual grants in the future during the vesting period of the multi-year award. For example, Mr. Kean (who elects to receive a base salary of $1 per year and no annual cash bonus) was granted a three-year cliff-vesting performance-based RSU award in July 2018 that is scheduled to vest in July 2021. Mr. Kean did not receive an annual award in July 2019 or July 2020 and is not expected to receive any additional incentive equity awards until closer to the vesting date of his July 2018 multi-year award.
As stated above, the RSU awards that we make to our executive officers are subject to a performance-based vesting condition in addition to a time-based vesting condition. The performance-based condition is typically a requirement that the annualized DCF per share for any four quarters during the vesting period meet or exceed a DCF per share target established by the Compensation Committee. The Compensation Committee selects a DCF per share target that is consistent with the current year’s budget and our internal estimates of expected performance over the vesting period, and is typically at or slightly higher than the Board approved budgeted DCF per share for the year in which the equity award is granted. As such, the performance hurdle is designed to be achievable based on expected performance. Because this target is not intended to serve as a forecast or guidance for investors, we do not publish the target until the year of vesting. See “— Stock Vested During 2020” for the targets applicable to RSUs that vested in 2020.
The Compensation Committee has determined to utilize an achievable DCF per share target rather than subjecting all or a portion of the awards to “reach” or “stretch” targets based on a number of considerations. First, the four elements principally comprising our executives’ compensation, when aggregated, provide our executives with a total compensation package generally at the 50th percentile of the executive compensation in our above-referenced peer group. If the long-term incentive equity awards, which represent a large percentage of each of our executive’s total compensation (and, in the case of Mr. Kean, represent essentially all of his total compensation), failed to vest, an executive would be severely underpaid compared to market. Such an event would impair our ability to motivate and retain the executive. Second, we believe that layering on equity awards that vest only upon (or that vest at a higher rate based upon) achievement of pre-established “reach” financial targets or stock performance or similar metrics creates incentives to engage in behavior that is potentially adverse to long-term stockholder value. Finally, as noted previously, we believe that granting long-term incentive compensation in the form of RSUs (which vest into shares of our common stock) to executives directly aligns the executive with the interests of stockholders through potential stock ownership in a way that short-term performance metrics are incapable of doing.
All of the outstanding long-term incentive equity awards held by executive officers are subject to the terms of our 2015 Amended and Restated Stock Incentive Plan (2015 Stock Incentive Plan). The 2015 Stock Incentive Plan provides for clawback of equity compensation received under the plan to the extent required under our executive compensation clawback policy. The minimum vesting period for awards under the 2015 Stock Incentive Plan is 36 months, subject to a 5% exception to allow for shorter vesting periods in certain circumstances. See “Item 2. Approval of the 2021 Stock Incentive Plan” for a description of the minimum vesting period under the 2021 Stock Incentive Plan.
For a discussion of effects under the 2015 Stock Incentive Plan of death, disability, termination of employment or a change in control of the company, please see “Potential Payments upon Death, Disability, Termination or a Change in Control.”
Other Compensation
Kinder Morgan Savings Plan.   The Kinder Morgan Savings Plan is a defined contribution 401(k) plan. The plan permits eligible employees of KMI, including our named executive officers, to contribute between 1% and 50% of eligible base compensation and overtime, subject to limits established by the Internal

Revenue Service, on a pre-tax or Roth 401(k) basis, into participant accounts. In addition, we contribute 5% of eligible base compensation, subject to limits established by the Internal Revenue Service, into participant accounts for most employees of KMI, including our named executive officers. Participants become 100% vested in KMI contributions after two years and may take a distribution upon termination of employment or retirement.
Kinder Morgan Retirement Plans.   Employees of KMI, including our named executive officers, are also eligible to participate, as applicable, in Kinder Morgan Retirement Plan A or Kinder Morgan Retirement Plan B, which are cash balance pension plans and we refer to as the “Cash Balance Retirement Plans.” Employees accrue benefits through a Personal Retirement Account (PRA) in the Cash Balance Retirement Plans. We allocate contribution credits of 4% or 5% of eligible base compensation, subject to limits established by the Internal Revenue Service, every pay period to participants’ PRAs based on age and years of eligible service as of December 31 of the prior year. Interest is credited to each PRA at the 5-year U.S. Treasury bond rate published in the Internal Revenue Bulletin for November of the prior year, plus 0.25%. Employees become 100% vested in the Cash Balance Retirement Plans after three years and may take a lump sum or annuity distribution upon termination of employment or retirement.
The following table sets forth the estimated actuarial present value of each named executive officer’s accumulated pension benefit as of December 31, 2020, under the Cash Balance Retirement Plans. The benefits were computed using the same assumptions used for financial statement reporting purposes, assuming current remuneration levels without any salary projection, and assuming participation until normal retirement at age 65. These benefits are subject to federal and state income taxes, where applicable, but are not subject to deduction for social security or other offset amounts.
	Cash Balance Retirement Plans Pension Benefits
Name	Current Credited Years of Service	Present Value of Accumulated Benefit ($)	Payments Made During Last Fiscal Year
Steven J. Kean	19	99,703	—
Kimberly A. Dang	19	203,755	—
James E. Holland	29	192,419
David P. Michels	9	110,271	—
Dax A. Sanders	20	188,916	—
Potential Payments upon Death, Disability, Termination or a Change in Control
Our named executive officers are entitled to certain benefits in the events of death, disability, termination of employment or a change in control of the company. The plans and circumstances triggering such benefits are described below.
Annual Incentive Plan
The Annual Incentive Plan provides the Compensation Committee with discretion to take action that it deems appropriate with respect to outstanding awards upon a “Change in Control,” which is defined as:
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the acquisition of securities representing 20% or more of our outstanding shares of common stock or voting power of our securities by any person other than Richard D. Kinder;

•
a reorganization, merger or consolidation, or sale of all or substantially all of our assets, unless following such transaction:

•
50% or more of our outstanding shares of common stock and voting power (or the outstanding securities and voting power of the entity resulting from such transaction) is beneficially owned by substantially all of the persons who held such securities prior to such transaction,

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no person, other than Mr. Kinder, one of our benefit plans or a person who beneficially owned 20% or more of our outstanding shares of common stock and voting power prior to such transaction, beneficially owns 20% or more of our outstanding shares of common stock and voting power, and

•
at least a majority of our Board (or the governing body of the entity resulting from such transaction) were members of our “Incumbent Board” at the time of the initial agreement or initial action by our Board providing for such reorganization, merger, consolidation, sale or transaction;

•
the “Incumbent Board” ceases to constitute at least a majority of the Board then in office; or

•
approval by our stockholders of a plan of liquidation for us.

“Incumbent Board” means the individuals who, as of the effective date of the Annual Incentive Plan, constituted our Board, including any individual becoming a director after such date whose election by our Board or nomination for election by our stockholders was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board, and excluding any director whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than our Board, or any agreement intended to avoid or settle the results of any such actual or threatened solicitation.
If, in connection with a Change in Control, Mr. Kinder is no longer Chairman of our Board, then:
•
each participant under the executive component of the Annual Incentive Plan will be deemed to have earned 100% of the bonus opportunity available to him or her, unless the Compensation Committee has previously determined that the participant should receive a greater or lesser percentage of the bonus opportunity;

•
each participant under the non-executive component of the Annual Incentive Plan will receive an award equal to the award most recently paid to such participant under the plan or any prior plan, or an award equal to the average award paid to a similarly situated participant under the plan if no award was previously paid to the participant; and

•
the awards to executive and non-executive participants will be paid in a cash lump sum within 30 days after the change in control; provided, however, that the participant must be employed by the company or an affiliate on the date of the Change in Control to receive an award as described above.

If a participant ceases to be employed by the company or a subsidiary prior to the date the award is distributed, other than in the case of participant’s death as described below, the participant will forfeit all rights to the award. Notwithstanding the foregoing, in the case of participant’s death on or after January 1 of the calendar year following the end of a performance year but before distribution of an award, the award shall be distributed to the participant’s estate.
Kinder Morgan Severance Plan
All of our executive officers are eligible for severance payments under the Kinder Morgan Severance Plan (which is available to all regular full time U.S. based employees not covered by a bargaining agreement) in certain termination circumstances (which could include termination in connection with a change of control). An executive officer in active, full-time employment status will be eligible for a severance payment under the Kinder Morgan Severance Plan if:
•
his or her job is eliminated and he or she is not offered continuous employment at a rate of pay of at least 90% of his or her current base pay and at a location that does not increase his or her commute to work by more than 50 miles or

•
he or she is terminated from employment by the company for any reason other than cause. The Kinder Morgan Severance Plan caps severance payments at an amount equal to six months of annual base salary.

The following table lists the potential payments to our named executive officers under the Kinder Morgan Severance Plan upon termination without cause. The table assumes the triggering event for the payments or provision of benefits occurred on December 31, 2020.

Name	Termination Payment ($)
Steven J. Kean(a)	—
Kimberly A. Dang(b)	225,000
James E. Holland(b)	225,000
David P. Michels(b)	225,000
Dax A. Sanders(b)	225,000

(a)
Because the severance formula is based on the annual base salary, Mr. Kean’s benefits calculate to less than $1 (the cap under the plan is 26 weeks of base salary).

(b)
Payment equals cap calculation under the plan of 26 weeks of annual base salary.

Restricted Stock Unit (RSU) Awards
Our named executive officers who received RSU awards under the 2015 Stock Incentive Plan are entitled to accelerated vesting in certain termination or change-in-control circumstances under the award agreements governing their grants. The award agreements provide for accelerated vesting upon:
•
a “Change in Control” or

•
termination of the employee’s employment by reason of:

•
death,

•
disability that results in us determining that the employee cannot perform the essential functions of his or her job, with or without a reasonable accommodation,

•
an involuntary termination by us due to a reorganization or reduction in force for which the employee would be eligible for pay under the Kinder Morgan Severance Plan, or

•
the sale of the company or the sale, transfer or discontinuation of any part of the operations or any of our business units.

The award agreements also provide for pro-rata vesting upon retirement at age 62 or older, subject to attainment of a performance goal (payment of a dividend equal to at least 90% of the dividend paid for the same quarter of the preceding year) for the quarter following the quarter in which the retirement occurs. The definition of “Change in Control” in the 2015 Stock Incentive Plan is the same as that in the Annual Incentive Plan described above under “Annual Incentive Plan.”
The following table lists the potential accelerated value of our named executive officers’ RSU awards upon death, disability or termination without cause. The table assumes the triggering event for the payments or provision of benefits occurred on December 31, 2020.
Name	Termination Payment ($)(a)
Steven J. Kean	12,364,050
Kimberly A. Dang	6,224,498
James E. Holland	3,570,549
David P. Michels	1,678,717
Dax A. Sanders	4,657,765

(a)
Calculation equals the number of shares underlying the unvested RSU award, multiplied by $13.67, the closing price of our common stock on December 31, 2020.

Kinder Morgan Savings Plan and Cash Balance Retirement Plans
The following table reflects the benefits payable from the Kinder Morgan Savings Plan and the Cash Balance Retirement Plans in the event of death or termination of employment, assuming the triggering event occurred on December 31, 2020. In the event of termination or death, the named executive officer or his or her beneficiary would be entitled to his or her vested benefits under the plans. The following table assumes the named executive officer or his or her beneficiary would make an election to commence the benefit on January 1, 2021.
Name	Savings Plan Benefit ($)	Cash Balance Retirement Plans Lump Sum ($)
Steven J. Kean	510,372	104,737
Kimberly A. Dang	1,220,737	199,831
James E. Holland	1,113,503	202,582
David P. Michels	578,352	96,965
Dax A. Sanders	861,885	173,941
Other Potential Post-Employment Benefits
In addition to the amounts described above, each named executive officer would receive payments for amounts of base salary and vacation time accrued through the date of termination and payment for any reimbursable business expenses incurred prior to the date of termination.
Non-GAAP Financial Measures
The non-GAAP financial measures of distributable cash flow (DCF), both in the aggregate and per share, Adjusted EBITDA, Net Debt and the consolidated leverage ratio are presented in this proxy statement.
Our non-GAAP financial measures described below should not be considered alternatives to GAAP net income or other GAAP measures and have important limitations as analytical tools. Our computations of these non-GAAP financial measures may differ from similarly titled measures used by others. You should not consider these non-GAAP financial measures in isolation or as substitutes for an analysis of our results as reported under GAAP. Management compensates for the limitations of these non-GAAP financial measures by reviewing our comparable GAAP measures, understanding the differences between the measures and taking this information into account in its analysis and its decision making processes. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures for 2020 are included below along with footnotes to explain certain components within the reconciliations.
Certain Items, as adjustments used to calculate our non-GAAP financial measures, are items that are required by GAAP to be reflected in net income, but typically either (i) do not have a cash impact (for example, asset impairments), or (ii) by their nature are separately identifiable from our normal business operations and in our view are likely to occur only sporadically (for example, certain legal settlements, enactment of new tax legislation and casualty losses). We also include adjustments related to joint ventures (see “Amounts from Joint Ventures” below).
DCF is calculated by adjusting net income attributable to Kinder Morgan, Inc. for Certain Items, and further by depreciation, depletion and amortization, or “DD&A,” and amortization of excess cost of equity investments, income tax expense, cash taxes, sustaining capital expenditures and other items. We also include amounts from joint ventures for income taxes, DD&A and sustaining capital expenditures (see “Amounts from Joint Ventures” below). DCF is a significant performance measure useful to management and external users of our financial statements in evaluating our performance and in measuring and estimating the ability of our assets to generate cash earnings after servicing our debt, paying cash taxes and expending sustaining capital, that could be used for discretionary purposes such as common stock dividends, stock repurchases, retirement of debt, or expansion capital expenditures. DCF should not be used as an alternative to net cash provided by operating activities computed under GAAP. We believe the GAAP measure most directly comparable to DCF is net income attributable to Kinder Morgan, Inc. DCF per share is DCF divided by weighted average outstanding common shares, including restricted stock awards that participate in dividends.
Adjusted EBITDA is calculated by adjusting net income before interest expense, taxes, and DD&A (EBITDA) for Certain Items. We also include amounts from joint ventures for income taxes and DD&A (see “Amounts from Joint Ventures” below). Adjusted EBITDA is used by management and external users, in conjunction with our Net Debt (as described further below), to evaluate certain leverage metrics. Therefore, we believe Adjusted EBITDA is useful to investors. We believe the GAAP measure most directly comparable to Adjusted EBITDA is net income.
Amounts from Joint Ventures are included within Certain Items, DCF and Adjusted EBITDA, and reflect amounts from unconsolidated joint ventures and consolidated joint ventures utilizing the same recognition and measurement methods used to record “Earnings from equity investments” and “Noncontrolling interests,” respectively. The calculations of DCF and Adjusted EBITDA related to our unconsolidated and consolidated joint ventures included the same adjustments (DD&A and income tax expense, and for DCF only, also cash taxes and sustaining capital expenditures) with respect to the joint ventures as those included in the calculations of DCF and Adjusted EBITDA for our wholly-owned consolidated subsidiaries. Although these amounts related to our unconsolidated joint ventures are included in the calculations of DCF and Adjusted EBITDA, such inclusion should not be understood to imply that we have control over the operations and resulting revenues, expenses or cash flows of such unconsolidated joint ventures.
Net Debt is calculated by subtracting from debt (i) cash and cash equivalents; (ii) debt fair value adjustments; and (iii) the foreign exchange impact on euro-denominated bonds for which we have entered into currency swaps. Net Debt is a non-GAAP financial measure that is useful to investors and other users of our financial information in evaluating our leverage. We believe the most comparable measure to Net Debt is debt net of cash and cash equivalents.
Consolidated Leverage Ratio is calculated by dividing Net Debt by Adjusted EBITDA. This non-GAAP measure, also referred to as “Net Debt to Adjusted EBITDA,” is expressed herein and in the following table as a multiple of Net Debt to Adjusted EBITDA. Management believes this measure is useful to investors and other users of our financial information in evaluating our leverage.

GAAP to Non-GAAP Measure Reconciliations as of and for the year ended December 31, 2020
($ and shares in millions, except per share amount)
Reconciliation of DCF	Year Ended 12/31/20	Reconciliation of Adjusted EBITDA	Year Ended 12/31/20
Net income attributable to Kinder Morgan, Inc. (GAAP)	$119	Net income (GAAP)	$180
Total Certain Items	1,892	Total Certain Items	1,892
DD&A and amortization of excess cost of equity investments for DCF(a)	2,671	DD&A and amortization of excess cost of equity investments	2,304
Income tax expense for DCF(b)	670	Income tax expense(f)	588
		JV DD&A and income tax expense(g)	449
Cash taxes(c)	(68)	Interest, net(h)	1,610
Sustaining capital expenditures(d)	(658)	Net income attributable to NCI (net of KML NCI)(i)	(61)
Other items(e)	(29)	Adjusted EBITDA	$6,962
DCF	$4,597
Divided by:
Weighted average common shares outstanding for dividends	2,276	Consolidated Leverage Ratio
DCF per common share	$2.02	Net Debt	$32,042
		Divided by: Adjusted EBITDA	$6,962
		Consolidated Leverage Ratio	4.6
Certain Items	Year Ended 12/31/20
Fair value amortization	$(21)
Legal, environmental and taxes other than income tax reserves	26
Change in fair market value of derivative contracts	(5)
Loss on impairments and divestitures, net	327
Loss on impairments of goodwill	1,600
Restricted stock accelerated vesting and severance	52
COVID-19 costs	15
Income tax Certain Items	(107)
Other	5
Total Certain Items	$(29)
Reconciliation of Net Debt	As of 12/31/20
Outstanding long-term debt	$30,838
Current portion of debt	2,558
Less:
Cash and cash equivalents	1,184
Foreign exchange impact of hedges on euro-denominated debt outstanding	170
Net Debt	$2,042

(a)
DD&A (GAAP) of $2,164 is increased by amortization of excess cost of equity investments of $140 million and by JV DD&A of $367 million.

(b)
Income tax expense (GAAP) of $481 million is increased by Certain Items of $107 million and by taxable JV income tax expense of $82 million.

(c)
Includes KMI cash taxes of $(6) million and taxable JV cash taxes of $(62) million.

(d)
Includes KMI sustaining capital expenditures of $(544) million and JV sustaining capital expenditures of $(114) million.

(e)
Includes pension contributions and non-cash pension expense, and non-cash compensation associated with our restricted stock program.

(f)
Amount is increased for $107 million of Certain Items.

(g)
Includes JV DD&A of $367 million and JV income expense of $82 million.

(h)
Interest, net (GAAP) of $1,595 million is increased by Certain Items of $15 million.

(i)
Includes restricted stock awards that participate in common share dividends.

Summary Compensation Table
The following table shows total compensation paid or otherwise awarded by us to our named executive officers for services rendered during the years ended December 31, 2020, 2019 and 2018, as applicable.
Name and Principal Position	Year	Salary ($)(a)	Bonus ($)(b)	Stock Awards ($)(c)	Non-Equity Incentive Plan Compensation ($)(d)	Change in Pension Value ($)(e)	All Other Compensation ($)(f)	Total ($)
Steven J. Kean Chief Executive Officer	2020 2019 2018	1 1 1	— — —	— — 16,000,004	— — —	— 7,269 10,576	— — —	1 7,270 16,010,581
Kimberly A. Dang President	2020 2019 2018	464,423 423,077 400,000	— — 200,000	3,000,013 3,000,020 2,000,014	1,365,000 1,425,000 1,250,000	4,251 44,091 43,099	14,250 14,000 13,750	4,847,937 4,906,188 3,906,863
James E. Holland(g) Vice President and Chief Operating Officer	2020	464,423	—	1,750,002	614,250	2,127	14,250	2,845,052
David P. Michels Vice President and Chief Financial Officer	2020 2019 2018	461,538 396,154 328,556	— — 75,000	800,011 750,021 600,009	637,000 570,000 450,000	11,188 32,860 27,226	14,250 14,000 13,750	1,923,987 1,763,035 1,494,541
Dax A. Sanders Vice President (President, Products Pipelines)	2020 2019 2018	464,423 423,077 400,000	— — 275,000	1,500,006 1,500,021 3,000,012	659,750 750,000 725,000	9,500 48,706 43,785	14,250 4,000 13,750	2,647,929 2,735,804 4,457,547

(a)
Kinder Morgan pays base salary on a bi-weekly basis. Amounts shown for 2020 for all named executive officers other than Mr. Kean exceeded their $450,000 annual salaries due to a bi-weekly payment made on December 31, 2020 (instead of January 1, 2021, which was a company holiday).

(b)
For 2018, represents bonuses paid to Ms. Dang, and Messrs. Michels and Sanders in recognition of their significant contributions to the closing of the sale of the Trans Mountain Pipeline System.

(c)
See “Long-Term Incentive Compensation” for discussion of vesting periods for RSU awards to our named executive officers. Amounts reflect the grant date fair value of RSU awards granted to our named executive officers computed in accordance with Financial Accounting Standards Board (FASB) Codification Topic 718, “Compensation — Stock Compensation.” The grant date fair value reflected in “Stock Awards” factors in anticipated dividend equivalent payments on such awards. The table below provides, on a supplemental basis, dividend equivalent payments received by named executive officers in respect of RSU awards or unvested restricted stock awards outstanding during the years indicated.

Name	2020 ($)	2019 ($)	2018 ($)
Steven J. Kean	938,383	1,198,865	908,956
Kimberly A. Dang	430,142	386,013	298,190
James E. Holland	251,300	—	—
David P. Michels	108,122	69,388	33,567
Dax A. Sanders	350,255	285,749	164,284

(d)
Represents amounts paid under the Annual Incentive Plan as then in effect. Amounts were earned in the fiscal year indicated but were paid in the next fiscal year.

(e)
Represents the 2020, 2019 and 2018, as applicable, change in the actuarial present value of accumulated defined pension benefit (including unvested benefits) under our Cash Balance Retirement Plans. Mr. Kean had a $(4,369) change in pension value in 2020.

(f)
Consists of company contributions to the KMI Savings Plan. The amounts reflected for all periods exclude dividend equivalent payments because the dollar value of such payments was factored in to the grant date fair value reported in the “Stock Awards” column for the years in which such RSU awards or restricted stock awards were granted. Please see footnote (c) for supplemental disclosure regarding dividend equivalent payments to named executive officers.

(g)
Mr. Holland was not a named executive officer in 2019 or 2018.

Grants of Plan-Based Awards
The following supplemental compensation table provides details on the value of plan-based incentive awards granted to our named executive officers during 2020. The information in the table under the caption “Estimated Possible Payouts Under Non-Equity Annual Incentive Plan Awards” represents the threshold, target and maximum amounts payable under the Annual Incentive Plan for performance in 2020. Amounts actually paid under that plan for 2020 are set forth in the Summary Compensation Table under the caption “Non-Equity Incentive Plan Compensation.” Information under the captions “Stock Awards: Number of RSUs” and “Grant Date Fair Value of RSUs” represents the awards of RSUs to our named executive officers in 2020 under our Stock Incentive Plan. These amounts are set forth in the Summary Compensation Table under the caption “Stock Awards.”
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(a)
Name	Grant Date	Threshold		Target	Maximum	Stock Awards: Number of RSUs	Grant Date Fair Value of RSUs
		($)(b)	($)(c)	($)(d)	($)(e)	(f)	($)(g)
Steven J. Kean(h)	N/A	—	—	—	—	—	—
Kimberly A. Dang
Annual Incentive Plan	N/A	0 – 1,124,999	1,125,000	1,500,000	2,250,000
RSU Awards	7/21/2020					198,808	3,000,013
James E. Holland
Annual Incentive Plan		0 – 506,249	506,250	675,000	1,012,500
RSU Awards	7/21/2020					115,971	1,750,002
David P. Michels
Annual Incentive Plan	N/A	0 – 524,999	525,000	700,000	1,050,000
RSU Awards	7/21/2020					53,016	800,011
Dax A. Sanders

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(a)
Name	Grant Date	Threshold		Target	Maximum	Stock Awards: Number of RSUs	Grant Date Fair Value of RSUs
		($)(b)	($)(c)	($)(d)	($)(e)	(f)	($)(g)
Annual Incentive Plan	N/A	0 – 543,999	544,000	725,000	1,088,000
RSU Awards	7/21/2020					99,404	1,500,006

(a)
See “Elements of Compensation” and “Possible Annual Cash Bonus (Non-Equity Cash Incentive)” above for further discussion of these awards.

(b)
Represents the bonus opportunity available to the executive officer if less than 90% of target is met.

(c)
Represents the bonus opportunity available to the executive officer if 90% – 99% of target is met.

(d)
Represents the bonus opportunity available to the executive officer if 100% of target is met.

(e)
Represents the bonus opportunity available to the executive officer if target is exceeded by 10%.

(f)
Represents the number of RSUs granted in 2020 to the named executive officers. All grants are performance-based and are subject to three-year cliff-vesting.

(g)
Represents the grant date fair value computed in accordance with FASB ASC Topic 718 of RSU grants to the named executive officers during 2020.

(h)
Declined to participate in the Annual Incentive Plan and did not receive any RSU awards in 2020.

Outstanding Equity Awards at Fiscal Year-End
Name	Number of Shares of RSUs	Market Value of Shares underlying RSUs ($)(a)
Steven J. Kean(b)	904,466	12,364,050
Kimberly A. Dang(c)	455,340	6,224,498
James E. Holland(d)	261,196	3,570,549
David P. Michels(e)	122,803	1,678,717
Dax A. Sanders(f)	340,729	4,657,765

(a)
The values represented in this column have been calculated by multiplying $13.67, the closing price of our common stock on December 31, 2020, by the number of RSUs.

(b)
Consists of 904,466 RSUs scheduled to vest on July 31, 2021, subject to achievement of applicable performance goals.

(c)
Consists of 113,059, 143,473 and 198,808 RSUs scheduled to vest on July 31, 2021, July 31, 2022 and July 31, 2023, respectively, subject to achievement of applicable performance goals.

(d)
Consists of 73,488, 71,737 and 115,971 RSUs scheduled to vest on July 31, 2021, July 31, 2022, and July 31, 2023, respectively, subject to achievement of applicable performance goals.

(e)
Consists of 33,918, 35,869, and 53,016 RSUs scheduled to vest on July 31, 2021 July 31, 2022 and July 31, 2023, respectively, subject to achievement of applicable performance goals.

(f)
Consists of 84,794, 84,794, 71,737 and 99,404 RSUs scheduled to vest on July 31, 2021, July 31, 2022, July 31, 2022 and July 31, 2023, respectively, subject to achievement of applicable performance goals.

Stock Vested During 2020
	Option Awards		Stock Awards
Name	Number of shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of shares Acquired on Vesting (#)(a)(b)	Value Realized on Vesting ($)(a)
Steven J. Kean	—	—	—	—
Kimberly A. Dang	—	—	76,924	1,084,628
James E. Holland	—	—	51,283	723,090
David P. Michels	—	—	15,385	229,544
Dax A. Sanders	—	—	61,539	867,700

(a)
Ms. Dang’s and Messrs. Holland and Sanders’ 2017 three-year cliff-vested restricted stock grants were valued at $14.10 per share, the closing price on the vesting date of July 31, 2020. Mr. Michels’ 2017 three-year cliff-vested RSU grant was valued at $14.92 per share, the closing price on July 17, 2020, the last trading day prior to the vesting date of July 18, 2020.

(b)
Ms. Dang’s, and Messrs. Holland and Sanders’ 2017 three-year cliff-vested RSU grants were subject to a performance vesting hurdle that the annualized DCF per share for any four quarters of the vesting period equal $2.10, which vesting hurdle was satisfied. The DCF per share budget for 2017 was $1.99. Mr. Michels was not an executive officer in 2017 and, accordingly, his 2017 three-year cliff-vested RSU grant was not subject to a performance vesting condition.

Risks Associated with Compensation Practices
We employ all persons necessary for the operation of our business, and in our opinion, our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our business, financial position, results of operations or cash flows. Our belief is based on the fact that our overall employee compensation — primarily consisting of annual salaries and cash bonuses and, in some cases, long-term incentive compensation — is based on performance that does not reward risky behavior and is not tied to entering into transactions that pose undue risks to us. The Compensation Committee’s oversight of our compensation program includes consideration of whether there are risks arising from our compensation programs and practices that are reasonably likely to have a material adverse effect on us.
Chief Executive Officer Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Kean, our Chief Executive Officer:
For 2020, our last completed fiscal year:
•
a reasonable estimate of the median of the annual total compensation of all employees of our company (other than our CEO), was $117,413;

•
per the above regulations, the median employee was recalculated for 2020; and

•
the annual total compensation of our CEO, given Mr. Kean’s election to receive $1 in base salary and not to receive an annual cash bonus, was $1 as reported in the Summary Compensation Table presented elsewhere in this proxy statement.

Based on this information, for 2020, the ratio of the annual total compensation of Mr. Kean, our CEO, to the median of the annual total compensation of all employees was 0 to 1.
As discussed in footnotes to the Summary Compensation Table, the value of dividend equivalents in respect of RSU awards are factored into the grant date fair values reported for such awards; therefore, dividend equivalents paid to Mr. Kean in 2020 are not separately reportable as part of his total compensation for 2020. An alternative CEO pay ratio calculation based on the sum of Mr. Kean’s dividend equivalents received in 2020 ($938,383) and his compensation reportable in the Summary Compensation Table ($1), for a total of $938,384 would be 8 to 1.
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments, and estimates that we used were as follows:
•
To allow sufficient time to identify the median employee, we selected October 1, 2020, which is within the last three months of 2020, as the date upon which we would identify the “median employee.”

•
We determined that, as of October 1, 2020, our employee population consisted of approximately 11,008 individuals working at Kinder Morgan, Inc. and its consolidated subsidiaries, with 99.99% of these individuals located in the U.S., and .01% located in Mexico.

•
For simplicity, we chose to exclude our employee in Mexico under the de minimis exemption. As noted above, our employee in Mexico made up .01% of our employee population (1 employee) as of October 1, 2020.

•
To identify the “median employee” from our employee population, we included salary and annual incentive components for the fourth quarter of 2019 through the third quarter of 2020.

•
With respect to the annual total compensation of the “median employee,” we identified and calculated the elements of such employee’s compensation for 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $117,413.

•
For the annual total compensation of our CEO, we used the amount for 2020 reported in the “Total” column of the Summary Compensation Table included in this proxy statement.

DIRECTOR COMPENSATION
Non-Employee Director Compensation
We do not pay any director compensation to directors who also are employees of the company. For 2020, our non-employee directors were paid an annual retainer of $235,000 for their services as directors, and did not receive any additional meeting or committee fees. In addition, directors are reimbursed for reasonable expenses in connection with Board and committee meetings. The following table discloses the compensation earned by our non-employee directors for Board service in 2020.
Name	Fees Earned or Paid in Cash ($)	Common Stock Awards ($)(a)	All Other Compensation ($)(b)	Total ($)
Ted A. Gardner	200,000	35,003	856	235,859
Anthony W. Hall Jr.	235,000	—	—	235,000
Gary L. Hultquist	235,000	—	—	235,000
Ronald L. Kuehn, Jr.	235,000	—	—	235,000
Deborah A. Macdonald	187,840	47,160	1,153	236,153
Michael C. Morgan	235,000	—	—	235,000
Arthur C. Reichstetter	235,000	—	—	235,000
Fayez Sarofim(c)	235,000	—	—	235,000
C. Park Shaper	235,000	—	—	235,000
William A. Smith	235,000	—	—	235,000
Joel V. Staff	93,940	141,061	3,449	238,450
Robert F. Vagt	200,000	35,003	856	235,859
Perry M. Waughtal	187,840	47,160	1,153	236,153

(a)
Represents the value of cash compensation that Ms. Macdonald and Messrs. Gardner, Staff, Vagt, and Waughtal elected to receive in the form of common stock under our Stock Compensation Plan for Non-Employee Directors. Value computed as the number of shares of common stock received in lieu of cash (2,250, 1,670, 6,730, 1,670, and 2,250 shares respectively) multiplied by the closing price on the day cash compensation was approved ($20.96 per share on January 22, 2020).

(b)
Represents dividend equivalent payments on unvested restricted common stock that Ms. Macdonald and Messrs. Gardner, Staff, Vagt and Waughtal elected to receive pursuant to our Stock Compensation Plan for Non-Employee Directors.

(c)
Mr. Sarofim retired from the Board effective December 31, 2020.

Stock Compensation Plan for Non-Employee Directors
We adopted the Kinder Morgan, Inc. Amended and Restated Stock Compensation Plan for Non-Employee Directors to facilitate alignment of the compensation of the non-employee members of our Board with stockholders’ interests. The following is a summary of the plan. The plan is administered by our Compensation Committee, and our Board has sole discretion to terminate the plan at any time.
The plan recognizes that the compensation to be paid to each non-employee director is fixed by our Board, and that the compensation is payable in cash. Under the plan, in lieu of receiving some or all of the compensation in cash, non-employee directors, referred to as “eligible directors,” may elect to receive shares of our common stock. Each election generally will be at or around the first Board meeting in January of each year and will be effective for the entire calendar year. An eligible director may make a new election each year. The total number of shares of common stock authorized under the plan is 250,000.
Each annual election to receive shares of common stock will be evidenced by an agreement between us and the electing director that will contain the terms and conditions of such election. Shares issued under the plan pursuant to an election may be subject to forfeiture restrictions that lapse on the earlier of the director’s death or the date set forth in the agreement, which will be no later than the end of the calendar year to which the cash compensation relates. Until the forfeiture restrictions lapse, shares issued under the plan may not be sold, assigned, transferred, exchanged or pledged by an eligible director. In the event a director’s service as a director is terminated prior to the lapse of the forfeiture restrictions for any reason other than death or the director’s failure to be elected as a director at a stockholders meeting at which the director is considered for election, the director will, for no consideration, forfeit to us all shares then subject to the restrictions. If, prior to the lapse of the restrictions, the director is not elected as a director at a stockholders meeting at which the director is considered for election, the restrictions will lapse with respect to 50% of the director’s shares then subject to such restrictions, and the director will, for no consideration, forfeit to us the remaining shares.
The number of shares to be issued to an eligible director electing to receive any portion of annual compensation in the form of shares will equal the dollar amount elected to be received in the form of shares, divided by the closing price of our common stock on the NYSE on the day the cash compensation is awarded or, if the NYSE is not open for trading on such day, the most recent trading day (the fair market value), rounded up to the nearest ten shares. An eligible director electing to receive any portion of annual compensation in the form of shares will receive cash equal to the difference between:
•
the total cash compensation awarded to such director and

•
the number of shares to be issued to such director with respect to the amount determined by the director, multiplied by the fair market value of a share.

This cash payment will be payable in four equal installments, on or before March 31, June 30, September 30 and December 31 of the calendar year in which such cash compensation is awarded; provided that the installment payments will be adjusted to include dividend equivalent payments with respect to the shares during the period in which the shares are subject to forfeiture restrictions.

PERFORMANCE GRAPH
Cumulative Total Return
The following performance graph compares the annual performance of our common stock for the period beginning on December 31, 2015 and ending on December 31, 2020 to the performance of:
•
Standard & Poor’s 500 Stock Index, and

•
the Alerian Midstream Energy Index.

The graph assumes that the value of the investment in our common stock and each index was $100 at December 31, 2015, and that all dividends were reinvested. Total net return to our stockholders for the period ended December 31, 2020 was negative 30.77%, as compared to an average return of 18.40% for Standard & Poor’s 500 Index, negative 23.36% for the Alerian Midstream Energy Index. The total net return to our stockholders of negative 30.77% was calculated using the closing price of our common stock on December 31, 2015 of $14.92.

Comparison of Cumulative Five Year Total Return
Among Kinder Morgan, Inc., the S&P 500 Index, and the
Alerian Midstream Energy Index
$250
$200
$150
$100
$50
$0
12/31/15
12/31/16
12/31/17
12/31/18
12/31/19
12/31/20
Kinder Morgan, Inc.
S&P 500 Index
Alerian Midstream Energy Index

	Base Period	Period Ending
Company Name / Index	12/31/15	12/31/16	12/31/17	12/31/18	12/31/19	12/31/20
Kinder Morgan, Inc.	100	142.73	127.65	113.37	163.74	113.36
S&P 500 Index	100	111.96	136.40	130.42	171.49	203.04
Alerian Midstream Energy Index	100	133.83	130.61	113.25	140.48	107.66

ITEM 1
ELECTION OF DIRECTORS
All of our incumbent directors are standing for re-election to our Board. All directors are elected annually and serve a one-year term or until his or her successor has been duly elected and shall qualify. To be elected to the Board, the number of votes cast “FOR” a nominee’s election must exceed the number of votes cast “AGAINST” such nominee’s election.
Information about the Nominees
The biographies of each of the nominees, which contain information regarding each nominee’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Governance Committee and the Board to determine that the person should serve as a director for the company, are set forth under “Corporate Governance — The Board of Directors” beginning on page 6 of this proxy statement. Each of the nominees has agreed to be named in this proxy statement and to serve as a director if elected.
Recommendation
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL 15 NOMINATED DIRECTORS.

ITEM 2
APPROVAL OF THE
2021 STOCK INCENTIVE PLAN
We are asking stockholders to vote to approve the Kinder Morgan, Inc. 2021 Amended and Restated Stock Incentive Plan (2021 Stock Incentive Plan). The Board adopted the 2021 Stock Incentive Plan on January 21, 2021 in order to amend and restate the Kinder Morgan, Inc. 2015 Amended and Restated Stock Incentive Plan (2015 Stock Incentive Plan), which was originally adopted by the Board as the Kinder Morgan, Inc. 2011 Stock Incentive Plan, effective January 1, 2011, and amended and restated as of January 21, 2015. The 2021 Stock Incentive Plan amends and restates the 2015 Stock Incentive Plan to, among other things, increase the maximum number of shares available for grant under the 2021 Stock Incentive Plan, extend the term of the plan to May 12, 2031 (the plan will currently expire on May 7, 2025), increase the limits on the awards that can be granted to an individual during a five-year period, and, for awards granted after the 2021 Stock Incentive Plan becomes effective, to change the treatment of awards upon a change in control. The 2021 Stock Incentive Plan will become effective as of May 12, 2021 only if approved by our stockholders.
If approved, the 2021 Stock Incentive Plan will provide an additional 30,000,000 shares of common stock that may be issued as long-term incentive compensation to our employees and consultants. If the proposed 2021 Stock Incentive Plan is approved by stockholders, it will amend, restate and supersede the 2015 Stock Incentive Plan, and equity-based awards to employees will thereafter be made from the 2021 Stock Incentive Plan. Equity-based awards previously granted under the 2015 Stock Incentive Plan will remain outstanding, and the terms of the 2021 Stock Incentive Plan will apply to such awards, except with respect to the impact of a change in control, which will be governed by the terms of award agreements governing such awards.
The 2021 Stock Incentive Plan is designed to attract and retain highly qualified employees and to enable our employees to increase their ownership of our common stock through the grant of stock options, restricted stock, restricted stock units, or RSUs, stock appreciation rights, or SARs, and other awards, while rewarding our employees for the creation of stockholder value through the grant of stock-based and performance-based awards. In addition, the 2021 Stock Incentive Plan will allow us to continue to provide a significant amount of long-term “at risk” compensation to our executives. The Board believes that stockholder approval of the 2021 Stock Incentive Plan will further align the goals of our employees with those of our stockholders.
The following is a summary of the material terms of the 2021 Stock Incentive Plan, which is qualified by reference to the full text of the 2021 Stock Incentive Plan attached as Annex A to this proxy statement.
Shares Available for Awards and Share Recycling
The aggregate number of shares of our common stock that may be issued under the plan with respect to awards may not exceed 63,000,000, inclusive of 33,000,000 shares approved for issuance under the plan prior to this amendment and restatement. As of March 15, 2021 (the record date), awards for approximately [•] restricted shares or RSUs had been granted, and approximately [•] shares remained available for issuance with respect to awards under the 2015 Stock Incentive Plan.
With respect to awards granted under the 2021 Stock Incentive Plan, including awards granted under the 2015 Stock Incentive Plan, any shares of common stock subject to an award that expires or is canceled, forfeited or terminated without issuance of the full number of shares of common stock to which the award related will again be available for issuance under the plan. The exercise of a SAR for cash or the payment of any award in cash will not count against the aggregate plan limit described above. Shares of stock surrendered or withheld in payment of the exercise price of a stock option and shares of stock withheld by the company to satisfy any tax withholding obligation will count against the aggregate limit set forth above and shall not again be made available for the grant of awards under the 2021 Stock Incentive Plan. The shares issued under the plan may be issued from shares held in treasury, stock purchased by the company in the open market, or authorized but unissued shares.

In the sole discretion of the Compensation Committee, awards may be granted under the 2021 Stock Incentive Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by us. Any such awards not will not count against the aggregate limit set forth above. Subject to applicable stock exchange requirements, available shares under a stockholder-approved plan of an entity acquired by us may be used for awards under the 2021 Stock Incentive Plan and any shares so used will not count against the aggregate limit set forth above.
Notwithstanding any minimum periods set forth in the 2021 Stock Incentive Plan for awards to become exercisable or vest, up to 10% of the shares of common stock available for awards under the plan may be granted with a minimum exercisability or vesting requirement of twelve months.
Administration of the 2021 Stock Incentive Plan
The 2021 Stock Incentive Plan will be administered by the Compensation Committee of our Board. Our Board may amend the plan without stockholder approval, unless that approval is required by applicable law, rules, regulations or stock exchange requirements; however, our Board may not amend the plan or any outstanding award in such a way that would impair the rights of a participant under an award without the consent of such participant, or that would decrease any authority granted to our Compensation Committee in contravention of Rule 16b-3 under the Securities Exchange Act of 1934. In addition, our Board may terminate the plan at any time. Our Compensation Committee will establish the form and terms of each award granted pursuant to the 2021 Stock Incentive Plan, and each grant will be evidenced by a written agreement. No awards may be granted under the 2021 Stock Incentive Plan after the tenth anniversary of the Effective Date. The 2021 Stock Incentive Plan shall remain in effect until all awards granted under the plan have been satisfied or expired.
Eligible Participants
Our employees and consultants and those of other entities in which we have a direct or indirect interest are eligible to participate in the plan. Our Compensation Committee is responsible for selecting participants from among eligible persons. Directors who are not employees are not eligible to participate in the plan. As of the record date, we had approximately [•] employees ([•] of whom were executive officers) who would be eligible to participate in the 2021 Stock Incentive Plan.
Types of Awards under the 2021 Stock Incentive Plan
The 2021 Stock Incentive Plan authorizes the following types of awards:
•
Nonqualified and Incentive Stock Options.   Stock options granted under the 2021 Stock Incentive Plan may be “incentive stock options” under Section 422 of the Internal Revenue Code or “nonqualified stock options” that are not intended to constitute incentive stock options. The Compensation Committee determines the exercise price per share subject to a stock option, provided, however, that the exercise price of a stock option must not be less than 100% of the fair market value of a share of our common stock on the grant date, subject to certain exceptions related to assumption or substitution of options pursuant to Sections 424(a) or 409A of the Internal Revenue Code. Furthermore, the exercise price of incentive stock options granted to an owner of more than 10% of the combined voting power of our stock (or that of certain of our parent or subsidiary corporations) must not be less than 110% of the fair market value of a share of our common stock on the grant date and such options must not have a term in excess of five years. The Compensation Committee also will set forth in a written agreement the maximum term of each option, the times and methods by which each stock option will be exercisable and provisions requiring forfeiture of unexercised stock options on or following termination of employment or service. No stock option may have a term exceeding 10 years. To the extent the aggregate fair market value of the shares with respect to which stock options intended to be incentive stock options become exercisable for the first time by an employee in any calendar year exceeds $100,000, such options will be treated as nonqualified stock options.

•
Stock Appreciation Rights (SARs).   SARs entitle participants to receive the appreciation in our shares between the grant date and the exercise date of the SAR. SARs may be granted either alone or in tandem with all or part of any stock option granted under the 2021 Stock Incentive Plan. The Compensation Committee determines the exercise price per share of a SAR; provided, however, that the exercise price of a SAR must not be less than 100% of the fair market value of a share of our common stock on the grant date. The Compensation Committee also will set forth in a written agreement the maximum term of each SAR, the times and methods by which each SAR will be exercisable and provisions requiring forfeiture of unexercised SARs on or following termination of employment or service. No SAR may have a term exceeding 10 years.
•
Restricted Stock.   Restricted stock is an award of actual shares of our common stock that may be subject to “forfeiture restrictions” that restrict the transferability of the shares and obligate the participant to forfeit and surrender the shares under certain circumstances, such as termination of employment. Our Compensation Committee may decide that forfeiture restrictions on a restricted stock award will lapse upon the participant’s continued employment for a specified period of time, the attainment of one or more performance targets established by the Compensation Committee, the occurrence of any event or the satisfaction of any condition specified by the Compensation Committee or a combination of any of these. Unless a written agreement provides otherwise, a participant holding restricted stock will generally have the rights and privileges of a common stockholder. In the Compensation Committee’s discretion, cash dividends and common stock dividends with respect to restricted stock may be either paid to the participant or withheld by us for the participant’s account, and interest may be credited on the amount withheld at a rate and under the terms determined by the Compensation Committee. Any withheld amounts attributable to any particular share (and earnings, if applicable) will be distributed to the participant in cash or shares, in the Compensation Committee’s discretion, when the forfeiture restrictions applicable to such share lapse. If such shares are forfeited, any such withheld amounts (and earnings, if applicable) shall also be forfeited.

•
Restricted Stock Units (RSUs).   An RSU is an award entitling the participant to receive a share of our common stock or cash equal to the fair market value of a share of our common stock to be delivered at the time the award vests. No shares of our common stock are issued at the time an RSU is granted, and the holder of an RSU award does not have any rights and privileges of a common stockholder. While an RSU award is unvested, the participant may forfeit the award under certain circumstances, such as termination of employment. Our Compensation Committee may decide that an RSU award will vest upon the participant’s continued employment for a specified period of time, the attainment of one or more performance targets established by the Compensation Committee, the occurrence of any event or the satisfaction of any condition specified by the Compensation Committee or a combination of any of these. In the Compensation Committee’s discretion, RSUs may be credited with “dividend equivalents” in an amount equal to the cash dividends and common stock dividends paid by us with respect to our common stock. Dividend equivalents may be either paid to the participant as dividends are paid to our stockholders or withheld by us for the participant’s account, and interest may be credited on the amount withheld at a rate and under the terms determined by the Compensation Committee. Any dividend equivalents withheld that are attributable to any particular RSU award (and earnings, if applicable) will be distributed to the participant in cash or shares, in the Compensation Committee’s discretion, when the RSU award is settled. If such RSUs are forfeited, any such withheld amounts (and earnings, if applicable) shall also be forfeited.

•
Performance Compensation Awards.   The Compensation Committee may designate any award or a portion of any award as a “performance compensation award,” other than options or SARs granted with an exercise price equal to or greater than the fair market value of a share of our common stock on the grant date. Subject to any minimum periods set forth in the 2021 Stock Incentive Plan for awards to become exercisable or vest, the Compensation Committee has discretion to select the length of the performance period, the type of performance compensation award to be issued, the performance criteria that will be used to establish the performance goals, the level of performance goals that must be achieved and any performance formula used to determine achievement. A participant will be eligible to receive payment with respect to a performance compensation award only to the extent that the applicable performance goals for the performance period are achieved, as determined by the Compensation Committee, and the Compensation Committee determines that the application of the performance formula to such performance goals results in some or all of the participant’s award being earned for the performance period. Subject to any minimum periods set forth in the 2021 Stock Incentive Plan for awards to become exercisable or vest, the Compensation Committee may accelerate the vesting and/or lapse of forfeiture restrictions on a performance compensation award. Unless otherwise provided in the applicable award agreement, a grantee must be employed by the company or an Affiliate on the last day of a performance period to be eligible for payment with respect to a performance compensation award for such performance period. Performance criteria include the following, or such other criteria as determined by the Compensation Committee:
•
the price of a share of our common stock;

•
our basic or diluted earnings per share or the earnings of one of our subsidiaries or business units;

•
the total stockholder value of us or one of our subsidiaries or business units;

•
our dividends or the dividends or distributions of one of our subsidiaries or business units, in aggregate or on a per-share basis;

•
our revenues or the revenues of one of our subsidiaries or business units;

•
our debt to equity ratio, net debt ratio, interest coverage ratio or net debt to adjusted or unadjusted earnings before interest, taxes, depreciation and amortization ratio, or such ratios with respect to one of our subsidiaries or business units;

•
other leverage ratios of us or one of our subsidiaries or business units;

•
our cash coverage ratio or the cash coverage ratio with respect to one of our subsidiaries or business units;

•
our net income (or income before taxes) or the net income (or income before taxes) of one of our subsidiaries or business units;

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our return on investment, free cash flow or cash flow from operating, investing or financing activities, or the return on investment, free cash flow or cash flow from operating, investing or financing activities of one of our subsidiaries or business units;

•
our adjusted or unadjusted earnings before interest, taxes, depreciation, and amortization or adjusted or unadjusted earnings before interest, taxes, depreciation, and amortization of one of our subsidiaries or business units;

•
our distributable cash flow, in aggregate or per share, or the distributable cash flow, in aggregate or per share, of one of our subsidiaries or business units;

•
our capital expenditures or capital expenditures of one of our subsidiaries or business units;

•
our operations and maintenance expense or general and administrative expense or operations and maintenance expense or general and administrative expense of one of our subsidiaries or business units;

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our return on stockholders’ equity, return on assets or return on invested capital, or the return on stockholders’ equity, return on assets or return on invested capital of one of our subsidiaries or business units; or

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our environmental, health and/or safety performance, other operating performance and/or compliance with our policies, or the environmental, health and/or safety performance, other operating performance and/or compliance with policies of one of our subsidiaries or business units.

The Compensation Committee may adjust or modify the calculation of a performance goal for a performance period in connection with any one or more of the following events, or such other events as determined by the Compensation Committee: asset write-downs; litigation or claim judgments or settlements; the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; any reorganization and restructuring programs; unusual or infrequently occurring items; acquisitions or divestitures; any other specific unusual or infrequently occurring events, or objectively determinable category thereof; foreign exchange gains and losses; or a change in our fiscal year.

•
Other Stock-Based Awards.   The Compensation Committee, in its sole discretion, may specify the terms and provisions of other forms of equity-based or equity-related awards not described above which the Compensation Committee determines to be consistent with the purpose of the 2021 Stock Incentive Plan and the interests of the company, which awards may provide for cash payments based in whole or in part on the value or future value of our common stock, for the acquisition or future acquisition of common stock, or any combination thereof, including but not limited to dividend equivalents or performance units, each of which may be subject to the attainment of performance goals, a period of continued employment, or other terms and conditions as determined by the Compensation Committee.

Minimum Vesting Requirements
Awards granted under the 2021 Stock Incentive Plan generally will be subject to a minimum vesting period of three years. A vesting period of less than three years may be approved for awards with respect to up to 10% of the shares of common stock authorized for issuance under the 2021 Stock Incentive Plan. If vesting occurs pursuant to the 10% exception, no award or portion of an award may vest earlier than twelve months after the date of grant of the award, except in the case of a change in control of the company or upon the occurrence of certain events that may be specified in the applicable award agreement. The impact of a change in control is described below under “— Treatment of Awards upon Certain Events — Change in Control.” The applicable award agreement may provide for vesting or lapse of forfeiture restrictions to occur earlier upon the participant’s death, disability, retirement, involuntary termination other than for “cause” or voluntary termination for “good reason” (each as defined in the 2021 Stock Incentive Plan).
Limitations on Grants
No more than 4,000,000 shares of common stock may be subject to stock options granted to any one individual during any five consecutive-year period; no more than 4,000,000 shares of common stock may be subject to SARs granted to any one individual during any five consecutive-year period; no more than 3,000,000 shares of restricted stock may be granted to any one individual during any five consecutive-year period; no more than 3,000,000 shares of common stock may be subject to RSUs granted to any one individual during any five consecutive-year period; and no more than 3,000,000 shares of stock may be subject to other stock-based awards granted to any one individual during any five consecutive-year period.
Treatment of Awards upon Certain Events
Change in Control. For awards outstanding on the effective date of the 2021 Stock Incentive Plan, the terms of the applicable award agreement will govern the impact of a change in control, as defined in the 2021 Stock Incentive Plan. For awards granted on or after the effective date of the 2021 Stock Incentive Plan, except as described below, vesting of an award will not accelerate upon a change in control to a date earlier than:
•
the original vesting date, or

•
the date on which the participant’s employment or other service relationship is terminated

◦
by us without “cause” (as defined in the 2021 Stock Incentive Plan), if termination occurs within 24 months following the change in control, or

◦
by the participant for “good reason” (as defined in the 2021 Stock Incentive Plan), if the action constituting “good reason” occurs within 24 months following the change in control.

In addition, the Compensation Committee will have the discretion, without the consent or approval of any holder, to take any of the following actions upon a change in control with respect to an outstanding award:
•
provide for the assumption, substitution or continuation of the award by the surviving entity or successor company (or a parent or subsidiary of the surviving entity or successor company) with such adjustments as may be appropriate to provide substantially equivalent value and other terms; or

•
make such adjustments to the award as the Compensation Committee determines appropriate to reflect the change in control (or make no adjustment).

If the surviving entity or successor company (or a parent or subsidiary of the surviving entity or successor company) does not assume, substitute or continue awards, or the Compensation Committee determines that substantially equivalent value and terms will not be provided by any such assumed, substituted or continued awards, the Compensation Committee may:
•
accelerate the vesting of the award to the occurrence of the change in control; or

•
provide, in exchange for surrender of the award, for a payment (in cash or, in the Compensation Committee’s discretion, other consideration necessary for the participant to receive property, cash or securities as the participant would have been entitled to receive upon the occurrence of the change in control as the holder of a number of shares of common stock covered by the award at such time (less any applicable exercise price)) equal to the value of the award, as determined by the Compensation Committee.

Terminations of service.
•
With respect to stock options and SARs, each individual award agreement will describe the effect of the grantee’s termination of employment or service with the company or an affiliate on the exercisability of the options or SARs held by the grantee, provided that no option or SAR shall remain exercisable beyond the expiration of the original term of the option or SAR.

•
With respect to restricted stock and RSUs, such restricted stock or RSU award shall be forfeited upon termination of employment with or service to the company or any of its subsidiaries during the applicable restricted period; provided, however, that the Compensation Committee may provide, by rule or regulation or in any award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to restricted stock or RSUs will be waived in whole or in part in the event of terminations resulting from specified causes, and the Compensation Committee may in other cases waive in whole or in part the forfeiture restrictions of restricted stock or RSUs.

Adjustment or changes in capitalization.   In the event that the outstanding shares of common stock of the company shall be changed in number or class or the capital structure of the company shall be changed by reason of stock splits, reverse stock splits, split-ups, spin-offs, combinations, mergers, consolidations, recapitalizations, or by reason of stock dividends or other relevant changes in capitalization, the number or class of shares of common stock which thereafter may be issued pursuant to awards granted under the 2021 Stock Incentive Plan, both in the aggregate and as to any individual, the number and class of shares of stock then subject to awards theretofore granted, the exercise price of stock options and SARs and the performance goals to which awards are subject will be equitably adjusted or substituted, as to the number, price or kind of a share of common stock or other consideration subject to such awards, so as to reflect such change to the extent necessary to preserve the economic intent of such awards, all as determined by the Compensation Committee.
Clawbacks
To the extent required by our policies, applicable laws, rules, regulations or securities exchange listing requirements, the 2021 Stock Incentive Plan gives the company the right, and requires that we take all actions necessary, to recover any amounts paid to any individual under the 2021 Stock Incentive Plan.
New Plan Benefits
The selection of officers, employees, and consultants who will receive future awards under the 2021 Stock Incentive Plan and the amount and types of awards will be determined by the Board and Compensation Committee, as applicable. It is not possible to predict the benefits or amounts that will be received by, or allocated to, particular individuals or groups eligible to receive future awards.
U.S. Federal Income Tax Consequences
Under current federal tax law, the following are the U.S. federal income tax consequences generally arising with respect to stock options, SARs, restricted stock, RSUs, performance compensation awards, and other stock awards granted under the 2021 Stock Incentive Plan. The discussion is not a complete analysis of all federal income tax consequences and does not cover all specific transactions which may occur.
There are no tax consequences associated with the grant or timely exercise of an incentive stock option. If a participant holds the common stock acquired upon the exercise of an incentive stock option for at least one year after exercise and two years after the grant of the option, the participant will recognize capital gain or loss upon disposition of the common stock equal to the difference between the amount realized on the disposition and the exercise price. If the common stock is not held for the required period, the participant will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price, up to the amount of the gain on disposition. Any additional gain realized by the participant upon disposition will be capital gain. The excess of the fair market value of common stock received upon the exercise of an incentive stock option over the exercise price for the common stock is a preference item for purposes of the alternative minimum tax. An expense deduction by the company in connection with the exercise of an incentive stock option is not allowed unless the participant recognizes ordinary income.
Generally, no income will be recognized by a participant for U.S. federal income tax purposes upon the grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the amount of the exercise price. Income recognized by a participant who is an employee upon the exercise of a nonqualified stock option will be considered compensation subject to withholding at the time the income is recognized and, therefore, the company must make the necessary arrangements with the participant to ensure that the amount of tax required to be withheld is available for payment. Nonqualified stock options provide the company with a deduction equal to the amount of income recognized by the participant, subject to certain deduction limitations. The adjusted basis of common stock transferred to a participant pursuant to the exercise of a nonqualified stock option is the price paid for the common stock plus an amount equal to any income recognized by the participant as a result of the exercise of the option. If a participant thereafter sells common stock acquired upon exercise of a nonqualified stock option, any amount realized over (under) the adjusted basis of the common stock will constitute capital gain (loss) to the participant for U.S. federal income tax purposes.
Generally, no income will be recognized by a participant for U.S. federal income tax purposes upon the grant of a SAR. Upon exercise of a SAR, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the amount of the exercise price. Income recognized by a participant who is an employee, upon the exercise of a SAR, will be considered compensation subject to withholding at the time the income is recognized and, therefore, the company must make the necessary arrangements with the participant to ensure that the amount of tax required to be withheld is available for payment. SARs provide the company with a deduction equal to the amount of income recognized by the participant, subject to certain deduction limitations.
Absent the filing of a Section 83(b) election with the IRS with respect to restricted stock, no income will be recognized by a participant for U.S. federal income tax purposes upon the grant of restricted stock, RSUs or other stock awards. Upon the vesting of an award for which no payment was made by the participant, the participant will recognize ordinary income in an amount equal to the fair market value of the common stock on the vesting date. Income recognized upon vesting by a participant who is an employee will be considered compensation subject to withholding at the time the income is recognized and, therefore, the company must make the necessary arrangements with the participant to ensure that the amount of tax required to be withheld is available for payment. Stock awards provide the company with a deduction equal to the amount of income recognized by the participant, subject to certain deduction limitations. A participant’s adjusted basis in the common stock received through stock awards is equal to any ordinary income related to the award recognized by the participant. If a participant thereafter sells the common stock, any amount realized over (under) the adjusted basis of the common stock will constitute capital gain (loss) to the participant for U.S. federal income tax purposes. If a participant forfeits an award prior to its vesting, the participant will not recognize any ordinary income as a result of such forfeiture, and no deduction will be provided to the company.
Upon the grant of restricted stock, the participant may file an election under Section 83(b) of the Internal Revenue Code to accelerate the recognition of ordinary income to the grant date of the award.

Such ordinary income is equal to the fair market value of the common stock on the grant date (assuming no payment by the participant for the stock) and is considered compensation subject to withholding for employees. A participant who files such an election will not recognize any ordinary income as a result of the subsequent vesting of the award. If a participant subsequently forfeits the stock or the stock depreciates in value after a Section 83(b) election is filed, the participant will not be eligible for capital loss treatment with respect to the stock.
Upon the receipt of any cash in connection with an award, the participant will recognize ordinary income in an amount equal to the cash received. Income recognized upon the receipt of cash in connection with an award by a participant who is an employee will be considered compensation subject to withholding at the time the cash is received and, therefore, the company must properly withhold the required tax.
Section 162(m) of the Internal Revenue Code, as amended in December 2017 by the Tax Cuts and Jobs Act of 2017, limits to $1 million the amount that a publicly held company is allowed each year to deduct for the compensation paid to its chief executive officer, chief financial officer and certain of the corporation’s current and former executive officers. Prior to the Tax Cuts and Jobs Act, Section 162(m)’s deductibility limitation was subject to an exception for compensation that satisfied the requirements of “qualified performance-based compensation.” The Tax Cuts and Jobs Act has eliminated the exception for qualified performance-based compensation, effective for tax years beginning after December 31, 2017.
Effectiveness and Vote Required
If the 2021 Stock Incentive Plan is approved, future equity-based awards will be made under the terms of the 2021 Stock Incentive Plan. The affirmative vote of a majority of the votes cast for this proposal is required to approve the adoption of the 2021 Stock Incentive Plan, provided that the total votes cast on this proposal represents over 50% of all shares entitled to vote on this proposal, in accordance with the rules of the NYSE.
Recommendation
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE KINDER MORGAN, INC. 2021 AMENDED AND RESTATED STOCK INCENTIVE PLAN.

ITEM 3
RATIFICATION OF THE SELECTION OF
PRICEWATERHOUSECOOPERS LLP AS OUR
INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR 2021
The Audit Committee of our Board has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2021. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since November 22, 1999. Services provided to us and our subsidiaries by PricewaterhouseCoopers LLP in fiscal year 2020 included the audit of our consolidated financial statements, reviews of quarterly financial statements and services in connection with various SEC filings and tax matters.
Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.
The affirmative vote of the holders a majority of the votes cast will be required for approval. Proxies will be voted for the proposal unless otherwise specified.
Recommendation
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021.
In the event stockholders do not ratify the selection, the selection will be reconsidered by the Audit Committee and our Board.

ITEM 4
ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s compensation disclosure rules. This vote is commonly referred to as a “Say-on-Pay” vote.
Compensation Program Highlights
As described in detail under “Executive Compensation — Compensation Discussion and Analysis,” our executive compensation program is designed to:
•
attract, motivate and retain executives who will help us achieve our primary business goal of creating value with our portfolio of businesses for the benefit of our investors and other stakeholders;

•
incent our executives to act and make decisions like owners, not agents;

•
provide competitive total compensation to our executives at a reasonable cost, generally at the 50th percentile of total compensation offered by companies of similar size and scope to ours; and

•
tie a substantial majority of our executives’ total compensation directly to our financial performance to align our executives’ interests with those of our stockholders.

To accomplish the foregoing, we use a combination of:
•
base cash compensation (non-performance based) that is generally below market;

•
a possible annual bonus (performance-based) that is tied to the attainment of the company’s annual financial performance targets established at the beginning of the year by the Compensation Committee, with consideration also given to our EHS and operational performance, other financial measures and the and individual performance of each executive; and

•
long-term incentive equity compensation (time and performance-based) that is generally awarded annually in the form of RSUs subject to a three-year cliff-vesting condition and a reasonably achievable performance-based vesting condition.

Other important attributes of our executive compensation program are:
•
we have no executive perquisites, supplemental executive retirement, non-qualified supplemental defined benefit/contribution, deferred compensation or split-dollar life insurance programs for our executive officers;

•
we do not have employment agreements, change of control agreements or special severance agreements with our executive officers;

•
our Chief Executive Officer, Steven J. Kean, elects to receive $1 base salary per year from us and elects to receive no annual cash bonus;

•
we keep abreast of current trends, developments and emerging issues in executive compensation and annually compare our executive compensation components with market information to ensure that our total compensation package operates effectively and provides compensation generally at the median of our peer group of comparable energy companies; and

We do not layer on additional “stretch” awards providing excess compensation or bonus vesting based on stock price, total stockholder return or other similar measures because we believe such practices encourage excessive risk taking and create incentives to engage in behavior that is potentially adverse to long-term stockholder value. We also do not utilize “stretch” or “reach” targets in the long-term incentive equity awards that we grant because we intend the equity awards to vest, increasing our executives’ stock ownership and creating further alignment with stockholders. Also, the failure of an award to vest would result in an executive being severely underpaid as compared to the 50th percentile of our peer group, potentially impairing our ability to motivate and retain the executive.

In light of the above, we believe that our compensation of the named executive officers for the fiscal year ended December 31, 2020 was appropriate and reasonable, and that our compensation program is sound and in the best interest of the company and its stockholders.
Accordingly, we ask our stockholders to vote on the following resolution:
RESOLVED, that the company’s stockholders approve, on an advisory basis, the compensation of the company’s named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2020 Summary Compensation Table and the other related tables and narrative disclosures that accompany the compensation tables.
Recommendation
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.
As an advisory vote, the outcome of this vote is not binding upon the company or our Board. However, the Compensation Committee, which is responsible for designing and administering the company’s executive compensation program, values the opinions expressed by stockholders and will consider the outcome of the vote when making future compensation decisions for named executive officers.

OTHER MATTERS
As of the date of this proxy statement, we know of no business that will be presented for consideration at the 2021 Annual Meeting other than the items referred to above. If any other matter is properly brought before the annual meeting for action by stockholders, proxies returned to us will be voted in accordance with the judgment of the proxy holder.
ADDITIONAL INFORMATION
Stockholder Proposals and Director Nominations for Our 2022 Annual Meeting
Rule 14a-8 Stockholder Proposals
Stockholders interested in submitting a proposal for inclusion in the proxy materials for our annual meeting of stockholders in 2022 may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible for inclusion, stockholder proposals must be received by our corporate secretary at 1001 Louisiana Street, Suite 1000, Houston, Texas 77002 no later than December 3, 2022.
Proxy Access Nominations
Under our proxy access bylaw provision, a stockholder or a group of up to 20 stockholders, owning at least 3% of our stock continuously for at least 3 years and complying with the other requirements set forth in our bylaws, may nominate up to two persons, or 20% of the Board, whichever is greater, for election as a director at an annual meeting and have those persons included in our proxy statement. To be eligible for inclusion in the proxy materials for our 2022 Annual Meeting, the proxy access nomination notice must be received by our corporate secretary at 1001 Louisiana Street, Suite 1000, Houston, Texas 77002 no earlier than November 3, 2021 and no later than December 3, 2021.
As required by Section 2.13 of our bylaws, a notice of a proposed nomination must include information about the stockholder and the nominee, as well as a written consent of the proposed nominee to serve if elected. A notice of a proposed item of business must include a description of and the reasons for bringing the proposed business to the meeting, any material interest of the stockholder in the business and certain other information about the stockholder. Our bylaws are filed on the SEC’s EDGAR website, which can be accessed at www.sec.gov as Exhibit 3.1 to our Form 8-K filed on October 20, 2017. You can also obtain a copy by writing our corporate secretary at the address above.
Other Proposals / Nomination under our Advance Notice Bylaw Provision
Under our bylaws, stockholders must follow certain procedures to nominate a person for election as a director (other than proxy access nominations) or introduce an item of business at an annual meeting (other than Rule 14a-8 stockholder proposals). To be properly brought before our 2022 Annual Meeting of stockholders, notice of such a proposed nomination must be received by our corporate secretary at 1001 Louisiana Street, Suite 1000, Houston, Texas 77002 no earlier than January 12, 2022 and no later than February 11, 2022.
As required by Section 2.12 of our bylaws, a notice of a proposed nomination must include information about the stockholder and the nominee, as well as a written consent of the proposed nominee to serve if elected. A notice of a proposed item of business must include a description of and the reasons for bringing the proposed business to the meeting, any material interest of the stockholder in the business and certain other information about the stockholder. Our bylaws are filed on the SEC’s EDGAR website, which can be accessed at www.sec.gov as Exhibit 3.1 to our Form 8-K filed on October 20, 2017. You can also obtain a copy by writing our corporate secretary at the address above.
Incorporation by Reference
To the extent we incorporate this proxy statement by reference into any other filing with the SEC under the Securities Act or the Exchange Act, the sections of this proxy statement under the captions “Report of Compensation Committee,” “Report of Audit Committee” and “Performance Graph” will not be deemed incorporated unless specifically provided otherwise in the filing.

We will provide without charge to you, upon your request, a copy of our annual report on Form 10-K for the year ended December 31, 2020 filed with the SEC. Requests for copies should be addressed to Kinder Morgan, Inc., Attn: Investor Relations, 1001 Louisiana Street, Suite 1000, Houston, Texas 77002, (713) 369-9000.
YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THIS PROXY STATEMENT IS DATED APRIL 1, 2021. YOU SHOULD ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF THAT DATE ONLY. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

ANNEX A
KINDER MORGAN, INC.
2021 AMENDED AND RESTATED
STOCK INCENTIVE PLAN
1.   PURPOSE OF THE PLAN.   The purpose of the Kinder Morgan, Inc. 2021 Amended and Restated Stock Incentive Plan (“Plan”) is to provide incentive for future endeavors and to advance the interests of the Company and its stockholders by encouraging ownership of the shares of Class P common stock of the Company, $0.01 par value (“Stock”), by its Employees (as defined below) and Consultants (as defined below) and to enable the Company to compete effectively with other enterprises to attract and retain employees and consultants as may be needed for the continued improvement of the Company’s business, through the grant of (a) options to purchase Stock (“Options”), (b) shares of Stock that are subject to restrictions set forth in the Plan or any individual award agreement (“Restricted Stock” or a “Restricted Stock Award”), (c) Stock Appreciation Rights (as defined below), (d) rights to receive shares of Stock (a “Restricted Stock Unit”), (e) Performance Compensation Awards (as defined below) and (f) Other Stock Based-Awards (as described in Section 11) (such Options, Restricted Stock, Stock Appreciation Rights, Restricted Stock Units, Performance Compensation Awards and Other Stock-Based Awards, collectively, the “Awards”).
The Plan was originally adopted by the Board as the Kinder Morgan, Inc. 2011 Stock Incentive Plan, effective as of January 1, 2011. The Plan was amended and restated as the Kinder Morgan, Inc. 2015 Amended and Restated Stock Incentive Plan by the Board on January 21, 2015, and has subsequently been amended. The Plan is hereby amended and restated as of January 20, 2021, subject to approval by the Company’s stockholders.
2.   PARTICIPANTS.
(a)   Awards may be granted under the Plan to any Employees and Consultants of the Company and its Affiliates (as defined below, including Affiliates that become such after adoption of the Plan) as shall be determined by the Committee (each, a “Grantee”); provided, however, that Incentive Stock Options may be granted only to Employees, and no Awards may be granted to any person if such grant would cause the Plan to cease to be an “employee benefit plan” as defined in Rule 405 of Regulation C promulgated under the Securities Act.
(b)   A Consultant shall not be eligible for the grant of an Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company (i.e., capital raising), or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.
3.   EFFECTIVE DATE; TERM OF THE PLAN.   The adoption of the Plan as amended and restated by the Board on January 20, 2021 is conditioned on the approval of the Company’s stockholders at the 2021 annual stockholders meeting. No Awards may be granted under the Plan after the tenth anniversary of the Effective Date. The Plan shall remain in effect until all Awards granted under the Plan have been satisfied or expired.
4.
DEFINITIONS.

(a)   “Affiliate” means an entity in which the Company has a direct or indirect ownership interest that is selected by the Committee; provided, that, for purposes of the definition of “Change in Control,” “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, the Person in question. As used in the last proviso of the preceding sentence, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
(b)   “Applicable Laws” means the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the shares of Common Stock are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.
(c)   “Award” means any right granted under the Plan, including an Option, a Restricted Stock Award, a Restricted Stock Unit, a Performance Compensation Award, a Stock Appreciation Right, and Other Stock Based-Award.
(d)   “Award Agreement” means a written agreement between the Company and a Grantee evidencing the terms and conditions of an individual Award grant. Each Award Agreement shall be subject to the terms and conditions of the Plan.
(e)   “Benefit Plan” means any employee benefit plan of the Company or any subsidiary of the Company, and any trust or Person organized, appointed or established by the Company for or pursuant to the terms of any such plan, which plan, trust or Person was maintained prior to a Change in Control.
(f)   “Board” means the Board of Directors of the Company.
(g)   “Cause” means, for purposes of this Plan (unless a different meaning is set forth in a written employment agreement between the Company or one of its subsidiaries and the Grantee or in the applicable Award Agreement), following a Change of Control, a determination by the Board (or any successor board, if applicable) that the Grantee (i) has engaged in gross negligence, gross incompetence, or gross misconduct in the performance of the Grantee’s duties with respect to the Company, (ii) has materially breached any material provision of any written agreement between the Company and the Grantee, (iii) has engaged in conduct that is materially injurious to the Company, (iv) has committed an act of theft, fraud, embezzlement, misappropriation, or breach of a fiduciary duty to the Company, or (v) has been convicted of, pleaded no contest to, any felony (or a crime of similar import in a foreign jurisdiction); provided, however, that upon the occurrence of one or more conditions specified in (i) through (iii) above, the Board shall provide notice to the Grantee of the existence of such condition(s) and the Grantee shall have 30 days following receipt of such notice to correct such condition(s), the determination of whether such condition(s) has been corrected shall be made by the Board in its sole discretion, exercised in good faith, and any failure by the Grantee to correct such condition(s) shall result in the Grantee’s termination of employment for Cause upon expiration of such 30 day corrective period.
(h)
“Change in Control” means:

(i)   the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holder, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 20% of either the then outstanding shares of common stock of the Company or the total voting power of the then outstanding Voting Stock of the Company; provided that for purposes of this clause (i), the following acquisitions shall not constitute a Change in Control: (a) any acquisition directly or indirectly by the Company; (b) any acquisition directly from the Company; (c) any acquisition by a Benefit Plan; or (d) any reorganization, merger, consolidation, sale or similar transaction or series of related transactions which complies with clauses (a), (b) and (c) of clause (ii) of this definition of Change in Control;
(ii)   a reorganization, merger or consolidation involving the Company, or sale of all or substantially all of the assets of the Company, or similar transaction or series of related transactions, in each case, unless, following such reorganization, merger, consolidation, sale or transaction, (a) 50% or more of the then outstanding shares of common stock of the corporation, or common equity securities of an entity other than a corporation, resulting from such reorganization, merger, consolidation, sale or transaction (including an entity or ultimate parent of an entity which as a result of such transaction owns the Company or all or substantially all of the assets of the Company) and of the combined voting power of the then outstanding Voting Stock of such corporation or other entity are beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the beneficial owners of the outstanding common stock of the Company immediately prior to such reorganization, merger, consolidation, sale or transaction in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation, sale or transaction, of the outstanding common stock of the Company; (b) no Person (excluding the Permitted Holder or a Benefit Plan or any Person beneficially owning, immediately prior to such reorganization, merger, consolidation, sale or transaction, directly or indirectly, 20% or more of the common stock of the Company then outstanding or 20% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of such corporation, or common equity securities of such entity other than a corporation, resulting from such reorganization, merger, consolidation, sale or transaction or the combined voting power of the then outstanding Voting Stock of such corporation or other entity; and (c) at least a majority of the members of the board of directors of the corporation, or the body which is most analogous to the board of directors of a corporation if not a corporation, resulting from such reorganization, merger, consolidation, sale or transaction were members of the Incumbent Board (defined below) at the time of the initial agreement or initial action by the Board providing for such reorganization, merger, consolidation, sale or transaction;
(iii)   individuals who as of the Effective Date constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board then in office; provided that the Incumbent Board (a) shall include, except as provided in clause (b), any individual becoming a director after the Effective Date whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board, and (b) shall exclude any director whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, or any agreement intended to avoid or settle the results of any such actual or threatened solicitation; and
(iv)   the approval by the stockholders of the Company of a plan of complete liquidation of the Company.
Notwithstanding anything herein to the contrary, and only to the extent that an Award is subject to Code Section 409A and payment of the Award pursuant to the application of the definition of “Change in Control” above would cause such Award not to otherwise comply with Code Section 409A, payment of an Award may occur upon a “Change in Control” only to the extent that the event constitutes both a “Change in Control” as defined above and a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5).
(i)   “Change in Control Value” means, with respect to a Change in Control, (i) the per share price offered to stockholders of the Company in any merger, consolidation, reorganization, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer, exchange offer or sale or other disposition of outstanding voting stock of the Company, or (iii) if such Change in Control occurs other than as described in clause (i) or clause (ii), the Fair Market Value per share of the shares into which Awards are exercisable, as determined by the Committee, whichever is applicable. In the event that the consideration offered to stockholders of the Company consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.
(j)   “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations and administrative guidance promulgated thereunder.
(k)   “Committee” means the Board or the Compensation Committee, as administrator of the Plan.
(l)   “Compensation Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 6(c).
(m)   “Company” means Kinder Morgan, Inc., a Delaware corporation.

(n)   “Consultant” means any individual, including an advisor engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or who provides bona fide services to the Company or an Affiliate pursuant to a written agreement; provided that such individual is a natural person and such services are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.
(o)   “Date of Grant” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Grantee that specifies the key terms and conditions of the Award and from which the Grantee begins to benefit from or be adversely affected by subsequent changes in the Fair Market Value of the Stock or, if a later date is set forth in such resolution, then such date as is set forth in such resolution. In no event shall a Date of Grant be a date prior to the date of any such action by the Committee.
(p)   “Director” means a member of the Board.
(q)   “Effective Date” means the date the Plan is approved by the Company’s stockholders pursuant to Section 3 hereof.
(r)   “Employee” means any individual employed by the Company or an Affiliate. Notwithstanding the foregoing, for purposes of granting an Incentive Stock Option, an individual is not an Employee unless he or she is an employee of a Parent Corporation or Subsidiary Corporation.
(s)   “Entity” means a corporation, limited liability company, venture, partnership (general or limited), trust, unincorporated organization, cooperative, association or other entity.
(t)   “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(u)   “Fair Market Value” means, as of any date, the value of the Stock as determined below. The Fair Market Value on any date on which the Stock is registered under Section 12 of the Exchange Act and listed on any national securities exchange shall be the closing price of a share of Stock on any national securities exchange on such date (if such national securities exchange is not open for trading on such date, then the closing price per share of Stock on such national securities exchange on the last day preceding such date on which the national securities exchange was open for trading), and thereafter (i) if the Stock is admitted to quotation on the over the counter market or any interdealer quotation system, the Fair Market Value on any given date shall not be less than the average of the highest bid and lowest asked prices of the Stock reported for such date or, if no bid and asked prices were reported for such date, for the last day preceding such date for which such prices were reported, or (ii) in the absence of an established market for the Stock, the Fair Market Value determined in good faith by the Committee and such determination shall be conclusive and binding on all persons. Notwithstanding the foregoing, the determination of fair market value in all cases shall be in accordance with the requirements set forth under Code Section 409A and the regulations thereunder.
(v)   “Form S-8” has the meaning set forth in Section 2(b).
(w)   “Free Standing Rights” has the meaning set forth in Section 10(a).
(x)   “Good Reason” means, for purposes of this Plan (unless a different meaning is set forth in a written employment agreement between the Company and the Grantee or in the applicable Award Agreement), following a Change of Control, the occurrence of any of the following conditions without the Grantee’s consent (i) a material diminution in the Grantee’s total compensation (consisting of the sum of the Grantee’s (1) base salary and (2) incentive compensation opportunity), (ii) a material diminution in the Grantee’s authority, duties or responsibilities, or (iii) a greater than 50 mile change in the location at which the Grantee must perform services; provided, however, that a termination of employment for Good Reason shall not be effective unless the Grantee provides notice to the Company or one of its subsidiaries, as applicable, of the existence of one or more of the foregoing conditions within 80 days of the initial existence of the condition(s), such condition(s) remains uncorrected for 30 days after receipt of such notice by the Company or one of its subsidiaries, as applicable, and the date of the Grantee’s termination of employment occurs within 120 days after the initial existence of such condition(s).

(y)   “Grantee” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.
(z)   “Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option as described in Code Section 422 and otherwise meets the requirements set forth in the Plan.
(aa)   “Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.
(bb)   “Nonqualified Stock Option” means an Option that is not designated by the Committee as an Incentive Stock Option.
(cc)   “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(dd)   “Option” means an Incentive Stock Option or a Nonqualified Stock Option granted pursuant to the Plan.
(ee)   “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan and need not be identical.
(ff)   “Optionholder” means a Grantee to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
(gg)   “Parent Corporation” means a “parent corporation” of the Company within the meaning of Code Section 424(e).
(hh)   “Performance Compensation Award” means any Award designated by the Committee as a Performance Compensation Award pursuant to Section 14 of the Plan.
(ii)   “Performance Criteria” means the criterion or criteria upon which the Performance Goal(s) for a Performance Period are based, which may include any of the following, or such other criteria as determined by the Committee:
(i)   the price of a share of Stock;
(ii)   the basic or diluted earnings per share of Stock of the Company or earnings of a subsidiary or business unit designated by the Committee;
(iii)   the total stockholder value of the Company or a subsidiary or business unit designated by the Committee;
(iv)   dividends or distributions of the Company or a subsidiary or business unit designated by the Committee, in aggregate or per-share basis;
(v)   revenues of the Company or a subsidiary or business unit designated by the Committee;
(vi)   debt to equity, net debt, interest coverage, or net debt to adjusted or unadjusted earnings before interest, taxes, depreciation and amortization ratios of the Company or a subsidiary or business unit designated by the Committee;
(vii)   other leverage ratios of the Company or a subsidiary or business unit designated by the Committee;
(viii)   cash coverage ratio of the Company or a subsidiary or business unit designated by the Committee;
(ix)   net income (or income before income taxes) of the Company or a subsidiary or business unit designated by the Committee;
(x)   return on investment, free cash flow, or cash flow from operating, investing or financing activities of the Company or a subsidiary or business unit designated by the Committee;

(xi)   adjusted or unadjusted earnings before interest, taxes, depreciation, and amortization of the Company or a subsidiary or business unit designated by the Committee;
(xii)   distributable cash flow, in aggregate or per share, of the Company or a subsidiary or business unit designated by the Committee;
(xiii)   capital expenditures of the Company or a subsidiary or business unit designated by the Committee;
(xiv)   operations and maintenance expense or general and administrative expense of the Company or a subsidiary or business unit designated by the Committee;
(xv)   return on stockholders’ equity, return on assets or return on invested capital achieved by the Company or a subsidiary or business unit designated by the Committee; or
(xvi)   environmental, health and/or safety performance, other operating performance and/or compliance with Company policies, of the Company or a subsidiary or business unit designated by the Committee.
Any one or more of the Performance Criteria may be used on an absolute or relative basis to measure the performance of the Company and/or an Affiliate as a whole or any division, business unit or operational unit of the Company and/or an Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria as compared to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Committee may select Performance Criterion (i) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent that applicable tax and/or securities laws permit Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.
(jj)   “Performance Formula” means, for a Performance Period, one or more objective formulas that the Committee may establish to be applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Grantee, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.
(kk)   “Performance Goals” means, for a Performance Period, one or more goals established by the Committee for the Performance Period based upon the Performance Criteria determined by the Committee in its discretion. The Committee is authorized, in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for a Performance Period in connection with any one or more of the following events or such other events as determined by the Committee:
(i)   asset write-downs;
(ii)   litigation or claim judgments or settlements;
(iii)   the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results;
(iv)   any reorganization and restructuring programs;
(v)   unusual or infrequently occurring items as described in Income Statement — Unusual or Infrequently Occurring Items (Subtopic 225-30) (or any successor or pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year;
(vi)   acquisitions or divestitures;
(vii)   any other specific unusual or infrequently occurring events, or objectively determinable category thereof;

(viii)   foreign exchange gains and losses; and
(ix)   a change in the Company’s fiscal year.
(ll)   “Performance Period” means one or more periods of time as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Grantee’s right to and the payment of a Performance Compensation Award.
(mm)   “Permitted Holder” means Richard D. Kinder.
(nn)   “Person” means a natural person or an entity.
(oo)   “Plan” means this Kinder Morgan, Inc. 2021 Amended and Restated Stock Incentive Plan.
(pp)   “Related Stock Appreciation Rights” has the meaning set forth in Section 10(a).
(qq)   “Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture and is either not exercisable by or payable to the Grantee, as the case may be.
(rr)   “Restricted Stock” means any Award granted pursuant to Section 8(a).
(ss)   “Restricted Stock Unit” means any Award granted pursuant to Section 9(a).
(tt)   “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
(uu)   “SAR Amount” has the meaning set forth in Section 10(k).
(vv)   “SAR exercise price” has the meaning set forth in Section 10(a).
(ww)   “Securities Act” means the Securities Act of 1933, as amended.
(xx)   “Share for Share Exchange” has the meaning set forth in Section 7(f).
(yy)   “Stock” means shares of Class P common stock of the Company, $0.01 par value.
(zz)   “Stock Appreciation Right” means any Award granted pursuant to Section 10.
(aaa)   “Subsidiary Corporation” means a “subsidiary corporation” of the Company within the meaning of Code Section 424(f).
(bbb)   “Substitute Award” has the meaning set forth in Section 5(c).
(ccc)   “Total Share Reserve” has the meaning set forth in Section 5(a).
(ddd)   “Voting Stock” means, (i) with respect to a corporation, all securities of such corporation of any class or series that are entitled to vote generally in the election of, or to appoint by contract, directors of such corporation (excluding any class or series that would be entitled so to vote by reason of the occurrence of any contingency, so long as such contingency has not occurred) and (ii) with respect to an entity which is not a corporation, all securities of any class or series that are entitled to vote generally in the election of, or to appoint by contract, members of the body which is most analogous to the board of directors of a corporation.
5.   STOCK SUBJECT TO THE PLAN.
(a)   Subject to adjustment in accordance with the provisions of Section 12, the aggregate number of shares of Stock for which Awards may be granted under the Plan shall not exceed 63,000,000 (inclusive of shares granted with respect to Awards under the Plan prior to the Effective Date), any or all of which may be issued pursuant to Incentive Stock Options (the “Total Share Reserve”); provided, that any shares of Stock subject to an Award that expires or is canceled, forfeited, or terminated without issuance of the full number of shares of Stock to which the Award related will again be available for issuance under the Plan. The exercise of a Stock Appreciation Right for cash or the payment of any Award in cash shall not count against the Total Share Reserve. Notwithstanding anything to the contrary contained herein: (i) shares of Stock surrendered or withheld in payment of the exercise price of an Option shall count against the Total Share Reserve and shall not again be made available for the grant of Awards under the Plan; and (ii) shares of Stock withheld by the Company to satisfy any tax withholding obligation shall count against the Total Share Reserve and shall not again be made available for the grant of Awards under the Plan. No fractional shares of Stock may be issued hereunder.
(b)   The Stock to be delivered pursuant to an Award shall be made available, at the discretion of the Committee, either from authorized but previously unissued shares of Stock or from Stock reacquired by the Company, including Stock purchased in the open market, and Stock held in the treasury of the Company.
(c)   Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Total Share Reserve; provided, that, Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as Incentive Stock Options shall be counted against the number of shares of Stock that may be issued pursuant to Incentive Stock Options. Subject to applicable stock exchange requirements, available shares under a shareholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect such acquisition or transaction) may be used for Awards under the Plan and shares so used shall not count against the Total Share Reserve.
(d)   Notwithstanding the minimum periods specified in Sections 7(d), 8(f), 9(f), 10(c), 10(d) and 11 for Awards to be exercisable or vest, (i) up to ten percent (10%) of the shares of Stock available for Awards under the Plan as of the Effective Date, subject to adjustment under Section 12, may be granted pursuant to Awards with a minimum exercisability or vesting requirement of twelve months, provided that any Award that provides for vesting of a portion thereof during the 36-month period following the grant and for vesting of the remainder thereof after 36 months shall count against such ten percent (10%) only with respect to such portion of the Award that vests during the 36-month period following the grant; (ii) in the event of a Change in Control, Section 12(e) shall apply; and (iii) each Award Agreement may provide for accelerated exercisability or vesting in the event of a Grantee’s death, disability, termination by the Company other than for Cause, termination by the Grantee for Good Reason, or retirement.
6.   ADMINISTRATION OF THE PLAN.
(a)   The Plan shall be administered by the Board unless and until the Board delegates administration to a Compensation Committee, as provided in Section 6(c).
(b)   The Board shall have the power and authority: (i) to construe and interpret the Plan and apply its provisions; (ii) to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan; (iii) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; (iv) to delegate its authority to one or more Officers of the Company with respect to awards that do not involve “insiders” within the meaning of Section 16 of the Exchange Act; (v) to determine when Awards are to be granted under the Plan and the applicable Date of Grant; (vi) from time to time to select, subject to the limitations set forth in this Plan, those Grantees to whom Awards shall be granted and to make any such grants; (vii) to determine the number of shares of Stock to be made subject to each Award; (viii) to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment, vesting and forfeiture provisions and right of repurchase provisions, and to specify the provisions of the Award Agreement relating to such grant or sale; (ix) to designate an Award as a Performance Compensation Award and to select the Performance Criteria that will be used to establish the Performance Goals; (x) to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; (xi) to determine the duration and purpose of leaves of absences which may be granted to a Grantee without constituting termination of his or her employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies; (xii) to make decisions with respect to outstanding Awards that may become necessary upon a Change in Control or an event described in Section 12; (xiii) to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and (xiv) to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for administration of the Plan. Except as provided in Sections 7(b) or 12, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights or to cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Options, Stock Appreciation Rights or other Awards with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without stockholder approval.
(c)   The Compensation Committee.
(i)   The Board may delegate administration of the Plan to a Compensation Committee of one or more members of the Board. If administration is delegated to a Compensation Committee, the Compensation Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board as described in Section 6(b), including the power to delegate to a subcommittee any of the administrative powers the Compensation Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may rescind any delegation to the Compensation Committee at any time and revest in the Board the administration of the Plan.
(ii)   The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3, if applicable. If the Board intends to satisfy such exemption requirements, with respect to Awards to any insider subject to Section 16 of the Exchange Act, the Compensation Committee shall be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Directors. Within the scope of such authority, the Board or the Compensation Committee may delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors.
(d)   The interpretation and construction of any provision of the Plan or of any Award granted under it by the Committee shall be final, conclusive and binding upon all parties, including the Company, its stockholders and Directors, and the executives and employees of the Company and its Affiliates. No member of the Committee shall be liable to the Company, any stockholder, any Grantee or any employee of the Company or its Affiliates for any action or determination made in good faith with respect to the Plan or any Award granted under it. No member of the Committee may vote on any Award to be granted to him or her.
(e)   In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by Applicable Laws, the Committee shall be indemnified by the Company against the reasonable expenses, including reasonable attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Committee in settlement thereof (provided that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after the institution of any such action, suit or proceeding, such Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.
(f)   The expenses of administering the Plan shall be borne by the Company.
7.   OPTIONS.
(a)   An Option granted under the Plan may be either an Incentive Stock Option or a Nonqualified Stock Option; provided, however, that no Incentive Stock Option shall be granted to any individual who is not an employee of the Company, a Parent Corporation or Subsidiary Corporation. Each Option shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. Notwithstanding anything herein to the contrary, it is the intention of the Company that all Options granted hereunder shall comply with the provisions and requirements of Code Section 409A to the extent applicable. The provisions of separate Options need not be identical. Notwithstanding the foregoing, the Company shall have no liability to any Optionholder or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Code Section 409A and the terms of such Option do not satisfy the requirements of Code Section 409A.
(b)   The exercise price per share of each Option shall be not less than 100% of the Fair Market Value of a share of Stock on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Code Section 424(a) or 409A. No Option shall include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the Option.
(c)   The expiration date of an Option granted under the Plan shall be as determined by the Committee at the time of grant, provided that each such Option shall expire not more than ten years after the date the Option is granted.
(d)   Each Option shall become exercisable in whole or in part or in installments at such time or times as the Committee may prescribe at the time the Option is granted and specify in the Option Agreement; provided, that no Option shall be exercisable less than 36 months after it is granted, except in the event of a Change in Control as provided in Section 12(e) or as provided in Section 5(d).
(e)   The exercise price of an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or by certified or bank check, or (ii) in the discretion of the Committee, upon such terms as the Committee shall approve: (A) by delivery to the Company of other shares of Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the exercise price (or portion thereof) due for the number of shares of Stock being acquired, or by means of attestation whereby the Optionholder identifies for delivery specific shares of Stock that have a Fair Market Value on the date of attestation equal to the exercise price (or portion thereof) and receives a number of shares of Stock equal to the difference between the number of shares of Stock thereby purchased and the number of identified attestation shares of Stock (a “Share for Share Exchange”); (B) by a “cashless” exercise program established with a broker; (C) by reduction in the number of shares of Stock otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate exercise price at the time of exercise; or (D) in any other form of legal consideration that may be acceptable to the Committee. Unless otherwise specifically provided in the Option Agreement, the exercise price of Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Stock that have been held for more than six months (or such longer or shorter period of time, if any, required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period for which the Stock is publicly traded (i.e., the Stock is listed on any established stock exchange or a national market system) an exercise by an executive officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act (codified as Section 13(k) of the Exchange Act) shall be prohibited with respect to any Award under this Plan.
(f)   A Nonqualified Stock Option may, in the sole discretion of the Committee, be transferable to a permitted transferee upon written approval by the Committee to the extent provided in the Option Agreement. A permitted transferee includes: (i) a transfer by gift or domestic relations order to a member of the Optionholder’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), any person sharing the Optionholder’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionholder) control the management of assets, and any other entity in which these persons (or the Optionholder) own more than 50% of the voting interests; (ii) third parties designated by the Committee in connection with a program established and approved by the Committee pursuant to which Optionholders may receive a cash payment or other consideration in consideration for the transfer of such Option; and (iii) such other transferees as may be permitted by the Committee in its sole discretion. If the Option does not provide for transferability, then the Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.
(g)   No Optionholder shall have any rights to distributions or other rights of a common stockholder with respect to Stock subject to an Option prior to the purchase of such Stock upon exercise of the Option.
(h)   Each individual Option Agreement shall describe the effect of the Optionholder’s termination of employment or service with the Company or an Affiliate on the exercisability of the Options held by the Optionholder, provided that no Option shall remain exercisable beyond the expiration of the original term of the Option. Notwithstanding the foregoing, the Committee may, at any time prior to any termination of such employment or service, determine in its sole discretion that the exercise of any Option after termination of such employment or other relationship with the Company shall be subject to satisfaction of the conditions precedent that the Optionholder refrain from engaging, directly or indirectly, in any activity which is competitive with any activity of the Company or any of its Affiliates thereof and from otherwise acting, either prior to or after termination of such employment or other relationship, in any manner inimical or in any way contrary to the best interests of the Company and that the Optionholder furnish to the Company such information with respect to the satisfaction of the foregoing condition precedent as the Committee shall reasonably request.
(i)   An Optionholder’s beneficiary designated pursuant to Section 17(h), or if no such designation of any beneficiary has been made, the legal representative of such Optionholder or such other person entitled thereto as determined by a court of competent jurisdiction, may exercise, in accordance with and subject to the provisions of this Section 7, any unterminated and unexpired Option granted to such Optionholder to the same extent that the Optionholder himself or herself could have exercised such Option were he alive or able; provided, however, that no Option granted under the Plan shall be exercisable for more shares of Stock than the Optionholder could have purchased thereunder on the date his or her employment by, or other relationship with, the Company and its Affiliates was terminated.
(j)   Notwithstanding anything to the contrary in this Section 7, Incentive Stock Options shall be subject to the following requirements:
(i)   If an Incentive Stock Option is granted to an Optionholder who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a Parent Corporation or Subsidiary Corporation, the Option shall expire not more than five years after the date the Option is granted and the exercise price shall be not less than 110% of the Fair Market Value of a share of Stock on the date the Option is granted.
(ii)   An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.
(iii)   To the extent the aggregate Fair Market Value (determined as of the Date of Grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company, a Parent Corporation or a Subsidiary Corporation) exceeds $100,000, such Incentive Stock Options shall be treated as Nonqualified Stock Options.
(iv)   Any Grantee who shall make a “disposition” (as defined in Code Section 424) of all or any portion of shares of Stock acquired upon exercise of an Incentive Stock Option within two years from the Date of Grant of such Incentive Stock Option or within one year after the issuance of the shares of Stock acquired upon exercise of such Incentive Stock Option shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Stock.

(k)   Notwithstanding anything to the contrary in this Section 7, if an Option is granted to an Employee with respect to whom Stock does not constitute “service recipient stock” (as defined in Treasury Regulation Section 1.409A-1(b)(5)(iii)), the Option shall comply with Code Section 409A to the extent applicable.
8.   RESTRICTED STOCK.
(a)   Restricted Stock is an Award of actual shares of Stock which may, but need not, provide that, for the applicable Restricted Period, such Restricted Stock will be subject to forfeiture and may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose. In the discretion of the Committee, an award of Restricted Stock may be granted as a Performance Compensation Award under Section 14. Each grant of Restricted Stock under the Plan shall be evidenced by an Award Agreement and shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.
(b)   Each Grantee granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. The Committee may denote the Restricted Stock as restricted, if issued in book-entry or electronic form. If the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than issued in book-entry or electronic form or delivered to the Grantee pending the release of the applicable restrictions, the Committee may require the Grantee to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, (ii) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement, and (iii) such other documents as the Company determines are necessary or advisable to effectuate such actions. If a Grantee shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement, stock power and other applicable documents, the Award shall be null and void. Subject to the restrictions set forth in the Award Agreement, the Grantee generally shall have the rights and privileges of a Class P common stockholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends. At the discretion of the Committee, cash dividends and Stock dividends with respect to the Restricted Stock may be either currently paid to the Grantee or withheld by the Company for the Grantee’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or Stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Grantee in cash or, at the discretion of the Committee, in Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such Restricted Stock or, if such Restricted Stock is forfeited, such dividends (and earnings thereon, if applicable) shall also be forfeited.
(c)   Restricted Stock awarded to a Grantee shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Grantee shall not be entitled to delivery of the Stock certificate; (B) the Stock shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the Stock shall be subject to forfeiture to the extent provided in the applicable Award Agreement; and (D) to the extent such shares of Stock are forfeited, the Stock certificates (if applicable) shall be returned to the Company, and all rights of the Grantee to such shares of Stock and as a stockholder with respect to such shares of Stock shall terminate without further obligation on the part of the Company.
(d)   The Committee shall have the authority to remove any or all of the restrictions on Restricted Stock whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date the Restricted Stock is granted, such action is appropriate.
(e)   Upon termination of employment with or service to the Company or any of its Affiliates (including by reason of such Affiliate ceasing to be an Affiliate of the Company), during the applicable Restricted Period, Restricted Stock shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, for accelerated vesting of Restricted Stock in the event of a Grantee’s death, disability, termination by the Company other than for Cause, termination by the Grantee for Good Reason, or retirement.
(f)   With respect to Restricted Stock, the Restricted Period shall commence on the Date of Grant and end at the time or times set forth on a schedule established by the Committee in the applicable Award Agreement; provided, that no Restricted Period shall be less than 36 months, except in the event of a Change in Control as provided in Section 12(e) or as provided in Section 5(d).
(g)   Upon the expiration of the Restricted Period with respect to any Restricted Stock, the restrictions set forth in this Section 8 and the applicable Award Agreement shall be of no further force or effect with respect to such Stock, except as set forth in the applicable Award Agreement. The Grantee shall be entitled to have the legend required by Section 8(h) removed from his Stock certificate or similar notation removed from such shares if issued in book-entry or electronic form. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Grantee, or his beneficiary, without charge, the Stock certificate evidencing the Restricted Stock with respect to which the Restricted Period has expired (to the nearest full share of Stock) and any cash distributions or Stock dividends credited to the Grantee’s account with respect to such Restricted Stock and the interest thereon, if any.
(h)   Each certificate representing Restricted Stock awarded under the Plan shall bear a legend in the form the Company deems appropriate, and any Award of Restricted Stock issued in book-entry or electronic form shall be subject to such legend.
9.   RESTRICTED STOCK UNITS.
(a)   A Restricted Stock Unit is an Award entitling the Grantee to receive a share of Stock or cash equal to the Fair Market Value of a share of Stock to be delivered at the time such Award vests. In the discretion of the Committee, an Award of Restricted Stock Units may be granted as a Performance Compensation Award under Section 14. Each Award of Restricted Stock Units shall be evidenced by an Award Agreement and shall be subject to the conditions set forth in this Section 9(a), and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.
(b)   The terms and conditions of a grant of Restricted Stock Units shall be reflected in a written Award Agreement. No Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award. A Grantee shall have no voting rights with respect to any Restricted Stock Units granted hereunder. At the discretion of the Committee, each Restricted Stock Unit (representing one share of Stock) may be credited with an amount equal to the cash distributions and Stock dividends paid by the Company in respect of one share of Stock (“Dividend Equivalents”). At the discretion of the Committee, Dividend Equivalents may be either paid to the Grantee as dividends are paid to stockholders of the Company or withheld by the Company for the Grantee’s account, and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Grantee’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Grantee upon settlement of such Restricted Stock Unit or, if such Restricted Stock Unit is forfeited, such Dividend Equivalents (and earnings thereon, if applicable) shall also be forfeited.
(c)   Restricted Stock Units awarded to any Grantee shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Grantee to such Restricted Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.
(d)   The Committee shall have the authority to remove any or all of the forfeiture conditions on the Restricted Stock Units whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date the Restricted Stock Units are granted, such action is appropriate.

(e)   Upon termination of employment with or service to the Company or any of its Affiliates (including by reason of such Affiliate ceasing to be an Affiliate of the Company), during the applicable Restricted Period, Restricted Stock Units shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, for accelerated vesting of Restricted Stock Units in the event of a Grantee’s death, disability, termination by the Company other than for Cause, termination by the Grantee for Good Reason, or retirement.
(f)   With respect to Restricted Stock Units, the Restricted Period shall commence on the Date of Grant and end at the time or times set forth on a schedule established by the Committee in the applicable Award Agreement; provided, that no Restricted Period shall be less than 36 months, except in the event of a Change in Control as provided in Section 12(e) or as provided in Section 5(d).
(g)   Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Grantee, or his beneficiary, without charge, one share of Stock for each such outstanding Restricted Stock Unit (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 9(b) hereof and the interest thereon or, at the discretion of the Committee, in Stock having a Fair Market Value equal to such Dividend Equivalents’ interest thereon, if any; provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Stock in lieu of delivering only Stock for Vested Units. If a cash payment is made in lieu of delivering Stock, the amount of such payment shall be equal to the Fair Market Value of the Stock as of the date on which the Restricted Period lapsed with respect to such Vested Unit.
10.   STOCK APPRECIATION RIGHTS.
(a)   A Stock Appreciation Right means the right pursuant to an Award granted under this Section 10 to receive an amount set forth in paragraph (e) below upon the exercise of the Award. Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Stock Appreciation Rights”). The Committee shall determine the Grantee to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made; the number of shares of Stock to be subject to the Stock Appreciation Right; the exercise price per share of Stock (“SAR exercise price”); and all other conditions of Stock Appreciation Rights. No Related Stock Appreciation Right may be granted for more shares of Stock than are subject to the Option to which it relates. A Stock Appreciation Right must be granted with an SAR exercise price not less than the Fair Market Value of a share of Stock on the Date of Grant. The number of shares of Stock subject to the Stock Appreciation Right must be fixed on the Date of Grant of the Stock Appreciation Right, and the right must not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the right. The provisions of Stock Appreciation Rights need not be the same with respect to each Grantee. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 10 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable, as set forth in the applicable Award Agreement. The term of a Stock Appreciation Right granted under the Plan shall be determined by the Committee; provided, however, no Stock Appreciation Right shall be exercisable later than the tenth anniversary of the Date of Grant.
(b)   The Grantee of a Stock Appreciation Right shall not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement and delivered a fully executed copy thereof to the Company. Grantees who are granted Stock Appreciation Rights shall have no rights as common stockholders of the Company with respect to the grant or exercise of such rights.
(c)   Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant; provided, that no Free Standing Right shall be exercisable less than 36 months after it is granted, except in the event of a Change in Control as provided in Section 12(e) or as provided in Section 5(d).
(d)   Related Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 above and this Section 10 of the Plan; provided, that no Related Stock Appreciation Right shall be exercisable less than 36 months after it is granted, except in the event of a Change in Control as provided in Section 12(e) or as provided in Section 5(d).
(e)   Upon exercise of a Stock Appreciation Right, the Grantee shall be entitled to receive from the Company an amount equal to the product of (i) the excess of the Fair Market Value, on the date of exercise, of one share of Stock over the SAR exercise price per share of Stock specified in such Stock Appreciation Right or its related Option, multiplied by (ii) the number of shares of Stock for which such Stock Appreciation Right is exercised. Payment with respect to the exercise of a Stock Appreciation Right that is not subject to Code Section 409A shall be paid on the date of exercise. Payment with respect to the exercise of a Stock Appreciation Right that is subject to Code Section 409A shall be paid at the time specified in the Award Agreement in accordance with the provisions of Section 10(k). Payment may be made in the form of Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), cash or a combination thereof, as determined by the Committee. Fractional shares of Stock resulting from the exercise of a Stock Appreciation Right pursuant to this Section 10 shall be settled in cash.
(f)   The SAR exercise price of a Free Standing Right shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of one share of Stock on the Date of Grant of such Stock Appreciation Right. A Related Stock Appreciation Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Stock subject to the Stock Appreciation Right and related Option exceeds the SAR exercise price per share of Stock thereof and no Stock Appreciation Rights may be granted in tandem with an Option unless the Committee determines that the requirements of Section 10(a) are satisfied.
(g)   Upon any exercise of a Related Stock Appreciation Right, the number of shares of Stock for which the related Option shall be exercisable shall be reduced by the number of shares of Stock for which the Stock Appreciation Right shall have been exercised. The number of shares of Stock for which a Related Stock Appreciation Right shall be exercisable shall be reduced upon any exercise of the related Option by the number of shares of Stock for which such Option shall have been exercised.
(h)   Stock Appreciation Rights shall be transferable only when and to the extent that an Option would be transferable under Section 7 of the Plan.
(i)   Each individual Award Agreement shall describe the effect of the Grantee’s termination of employment or service with the Company or an Affiliate on the exercisability of the Stock Appreciation Rights held by the Grantee, provided that no Stock Appreciation Right shall remain exercisable beyond the expiration of the original term of the Stock Appreciation Right. Notwithstanding the foregoing, the Committee may, at any time prior to any termination of such employment or service, determine in its sole discretion that the exercise of any Stock Appreciation Right after termination of such employment or other relationship with the Company shall be subject to satisfaction of the conditions precedent that the Grantee refrain from engaging, directly or indirectly, in any activity which is competitive with any activity of the Company or any of its Affiliates thereof and from otherwise acting, either prior to or after termination of such employment or other relationship, in any manner inimical or in any way contrary to the best interests of the Company and that the Grantee furnish to the Company such information with respect to the satisfaction of the foregoing condition precedent as the Committee shall reasonably request.
(j)   A Stock Appreciation Right that is subject to Code Section 409A shall satisfy the requirements of this Section 10(j) and the additional conditions applicable to nonqualified deferred compensation under Code Section 409A. The requirements herein shall apply in the event any Stock Appreciation Right under this Plan is granted with an SAR exercise price less than the Fair Market Value of the Stock underlying the Award on the date the Stock Appreciation Right is granted (regardless of whether or not such SAR exercise price is intentionally or unintentionally priced at less than Fair Market Value, or is materially modified at a time when the Fair Market Value exceeds the SAR exercise price), is granted to an Employee with respect to whom Stock does not constitute “service recipient stock” (as defined in Treasury Regulation Section 1.409A-1(b)(5)(iii)), or is otherwise determined to constitute “nonqualified deferred compensation”

within the meaning of Code Section 409A. Any such Stock Appreciation Right may provide that it is exercisable at any time permitted under the governing written instrument, but such exercise shall be limited to fixing the measurement of the amount, if any, by which the Fair Market Value of a share of Stock on the date of exercise exceeds the SAR exercise price (the “SAR Amount”). However, once the Stock Appreciation Right is exercised, the SAR Amount may be paid only on the fixed time, payment schedule or other event specified in the governing written instrument.
11.   OTHER STOCK-BASED AWARDS.   The Committee is authorized to grant Awards to Grantees in the form of Other Stock-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan and as evidenced by an Award Agreement. Other Stock-Based Awards shall include a right or other interest granted to a Grantee under the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Stock, including but not limited to dividend equivalents or performance units, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms or conditions as determined by the Committee. The Committee shall determine the terms and conditions of such Other Stock-Based Awards, consistent with the terms of the Plan, at the Date of Grant or thereafter, including any Performance Goals and Performance Periods. Stock or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Stock, other Awards, notes or other property, as the Committee shall determine, subject to any required corporate action; provided, that no Other Stock-Based Award shall vest less than 36 months after it is granted, except in the event of a Change in Control as provided in Section 12(e) or as provided in Section 5(d).
12.   ADJUSTMENT OF AND CHANGES IN CAPITALIZATION; CHANGE IN CONTROL.
(a)   In the event that the outstanding shares of Stock shall be changed in number or class or the capital structure of the Company shall be changed by reason of stock splits, reverse stock splits, split-ups, spin-offs, combinations, mergers, consolidations, recapitalizations, or by reason of Stock dividends or other relevant changes in capitalization, the number or class of shares of Stock which thereafter may be issued pursuant to Awards granted under the Plan, both in the aggregate and as to any individual, the number and class of shares of Stock then subject to Awards theretofore granted, the exercise price of Options and Stock Appreciation Rights and the Performance Goals to which Awards are subject shall be equitably adjusted or substituted, as to the number, price or kind of a share of Stock or other consideration subject to such Awards so as to reflect such change to the extent necessary to preserve the economic intent of such Awards, all as determined by the Committee. In the event there shall be any other change in the number or kind of the outstanding shares of Stock, or of any stock or other securities or property into which such shares of Stock shall have been changed, or for which it shall have been exchanged, then if the Committee shall determine that such change equitably requires an adjustment in any outstanding Award theretofore granted or which may be granted under the Plan, such adjustment shall be made in accordance with such determination. Any adjustments under this Section 12 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 or, unless the Committee determines that such adjustment is in the best interests of the Company and its Affiliates, otherwise result in a violation of Code Section 409A or the disqualification of any Incentive Stock Option.
(b)   Notice of any adjustment shall be given by the Company to each Grantee with an Award which shall have been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.
(c)   Fractional shares of Stock resulting from any adjustment of Awards pursuant to this Section 12 may be settled in cash or otherwise as the Committee may determine.
(d)   Notwithstanding the above, in the event of any of the following: (i) the Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by stockholders of the Company in a form other than stock or other equity interests of the surviving entity or outstanding Awards are not to be assumed upon consummation of the proposed transaction; (ii) all or substantially all of the assets of the Company are acquired by another person; (iii) the reorganization or liquidation of the Company; or (iv) the Company shall enter into a written agreement to undergo an event described in clause (i), (ii) or (iii) above, then the Committee may, in its discretion and upon at least 10 days’

advance notice to the affected persons, cancel any outstanding Awards and cause the holders thereof to be paid, in cash, stock or other property, or any combination thereof, the value of such Awards based upon the price per share of Stock received or to be received by other common stockholders of the Company in the event. The terms of this Section 12 may be varied by the Committee in any particular Award Agreement.
(e)   Double Trigger Vesting. Subject to Section 12(g), in the event of a Change in Control, the vesting and forfeiture restrictions on outstanding Awards shall not lapse as of the Change of Control; rather, for each outstanding Award, applicable time- and performance-based vesting and forfeiture restrictions shall lapse, or the time of exercisability of such Award shall occur, on the earlier of (i) the original date specified for the lapse of such vesting and forfeiture restrictions or for the time of exercise in the applicable Award Agreement, or (ii) the date the Grantee’s employment or other service relationship with the Company and its subsidiaries is terminated by the Company or a subsidiary without Cause or by the Grantee for Good Reason, provided such termination date (or, if applicable, the action by the Company that constitutes “Good Reason”) occurs within 24 months following the date of such Change in Control.
(f)   Award Adjustments. Subject to Section 12(g), in the event of a Change in Control, the Committee, in its discretion, may effect one or more of the following actions that it deems appropriate in its sole discretion with respect to outstanding Awards, which action(s) may vary among Awards granted to individual Grantees: (i) providing for the assumption, substitution or continuation of Awards by the surviving entity or successor company or a parent or subsidiary thereof, with appropriate adjustments to the number and kind of securities and any applicable terms to provide substantially equivalent value, vesting requirements and other terms and attributes of the affected Awards; provided, however, that in the event the surviving entity or successor company or a parent or subsidiary thereof does not assume, substitute or continue Awards, or the Committee determines, in its sole discretion, that substantially equivalent value, vesting requirements and other terms and attributes will not be provided by any such assumed, substituted or continued awards, the Committee may (x) accelerate the vesting or exercisability terms of the affected Awards to the date of such Change in Control, notwithstanding Section 12(e), or (y) provide for a payment (in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for a Grantee to receive property, cash, or securities (or combination thereof) as such Grantee would have been entitled to receive upon the occurrence of the Change in Control if the Grantee had been, immediately prior to such Change in Control, the holder of the number of shares of Stock covered by the Award at such time (less any applicable exercise price)) with respect to outstanding Awards equal to the value of such Awards, as determined by the Committee, by requiring the mandatory surrender to the Company by selected Grantees of some or all of the outstanding Awards held by such Grantees (irrespective of whether such Awards are then vested or exercisable pursuant to the Plan) as of a date, before or after such Change in Control, specified by the Committee; or (ii) making such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change in Control; provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Awards then outstanding; provided further, however, that no action may be taken that would reduce the value of an Award. Notwithstanding the discretion given to the Committee above, if any Award is subject to Code Section 409A and any action described above would be deemed a non-compliant modification of such Award under Code Section 409A, then such action shall not be taken with respect to such Award and such Award may instead be treated in such other manner determined by the Committee that is compliant with Code Section 409A.
(g)   Notwithstanding any contrary provision contained herein, for any Award outstanding as of any date prior to the Effective Date Section 12(e) and Section 12(f) shall not apply, and the terms of such Award Agreement shall govern the effect on such Award of a Change in Control.
(h)   The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.
13.   SECURITIES ACT REQUIREMENTS.
(a)   No shares of Stock shall be purchased or sold under an Award if such purchase or sale, or issuance of Stock would, in the opinion of counsel for the Company, violate the Securities Act or other Federal or state statutes or regulatory agency rules having similar requirements, as they may be in effect at that time; and each Award shall be subject to the further requirement that, at any time that the Committee shall determine, in their respective discretion, that the listing, registration or qualification of the Stock subject to such Award under any securities exchange requirements or under any Applicable Law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the issuance of Stock thereunder, such Award may not be exercised or issued, as the case may be, in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.
(b)   As a condition to the issuance of any Award that may be settled in Stock under the Plan, the Committee may require the Grantee to furnish a written representation that he or she is acquiring such Award for investment and not with a view to distribution of the Stock to the public and a written agreement restricting the transferability of the Stock of such Award, and may affix a restrictive legend or legends on the face of the certificate representing such Stock. Such representation, agreement and/or legend shall be required only in cases where in the opinion of the Committee and counsel for the Company, it is necessary to enable the Company to comply with the provisions of the Securities Act or other Federal or state statutes having similar requirements, and any stockholder who gives such representation and agreement shall be released from it and the legend removed at such time as the shares of Stock to which they applied are registered or qualified pursuant to the Securities Act or other Federal or state statutes having similar requirements, or at such other time as, in the opinion of the Committee and counsel for the Company, the representation and agreement and legend cease to be necessary to enable the Company to comply with the provisions of the Securities Act or other Federal or state statutes having similar requirements.
14.   PERFORMANCE COMPENSATION AWARDS.
(a)   The Committee shall have the authority, at the time of grant of any Award described in this Plan (other than Options and Stock Appreciation Rights granted with an exercise price equal to or greater than the Fair Market Value per share of Stock on the Date of Grant), to designate such Award or a portion of such Award as a “Performance Compensation Award.”
(b)   The Committee will, in its sole discretion, designate which Grantees will be eligible to receive Performance Compensation Awards in respect of a Performance Period. However, designation of a Grantee eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Grantee to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Grantee becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 14. Moreover, designation of a Grantee eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Grantee eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Grantee eligible to receive an Award hereunder shall not require designation of any other person as a Grantee eligible to receive an Award hereunder in such period or in any other period.
(c)   Subject to any minimum period under the Plan for an Award to be exercisable or vest, as modified by Section 5(d), with regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply and the Performance Formula, if any.
(d)   Payment of Performance Compensation Awards.
(i)   Unless otherwise provided in the applicable Award Agreement, a Grantee must be employed by the Company or an Affiliate on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.
(ii)   A Grantee shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the applicable Performance Goals for the Performance Period are achieved, as determined by the Committee; and (B) all or some portion of such Grantee’s Performance Compensation Award has been earned for the Performance Period based on the application of any Performance Formula to such Performance Goals, as determined by the Committee. Subject to any minimum period under the Plan for an Award to be exercisable or vest, as modified by Section 5(d), the

Committee may accelerate the vesting and/or the lapse of any or all of the restrictions on a Performance Compensation Award, which acceleration shall not affect any other terms and conditions of such Award.
(iii)   Following the completion of a Performance Period and prior to the payment of any Performance Compensation Award, the Committee shall review and determine whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate the amount of the Performance Compensation Awards earned for the Performance Period, which may be based upon a Performance Formula. The Committee shall then determine the actual size of each Grantee’s Performance Compensation Award for the Performance Period and, in so doing, may apply discretion if and when it deems appropriate.
(iv)   Performance Compensation Awards granted for a Performance Period shall be paid to Grantees as soon as administratively practicable following completion of the determinations required by this Section 14.
(v)   Subject to the adjustment provisions of Section 12, notwithstanding any provision contained in this Plan to the contrary, (A) no more than 4,000,000 shares of Stock may be subject to Options granted under the Plan to any one individual during any five (5) consecutive year period, (B) no more than 4,000,000 shares of Stock may be subject to Stock Appreciation Rights granted under the Plan to any one individual during any five (5) consecutive year period, (C) no more than 3,000,000 shares of Restricted Stock may be granted under the Plan to any one individual during any five (5) consecutive year period, (D) no more than 3,000,000 shares of Stock may be subject to Restricted Stock Units granted under the Plan to any one individual during any five (5) consecutive year period, and (E) no more than 3,000,000 shares of Stock may be subject to Other Stock-Based Awards granted under the Plan to any one individual during any five (5) consecutive year period.
(vi)   With respect to Restricted Stock and Restricted Stock Units that are designated as Performance Compensation Awards, the Committee has the discretion to determine whether dividends on such Restricted Stock and Dividend Equivalents on such Restricted Stock Units are intended to constitute Performance Compensation Awards and whether such dividends or Dividend Equivalents must satisfy Performance Goals separately from the underlying Restricted Stock or Restricted Stock Units.
(vii)   If, after the attainment of the applicable Performance Goals, payment of a Performance Compensation Award in cash is accelerated to an earlier date, the amount paid will be discounted to reasonably reflect the time value of money. Any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (A) with respect to a Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (B) with respect to a Performance Compensation Award that is payable in Stock, by an amount greater than the appreciation of a share of Stock from the date such Award is deferred to the payment date.
15.   WITHHOLDING OBLIGATIONS.   To the extent provided by the terms of an Award Agreement and subject to the discretion of the Committee, the Grantee may satisfy any federal, state, provincial or local tax withholding obligation relating to the exercise or acquisition of Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Grantee by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Stock from the shares of Stock otherwise issuable to the Grantee as a result of the exercise or acquisition of Stock under the Award, provided, however, that no shares of Stock are withheld with a value exceeding the maximum statutory tax rates in the jurisdiction(s) applicable to the Grantee; or (c) delivering to the Company previously owned and unencumbered shares of Stock.
16.   AMENDMENT OF THE PLAN AND AWARDS.
(a)   The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part. However, the Board may not make any alteration or amendment which would decrease any authority granted to the Committee hereunder in contravention of Rule 16b-3 and, except as provided in Section 12 relating to adjustments upon changes in Stock and Section 16(b), no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy any Applicable Laws, rules, regulations or securities exchange listing requirements. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on stockholder approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated, but Awards theretofore granted may extend beyond the date of Plan suspension or termination.
(b)   It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees and Consultants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Code Section 409A and/or to bring the Plan and/or Awards granted under it into compliance therewith.
(c)   Notwithstanding the foregoing, no amendment to or termination of the Plan shall affect adversely any of the rights of any Grantee with respect to any Award granted before such amendment of the Plan, without such Grantee’s consent in writing.
(d)   The Committee at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Committee may not effect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Company requests the consent of the Grantee and (b) the Grantee consents in writing.
17.   GENERAL PROVISIONS.
(a)   No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Grantee any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, or (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
(b)   Code Section 409A. The Plan and each Award granted hereunder is intended to comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan or an Award that are due within the “short-term deferral period,” as described in Code Section 409A and the regulations and other guidance issued thereunder, shall not be treated as nonqualified deferred compensation unless Applicable Laws require otherwise. If the Board (or its delegate) determines in its discretion that an Award is determined to be “nonqualified deferred compensation” subject to Code Section 409A, and that the Grantee is a “specified employee” as defined in Code Section 409A(a)(2)(B)(i) and the regulations and other guidance issued thereunder, then any amounts that would otherwise by payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Grantee’s separation from service shall instead be paid on the first payroll date after the six-month anniversary of the Grantee’s separation from service (or the Grantee’s death, if earlier). For purposes of Code Section 409A, each payment in a series of installments shall be considered a separate payment. Notwithstanding any other provision contained herein, terms such as “termination of service,” “termination of employment” and “termination of engagement” shall mean a “separation from service” within the meaning of Code Section 409A, to the extent any exercise or distribution hereunder could be deemed “nonqualified deferred compensation” for purposes thereof. Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Grantee under Code Section 409A, and neither the Company nor the Committee will have any liability to any Grantee for such tax or penalty.
(c)   Share Certificates and Book Entry. To the extent that the Plan provides for issuance of stock certificates to represent shares of Stock, the issuance may be effected on a non-certificated basis to the extent permitted by applicable law and the applicable rules of any national securities exchange or system on which the Stock is then listed or reported. Notwithstanding any provision of the Plan to the contrary, in its discretion the Committee may satisfy any obligation to deliver shares represented by stock certificates by delivering shares in book-entry or electronic form. If the Company issues any shares in book-entry or electronic form that are subject to terms, conditions and restrictions on transfer, a notation shall be made in the records of the transfer agent with respect to any such shares describing all applicable terms, conditions and restrictions on transfer. In the case of Restricted Stock granted under the Plan, such notation shall reflect the legend described in Section 8(i).
(d)   Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 so that Grantees will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 17(d), such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.
(e)   Unfunded Plan. The Plan shall be unfunded. Neither the Company, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.
(f)   Severability. If any of the provisions of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.
(g)   Forfeiture Events. The Committee may specify in an Award Agreement that the Grantee’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Grantee, a termination of the Grantee’s employment or other service for cause, or other conduct by the Grantee that is detrimental to the business or reputation of the Company and/or its Affiliates.
(h)   Beneficiary Designation. Each Grantee under the Plan may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Grantee’s death. Each designation will revoke all prior designations by the same Grantee, shall be in a form reasonably prescribed by the Committee and shall be effective only when filed by the Grantee in writing with the Company during the Grantee’s lifetime.
(i)   Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.
(j)   No Guarantee of Tax Consequences. None of the Company, its Affiliates, the Board, the Committee or any officer, employee, agent or representative of any of the foregoing makes any commitment or guarantee with respect to the Plan or any Award granted hereunder that any particular tax treatment will (or will not) apply with respect to any Grantee (or any party claiming through or on behalf of any Grantee), including any tax consequences under Code Section 409A, or assumes and liability or responsibility with respect thereto.
18.   CHANGES IN LAW.   The Board may amend the Plan and any outstanding Awards granted thereunder in such respects as the Board shall, in its sole discretion, deem advisable in order to incorporate in the Plan or any such Awards any new provision or change designed to comply with or take advantage of requirements or provisions of the Code or any other statute, or rules or regulations of the Internal Revenue Service or any other federal or state governmental agency enacted or promulgated after the adoption of the Plan.
19.   CLAWBACKS.   To the extent required by Company policy or Applicable Laws, rules, regulations or securities exchange listing requirements, the Company shall have the right, and shall take all actions necessary, to recover any amounts paid to any individual under this Plan.

20.   LEGAL MATTERS.
(a)   Every right of action by or on behalf of the Company or by any stockholder against any past, present or future member of the Board, officer or employee of the Company arising out of or in connection with this Plan shall, irrespective of the place where such action may be brought and irrespective of the place of residence of any such Grantee, cease and be barred by the expiration of three years from whichever is the later of (i) the date of the act or omission in respect of which such right of action arises, or (ii) the first date upon which there has been made generally available to stockholders an annual report of the Company and a proxy statement for the annual meeting of stockholders following the issuance of such annual report, which annual report and proxy statement alone or together set forth, for the related period, the aggregate number of shares of Stock for which Awards were granted; and any and all rights of action by any employee or executive of the Company (past, present or future) against the Company arising out of or in connection with this Plan shall, irrespective of the place where such action may be brought, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises.
(b)   This Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of Texas, applied without giving effect to any conflicts-of-law principles, and construed accordingly.
21.   ELECTRONIC DELIVERY AND ACCEPTANCE.   The Company may, in its sole discretion, deliver any documents related to the Award by electronic means. To participate in the Plan, a Grantee consents to receive all applicable documentation by electronic delivery and through an on-line (and/or voice activated) system established and maintained by the Company or a third party vendor designated by the Company.
22.   FOREIGN EMPLOYEES.   Without the amendment of this Plan, the Board may provide for the participation in the Plan by employees who are subject to the laws of foreign countries or jurisdictions, and such participation may be on such terms and conditions different from those specified in this Plan as may be administratively necessary or necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Board or its designee may make such modifications, amendments, procedures, subprograms and the like as may be necessary or advisable to comply with the provisions of laws of other countries or jurisdictions in which Affiliates operate or have employees.

MMMMMMMMM 000004ENDORSEMENT_LINE______________ SACKPACK_____________MR A SAMPLEDESIGNATION (IF ANY)ADD 1ADD 2ADD 3ADD 4ADD 5ADD 6 MMMMMMMMMMMMMMMMMMMMMMMMMM C123456789000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 extYour vote matters – here’s how to vote!You may vote online or by phone instead of mailing this card.OnlineGo to www.envisionreports.com/kmii or scan the QR code — login details are located in the shaded bar below.PhoneCall toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money!Sign up for electronic delivery atUsing a black ink pen, mark your votes with an X as shown in this example.www.envisionreports.com/kmiiPlease do not write outside the designated areas.2021 Annual Meeting Proxy Card1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A The Board of Directors recommends that you vote FOR each of the nominees listed in Proposal 1.1. Election of Directors: Election of 15 nominated directors, each for a one year term expiring in 2022ForAgainstAbstainForAgainstAbstainForAgainstAbstain+01 - Richard D. Kinder02 - Steven J. Kean03 - Kimberly A. Dang04 - Ted A. Gardner05 - Anthony W. Hall, Jr.06 - Gary L. Hultquist07 - Ronald L. Kuehn, Jr.08 - Deborah A. Macdonald09 - Michael C. Morgan10 - Arthur C. Reichstetter11 - C. Park Shaper12 - William A. Smith13 - Joel V. Staff14 - Robert F. Vagt15 - Perry M. WaughtalThe Board of Directors recommends that you vote FOR proposals 2, 3 and 4:2. Approval of the Kinder Morgan, Inc. 2021 Amended andForAgainst Abstain3. Ratification of selection of PricewaterhouseCoopers LLP as ourForAgainst AbstainRestated Stock Incentive Planindependent registered public accounting firm for 20214. Approval, on an advisory basis, of the compensation of ournamed executive officersBNon-Voting ItemsChange of Address — Please print new address below.Comments — Please print your comments below.Meeting AttendanceMark box to the right ifyou plan to attend theAnnual Meeting.MMMMMMMC 1234567890J N TMR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE+140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND1 U P X5 0 0 0 6 9MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

The 2021 Annual Meeting of Stockholders of Kinder Morgan, Inc. will be held onWednesday, May 12, 2021, 10:00 A.M. Central Time, virtually via the internet at www.meetingcenter.io/286870343.To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.The password for this meeting is — KMII2021.Small steps make an impact.Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/kmii IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — Kinder Morgan, Inc.+THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe 2021 Annual Meeting will be held virtually via the internet, on Wednesday, May 12, 2021, beginning at 10:00 a.m central time. At the Annual Meeting, the holders of our Class P common stock will act on the matters as stated on the reverse side hereof.The Board of Directors recommends a vote FOR each of the nominated directors; FOR the approval of the Kinder Morgan, Inc. 2021 Amended and Restated Stock Incentive Plan; FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2021 and FOR the approval, on an advisory basis, of the compensation of our named executive officers.The undersigned hereby appoints each of Richard D. Kinder, Steven J. Kean and Adam S. Forman, with or without the other and with the full power of substitution, as proxies to vote as specified on the reverse side hereof all shares of Class P common stock the undersigned is entitled to vote at the Annual Meeting. The proxies, in their discretion, are further authorized to vote (i) for the election of a person to the Board of Directors if any nominee named on the reverse becomes unable to serve or for good cause will not serve, (ii) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made and (iii) on any other matters that may properly come before the Annual Meeting, and any adjournments or postponements thereof.If no direction is given on a signed and returned proxy card with regard to any Proposal, the above-named proxies will vote FOR each of the nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4.To be completed, dated and signed belowCAuthorized Signatures — This section must be completed for your vote to be counted. — Date and Sign BelowPlease sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below.Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box.